As filed with the Securities and Exchange Commission on December 21, 2006.

An Exhibit List may be found on page II-7.

Registration No. 333-136878

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WENTWORTH ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-199600
(State of Incorporation)	(Primary standard Industrial Code No.)	(IRS Employer Identification No.)

	112 E. Oak Street Suite 200 Palestine, TX 75801 (903) 723-0395
(Address and telephone number of principal executive offices)

	John Punzo Wentworth Energy, Inc. 112 E. Oak Street Suite 200 Palestine, TX 75801 (903) 723-0395
(Name, address and telephone number of agent for service)

	Copies to:
John W. Stephenson, Jr., Esq. Troutman Sanders LLP 600 Peachtree St. Suite 5200 Atlanta, GA 30308 (404)-885-3000	James J. Wheaton, Esq. Troutman Sanders LLP 222 Central Park Ave. Suite 2000 Virginia Beach, VA 23462 (757)-687-7500	Christopher H. Dieterich, Esq. Dieterich & Associates 11300 West Olympic Blvd., Suite 800 Los Angeles, California 90064 (310)-312-6888

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value (2)	119,198,361		$1.00	(1)	$119,198,361	$12,754

Common stock, $.001 par value (3)	2,327,527		1.40	(1)	3,258,538	349

Common stock, $.001 par value (3)	400,000	(4)	5.00	(5)	2,000,000	214

Common stock, $.001 par value (3)	350,000	(4)	8.00	(5)	2,800,000	300

Total	122,275,888				$127,256,899	$13,616.49	(6)

(1)           Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on December 11, 2006, which was $1.00 per share.

(2)           Represents (a) 30,039,286 shares that are 130% of the total number of shares of our common stock issuable upon conversion of $32,350,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, if converted at $1.40 per share; (b) 81,106,072 shares that are 130% of the total number of shares of our common stock issuable upon exercise of Series A and Series B warrants issued to holders of our senior secured convertible notes in a private placement on July 25, 2006, if exercised at $1.40 per share; (c) 1,623,077 shares underlying our convertible debentures issued to Cornell Capital Partners, LP on January 17, 2006, to be issued upon conversion of outstanding convertible debentures and 684,615 previously converted into shares; (d) 1,500,000 shares issuable upon exercise of three sets of warrants (500,000 shares each) with exercise prices of $0.60, $0.80, and $1.00, respectively, issued to Cornell Capital Partners, LP in connection with the purchase of the convertible debentures on January 17, 2006; (e) 100,000 shares issued to Cornell Capital Partners, LP upon entry into the convertible debentures as a commitment fee; (f) 2,717,508 total shares and shares underlying warrants to purchase common stock issued to investors in a private placement in December 2005; (g) 49,231 shares issued, as well 25,000 shares underlying warrants issued, to Paul Bornstein as a professional services fee in connection with the issuance of our convertible debentures to Cornell Capital Partners LP on January 17, 2006; (h) 125,000 shares issued in a private placement to Prophetic Limited on June 20, 2006, plus 125,000 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith.  Also includes 357,143 shares issued in a private placement to Prophetic Limited on September 6, 2006, plus 746,429 shares underlying warrants issued in connection therewith. Under the terms of the private placement on July 25, 2006, we are obligated to register 130% of the total number of shares of our common stock issuable upon conversion of our senior secured convertible notes or exercise of our Series A and Series B warrants.

(3)           Represents shares and shares underlying warrants issued to brokerage firms and consultants associated with the July 25, 2006 placement of senior secured convertible notes.

(4)           Represents shares underlying warrants issued to a consultant associated with the acquisition of certain assets of the P.D.C. Ball Limited Partnership from Roboco Energy, Inc.

(5)           Calculated in accordance with Rule 457(g) at the price at which the warrants may be exercised.

(6)           Previously paid $19,806.

The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 21, 2006

PROSPECTUS

WENTWORTH ENERGY, INC.

Up to 122,275,888 Shares of Common Stock

We are registering up to 122,275,888 shares of common stock for sale on behalf of the existing holders of our senior secured convertible notes; convertible debentures; warrants to purchase our common stock; and certain other holders of our common stock more particularly described under the heading “Selling Stockholders.”  We will not receive any proceeds from this offering; however, we may receive proceeds from the exercise of warrants.  We will bear all costs associated with this registration other than certain of the Selling Stockholders’ legal or accounting costs or commissions.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol WNWG. The last reported sales price for our common stock on December 11, 2006, was $1.00 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.  RISK FACTORS ASSOCIATED WITH THESE SECURITIES CAN BE FOUND BEGINNING ON PAGE 4 IN THE SECTION TITLED “RISK FACTORS.”  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AND EXCHANGE COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the Selling Stockholders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Wentworth Energy, Inc. with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective or an exemption to registration becomes available. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is                        , 2006.

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. AS USED THROUGHOUT THIS PROSPECTUS, THE TERMS “WENTWORTH,” “WE,” “US,” AND “OUR” REFER TO WENTWORTH ENERGY, INC.

The Company

The Company was incorporated as a blank check company under the laws of Oklahoma on October 31, 2000. Effective on September 16, 2002, we acquired all of the shares of stock of FHW, Inc. an Oklahoma corporation (“FHW”), which provided consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance. We discontinued these operations during the fourth fiscal quarter of 2003 and remained inactive until February 23, 2005, when a new board of directors was appointed and we commenced operations as an oil and gas exploration company. On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

On March 22, 2005, we agreed to purchase Wentworth Oil & Gas, Inc., a Nevada corporation (“Wentworth Oil”), and during the second and third quarters of 2005, we issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by the issuance of an additional 36,000 of our shares.

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Oil Sands, Inc., “Redrock”), with Petromax Technologies LLC to develop technology to extract oil from the tar sands.  We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock and now own 2.5 million shares of Redrock, which is 23.5% of the issued and outstanding shares of common stock of Redrock.

We are an exploration and development company engaged in oil and gas exploration, drilling and development.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County, Leon County and Polk County, Texas.  Our strategy is to develop our current projects and to expand our operations by acquiring additional exploration opportunities.

Our executive offices are located at
112 E. Oak Street
Suite 200
Palestine, TX 75801
Our telephone number is (903) 723-0395

Recent Developments

On December 1, 2006, we sold our oil and gas leases for properties located in Archer County, Wichita County, Pecos County and McMullen County, Texas to Green Gold Incorporated for a purchase price of $300,000 in cash and a promissory note of $300,000 payable to the Company on or before May 1, 2007 (see “Management’s Discussion and Analysis of Financial Conditions and Results — Overview and Plan of Operations”).

On November 1, 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, “Marathon”) granting Marathon the right to explore and develop approximately 9,200 acres of the Company’s mineral property in Freestone County, Texas.  The agreements give Marathon the right to drill oil and gas wells and develop the property.  The Company retains a 21.5% royalty interest in any revenue generated from property located in zones below approximately 8,500 feet and a 23% royalty interest in any revenue generated from property located in zones above approximately 8,500 feet.  Under the Joint Operating Agreement, the Company also has a 50% working interest in production from any wells drilled on the property in the zones above approximately 8,500 feet.

The Offering

Common stock outstanding before offering	23,882,498 shares, as of December , 2006 (includes 196,500 shares issued upon exercise of stock options since September 30, 2006).

Common stock offered by Selling Stockholders	Up to 122,275,888 shares (includes 4,071,365 shares already issued and 118,204,523 unissued shares). See “Selling Stockholders.”

Common stock to be outstanding after the offering	Up to 142,087,021 shares

Use of proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will receive proceeds from the exercise of warrants outstanding if those warrants are exercised. In that case, we could receive a maximum of $98,044,483 if every warrant were exercised, which would be used for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a high degree of risk and our common stock should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under “Risk Factors” beginning on page 4 as well as other information in this document, before purchasing any of the common stock.

OTC Bulletin Board Trading Symbol

WNWG
There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our common stock. The number of shares being registered on this registration statement greatly exceeds the historic trading volume and the current number of shares outstanding and, as such, may depress the trading price of, or limit the market liquidity for, our securities. See “Risk Factors – The Influx of Shares of Our Common Stock Onto the Market May Adversely Affect the Trading Price of Our Common Stock and Affect the Liquidity of Our Stock.”

Summary Financial Information

The following tables present certain summary financial information for the Company and Barnico Drilling, Inc. (“Barnico”). The data should be read in conjunction with the historical financial statements, including the notes thereto, and other financial information concerning the Company and Barnico included in this Prospectus.

Wentworth Energy, Inc.

As of:	December 31, 2005	September 30, 2006
	(1)	(unaudited)

Total Assets	$492,275	$51,974,765
Liabilities	$649,653	$130,177,886
Stockholders’ Deficit	$(157,378)	$(78,203,121)
Net Book Deficit	$(157,378)	$(78,203,121)

For the period ended:	December 31, 2005	December 31, 2004	Nine months ended September 30, 2006
	(1)	(1)	(unaudited)

Revenue	$29,673	$—	$1,139,885
Gross profit (loss)	$(16,805)	$—	$(78,394)
Income (loss) for the period	$(2,499,574)	$(146,306)	$(100,296,152)
Income (loss) per share	$(0.23)	$(0.05)	$(5.58)

Barnico Drilling, Inc.

As of:	December 31, 2005	June 30, 2006
	(1)	(unaudited)

Total Assets	$1,223,746	$971,538
Liabilities	$1,160,417	$679,031
Stockholders’ Equity	$63,329	$292,507
Net Book Equity	$63,329	$292,507

For the period ended:	December 31, 2005	December 31, 2004	Six Months Ended June 30, 2006
	(1)	(1)	(unaudited)

Revenue	$7,543,471	$4,852,037	$3,134,753
Operating profit (loss)	$(126,514)	$76,091	$362,887
Income (loss) for the period	$(120,705)	$690,200	$292,178

(1) Amounts are derived from audited financial statements.

Plan of Distribution

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders.  The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares.  Sales of our common stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.  We will receive proceeds from the exercise of warrants outstanding if those warrants are exercised.  In that case, we could receive a maximum of $98,044,483 if every warrant is exercised, which would be used for working capital and general corporate purposes.  However, there is no guarantee that the warrants will be exercised or that we will receive any or all of those proceeds. The initial exercise prices of the warrants issued in connection with our senior secured convertible notes is $1.40 per share, subject to anti-dilution adjustments and a market price reset provision, and the exercise prices of our other warrants outstanding range from $0.60 to $8.00 per share.  The holders of the warrants are unlikely to exercise them unless the price of our common stock at or after the time the warrants become exercisable exceeds their respective exercise prices.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below include the material risks and uncertainties that we believe may adversely affect our business, operating results or financial condition. There may be additional risks or uncertainties not presently known to us or that we presently consider immaterial that may also adversely affect our company. Our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected by the following risks.

RISKS RELATED TO OUR BUSINESS

WE HAVE REPORTED LOSSES FROM OPERATIONS EVERY YEAR OF OUR OPERATING HISTORY, AND WE MAY NOT BE ABLE TO OPERATE AS A GOING CONCERN.

We have never generated profits from operations in any year. At December 31, 2005, our last full fiscal year, we had an accumulated deficit of $2,645,880.  This deficit had increased to $102,942,032 at September 30, 2006.  We will need to significantly increase our annual revenues to achieve profitability. We may not be able to do so. Even if we achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

As discussed in the accompanying financial statements, these factors raise doubt about our ability to continue as a going concern.  There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future performance depends on our ability to find and acquire oil and gas properties.

Our future performance depends upon our ability to find and acquire, oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves or generate revenues. No assurance can be given that we will be able to find, acquire or produce reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition, exploration and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of a lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation may materially exceed initial estimates.

We can provide no assurance that oil and gas will be discovered in commercial quantities in any of our present properties or in properties we may acquire the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which gas and oil reserves are ultimately discovered in commercial quantities.

Our business plan is subject to risks inherent in the oil and gas industry.

Our oil and gas interests are subject to the economic risks typically associated with exploration activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause exploration and development activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

WE WILL NOT BE ABLE TO DEVELOP OUR RESERVES OR MAKE ACQUISITIONS IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW OR RAISE CAPITAL.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. At September 30, 2006, the date of our most recent balance sheet, we had $6.5 million in cash on hand.  This is believed to be sufficient to meet our goals in connection with the oil and gas exploration interests that we have purchased until the end of 2007. In order to acquire additional business interests and meet our goals in connection with our oil and gas exploration interests beyond the end of 2007, we may have to raise additional funds. We may also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

We have obtained financing in the past but we can provide no assurance that we will be able to obtain additional required financing when needed.  Obtaining additional financing will be subject to the following factors:

—                                         market conditions;

—                                         investor assessment of the potential of our existing assets and assets we propose to acquire; and

—                                         investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

WE DO NOT CONTROL ALL OF OUR OPERATIONS.

We do not operate all of our properties and we rely upon the owners and operators of some oil and gas drilling equipment to drill and develop our prospects to production. Although we have developed relationships with a number of these operators, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.   We also have limited influence over the testing, drilling and production operations on those properties. Our lack of control could result in the following:

—                                         the operator might initiate exploration or production on a faster or slower pace than we prefer;

—                                         the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and

—                                         if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of those properties.

THE BUSINESS OF REDROCK IS BASED, IN PART, UPON AN UNPROVEN BITUMEN AND OIL EXTRACTION TECHNOLOGY, WHICH MAY BE COMMERCIALLY INEFFECTIVE AND REDUCE THE VALUE OF OUR INVESTMENT IN REDROCK.

The business model of Redrock (formerly Wentworth Oil Sands, Inc.), an entity in which we own 2.5 million shares representing a 23.5% interest (see “Business – Oil and Gas Interests – Asphalt Ridge Tar Sands”), involves the exploration for, and extraction of, bitumen and heavy oil from oil sands in the Asphalt Ridge Tar Sands project near Vernal, Utah.  Redrock is relying on its right to use technology developed and owned by TDI Technology, Inc. (“TDI”) to extract and process the bitumen in a cost-efficient manner, but TDI’s technology has not been used or tested for the commercial extraction of bitumen.  If the technology on which Redrock relies cannot achieve expected results in a cost-efficient manner, the business of Redrock may be adversely affected, and the value of our interest in Redrock may be diminished significantly.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLORATION PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploration and development plans are described in this prospectus. Whether we ultimately undertake an exploration project will depend on the following factors:

—                                         availability and cost of capital;

—                                         receipt of additional seismic data or the reprocessing of existing data;

—                                         current and projected oil or natural gas prices;

—                                         the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations on some of our properties;

—                                         success or failure of activities in similar areas;

—                                         changes in the estimates of the costs to complete the projects;

—                                         our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

—                                         decisions of our joint working interest owners and partners.

We will continue to gather data about our projects, and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. Our plans regarding our projects are subject to change.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE INSTRUMENTS GOVERNING OUR DEBT.

Our agreements with the Selling Stockholders who purchased our senior secured convertible notes and convertible debentures contain various covenants that limit our ability to:

—                                         pay dividends on our common stock, redeem or repurchase our common stock or other equity security;

•                                          issue our common stock or other equity securities;

•                                          incur additional indebtedness;

•                                          sell assets; and

•                                          issue any securities that rank equivalent or senior to the senior secured convertible notes that we issued to the Selling Stockholders.

Additionally, our agreements with the Selling Stockholders contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Additional debt we incur in the future may subject us to future covenants.

IF WE DEFAULT UNDER OUR DEBT INSTRUMENTS, OUR LENDERS WILL BE ENTITLED TO CONTROL THE COMPANY AND THE VALUE OF OUR COMMON STOCK MAY BE DECREASED.

Our failure to comply with covenants contained in our debt instruments, if any such default is not cured or waived, could result in acceleration of debt under those and other debt instruments that contain cross acceleration or cross-default provisions. Such acceleration could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and could adversely affect our financial condition. Upon a default or cross-default, the debt holders could also proceed against the collateral.

The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•      failure of the registration statement to be declared effective by the Commission by January 5, 2007 (pursuant to the Registration Rights Agreement) or the lapse or unavailability of the registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

•      suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

•      failure to issue shares upon conversion of the senior secured convertible notes for more than 10 business days after the relevant conversion date or notice from any holder of the senior secured convertible notes; and

•      failure to issue shares upon exercise of the warrants for more than three (3) trading days after the receipt of the exercise delivery documents from any holder of the warrants;

•      failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes; and

•      we are party to any “Fundamental Transactions” unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes (as described under “Senior Secured Convertible Note Financing”).

Other events of default under the senior secured convertible notes are discussed in this Prospectus under “Senior Secured Convertible Note Financing.”

After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default.

In the event of default, the exercise price of the warrants may also be recalculated based upon the market price for shares of our common stock.

The convertible debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•      failure of the registration statement to be declared effective by the Commission by January 5, 2007 (pursuant to the Investor Registration Rights Agreement);

•      suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days;

•      failure to make payment of the principal amount of, or interest on or other charges in respect to the convertible debentures when due and payable;

•      failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes;

•      failure to deliver shares of our common stock prior to the fifth (5th) trading day after a conversion date;

•      failure to deliver the payment in cash pursuant to a “Buy-In” (as described under “Convertible Debenture Financing”) within three (3) days after notice is delivered; and

•      we are party to any “Change of Control Transaction” (as described under “Convertible Debenture Financing”).

Other events of default under the convertible debentures are discussed in this Prospectus under “Convertible Debenture Financing.”

After the occurrence of an event of default, the holders of the convertible debentures have the right to require us to redeem the full principal amount of the convertible debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash or, at the request of the holders of the convertible debentures, in payment of common stock. However, under the Intercreditor and Subordination Agreement, the holders of the convertible debentures may not receive any proceeds from enforcing their remedies under the convertible debentures until all of the obligations owing to the senior secured convertible noteholders have been paid in full.

Even if we are able to comply with all of the applicable covenants, the restrictions in the debt instruments on our ability to manage our business could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

WE WILL INCUR EXPENSES IN CONNECTION WITH THIS REGISTRATION AND WE HAVE CERTAIN INDEMNIFICATION OBLIGATIONS REGARDING MISSTATEMENTS OR OMISSIONS IN THIS REGISTRATION STATEMENT.

We are required to pay the fees and expenses incurred by us incident to the registration of the shares under the registration statement including the legal and accounting costs of certain of our Selling Stockholders.  We have also agreed to indemnify certain of the Selling Stockholders against losses, claims, damages and liabilities arising out of or relating to any misstatements or omissions in our registration statement and related prospectuses, including liabilities under the Securities Act.  In the event such a claim is made in the future, such losses, claims, damages and liabilities arising therefrom could be significant in relation to our revenues.

IF WE FAIL TO COMPLY WITH OUR OBLIGATIONS UNDER TWO REGISTRATION RIGHTS AGREEMENTS AMONG US AND THE PURCHASERS OF OUR SENIOR SECURED CONVERTIBLE NOTES AND HOLDERS OF OUR CONVERTIBLE DEBENTURES, WE MAY BE REQUIRED TO PAY LIQUIDATED DAMAGES TO THE SECURITYHOLDERS.

In connection with the private placement of our senior secured convertible notes and warrants, we are required to file a registration statement for the resale of a number of shares of common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the accompanying warrants.  Our convertible debentures issued to Cornell Capital Partners, LP require that the registration statement also provide for the resale of at least 2,307,692 shares of common stock remaining to be issued upon conversion of the convertible debentures, 1,500,000 warrant shares and 100,000 commitment fee shares.  According to the Registration Rights Agreement, the registration statement was required to have been declared effective by the Commission by November 7, 2006, and remain effective and available for use until earlier of the date the investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) or the date all of those securities have been sold pursuant to the registration statement. In a waiver dated November 7, 2006, the investors extended the deadline for declaration of effectiveness to January 5, 2007, or 165 days after the issuance of the senior secured convertible notes.  If we fail to meet the deadline for the effectiveness of the registration statement or, subject to certain “grace periods” of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the senior secured convertible notes and warrants on the date of such failure and on every 30th day thereafter until such failure is cured. Any liquidated damages will begin accruing from the date of the issuance of the senior secured convertible notes.

With respect to the convertible debentures, if we fail to meet the deadline for the effectiveness of the registration statement (which is now the same deadline that applies to the holders of the senior secured convertible notes) or if the registration is unavailable after it becomes effective, we are required to pay, either in cash or common stock, liquidated damages of 2 percent of the liquidated value of the convertible debentures within three business days of such failure and every 30-day period thereafter until such failure is cured. Any liquidated damages begin accruing on the date of any such failure.

If our independent contractors are characterized as employees, we would be subject to employment and withholding liabilities, past taxes and penalties.

We structure many of our relationships with our consulting services providers in a manner that we believe results in an independent contractor relationship as opposed to an employer/employee relationship. Although we believe that these providers are properly characterized as independent contractors, tax or other regulatory authorities may in the future challenge our characterization of these relationships. If such regulatory authorities or state, federal or foreign courts were to determine that our service providers (or, for entities, their owners or principals) are employees and not independent contractors, we would be required to withhold income taxes, to withhold and pay social security, Medicare and similar taxes and to pay unemployment and other related payroll taxes. We would also be liable for unpaid taxes that would have been incurred had the service providers been property characterized as employees and subject to penalties. As a result, any determination that our service providers or their owners or principals are our employees could materially harm our business and operating results.

OUR MANAGEMENT’S LACK OF TECHNICAL TRAINING AND EXPERIENCE IN THE OIL AND GAS INDUSTRY COULD IMPAIR OUR ABILITY TO ACHIEVE FAVORABLE OPERATING RESULTS.

Some members of our management team have little formal technical training in, and have limited experience in, the oil and gas industry, and, as such, there can be no assurance that our management will be able to effectively operate the business.  Failure to achieve our operations objectives will hinder our annual revenues.  Failure to significantly increase our annual revenues to achieve profitability would have an adverse impact on us.

Our agreement with Panterra Capital Inc. may give rise to a conflict of interest between the Company and our Chief Executive Officer, Chairman and director John Punzo due to his ownership of Panterra Capital Inc.

We have entered into a five year management agreement with Panterra Capital Inc., (“Panterra”) a private company the sole shareholder of which is John Punzo, our Chief Executive Officer, Chairman and a director. This agreement provides for a monthly fee of $13,700 ($164,400 annually); the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year; and upon termination of the agreement by us, a severance payment equal to $164,400, representing 12 months of fees.  Because Panterra is owned solely by Mr. Punzo, there is a potential conflict of interest with respect to the enforcement of the agreement and with respect to our terminating the agreement, in which case we may have to pay $164,400 to Mr. Punzo.

RISKS RELATED TO OUR INDUSTRY

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

OIL AND NATURAL GAS PRICES ARE VOLATILE, AND LOW PRICES COULD REDUCE OUR REVENUE AND THE VALUE OF OUR COMMON STOCK.

Fluctuations in the prices of oil and natural gas will affect the following aspects of our business:

—                                         revenues, cash flow and earnings;

—                                         ability to attract capital to finance our operations;

—                                         cost of capital; and

—                                         the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

THE ACTUAL QUANTITIES AND PRESENT VALUE OF OUR PROVED RESERVES MAY PROVE TO BE LOWER THAN WE HAVE ESTIMATED.

Any material inaccuracies in our reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.  “Proved reserves” are those estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing operating and economic conditions. However, even though we are reasonably certain of recovering proved reserves, all estimates of oil and natural gas reserves involve some degree of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding:

—                                         geological characteristics of the reservoir structure;

—                                         reservoir fluid properties;

—                                         the size and boundaries of the drainage area; and

—                                         reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves often differ to some degree from estimates.

Estimates of oil and natural gas reserves also require the following assumptions relating to operating conditions and economic factors:

—                                         the price at which recovered oil and natural gas can be sold;

—                                         the costs associated with recovering oil and natural gas;

—                                         the prevailing environmental conditions associated with drilling and production sites;

—                                         the availability of enhanced recovery techniques;

—                                         the ability to transport oil and natural gas to markets; and

—                                         taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times may vary substantially.

DRILLING AND OTHER CAPITAL ACTIVITIES ARE SUBJECT TO MANY RISKS AND ANY INTERRUPTION OR LACK OF SUCCESS IN OUR DRILLING ACTIVITIES WILL DIMINISH OIL AND GAS PRODUCTION.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive and we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well work over and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of the following factors, some of which are beyond our control:

—                                         adverse weather conditions;

—                                         compliance with governmental regulations; and

—                                         mechanical difficulties or shortages or delays in the delivery of equipment and services.

OPERATING HAZARDS AND UNINSURED RISKS MAY RESULT IN A SHUTDOWN OR SLOWDOWN OF OUR OPERATIONS.

The following are operating hazards in drilling for and producing oil and natural gas:

—                                         encountering unexpected formations or pressures that could cause damage to equipment or personal injury;

—                                         blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;

—                                         equipment failures that curtail or stop production; and

—                                         bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL AND OTHER GOVERNMENT LAWS AND REGULATIONS IN ALL JURISDICTIONS IN WHICH WE OPERATE, AND COMPLIANCE WITH SUCH REGULATIONS COULD CAUSE US TO INCUR SIGNIFICANT COSTS.

Our operations are governed by numerous U.S. laws and regulations at the state and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may:

—                                         require that we obtain permits before commencing drilling;

—                                         restrict the substances that can be released into the environment in connection with drilling and production activities;

—                                         limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

—                                         require that reclamation measures be taken to prevent pollution from former operations;

—                                         require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

—                                         require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not have insurance coverage relating to liability for environmental damage because we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

Changes in the environmental laws and regulations in the future could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations. The costs of complying with environmental laws and regulations in the future may require us to cease production on properties.

ESSENTIAL EQUIPMENT MIGHT NOT BE AVAILABLE

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Through the Barnico acquisition, we have acquired access to drilling equipment for use in our oil and natural gas exploitation and development activities.  However, we may need additional drilling equipment for increased activities in the future.  Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

RISKS RELATED TO OUR CAPITAL STRUCTURE

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of December 8, 2006, in the aggregate, approximately 10,325,126 shares of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

We do not have a written stock option plan in place, which may create potential conflicts of interest for our management and may dilute or diMINISH the value of our common stock.

The options to purchase common stock that are outstanding or that may be issued in the future are not and may not be issued in accordance with a comprehensive written option plan.  Management presents proposed grants of stock options to our Board of Directors for approval, and the terms of the options we grant are contracted between each recipient and the Company on a case-by-case basis.  Therefore, our board may issue options on terms and in amounts not yet determined.  These circumstances may create a conflict of interest with respect stock option recipients serving on the board.  Furthermore, if more stock options are granted, the eventual exercise of those options will dilute the holdings of the current stockholders, and significant sales of stock issued upon the exercise of options could have a negative effect on our stock price.

THE INFLUX OF ADDITIONAL SHARES OF OUR COMMON STOCK ONTO THE MARKET MAY CREATE DOWNWARD PRESSURE ON THE TRADING PRICE OF OUR COMMON STOCK AND ADVERSELY AFFECT THE LIQUIDITY OF OUR STOCK.

The initial sale or secondary resale of substantial amounts of our common stock in the public markets could have an adverse effect on the market price of our common stock and make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or for holders of our common stock to have liquidity in their investment. This prospectus covers the resale of approximately 122.3 million shares of our common stock, including approximately 118.2 million shares that may be issued in the future upon the conversion or redemption of, or the payment of the principal of, or interest on, our recently issued senior secured convertible notes, upon the exercise of outstanding common stock purchase warrants granted in conjunction with the senior secured convertible notes, upon the conversion of our convertible debentures issued earlier this year and upon the exercise of outstanding common stock purchase warrants issued in conjunction with the convertible debentures. In connection with registering those shares, the Company recently increased the number of shares of its capital stock to 300,000,000 shares of common stock and 2,000,000 shares of preferred stock.  Due to the significance of the number of shares authorized and being registered, as compared to our current 23,882,498 outstanding shares, the entry of those shares into the public market, or the mere expectation of the entry of those shares into the market, could depress the market price and adversely affect liquidity of our common stock and could impair our ability to obtain capital through securities offerings or the ability of investors to sell shares at a favorable price or at all.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The number of shares of common stock issuable upon conversion of our senior secured convertible notes and convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our senior secured convertible notes and convertible debentures is essentially limitless if the trading price per common share declines towards zero as the notes and debentures are convertible into common stock is based on the trading price per common share of our company.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE

SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK

The senior secured convertible notes are convertible into common stock at any time by dividing the dollar amount being converted by $1.40.  During the nine months immediately following the date the registration statment is declared effective by the Commission, the holders of the senior secured convertible notes may, upon delivery of written notice to the Company, adjust the conversion price to a then-current market price.  Further, the senior secured convertible notes require that we pay monthly installments amounts which may be paid in shares of common stock valued at the lower of $1.40 or 80% of the lowest volume weighted average price of the Company’s common stock for the five (5) trading days immediately preceding the conversion date as quoted by Bloomberg, LP, limited to 25% of the 20-day trading volume of the previous month (see “Senior Convertible Note Financing-Repayment of Principal and Redemption”). The interest on the senior secured convertible notes accrues on the outstanding principal balance at a rate of 9.15% per year. The convertible debentures are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $0.65 or 85% of the lowest volume weighted average price of the Company’s common stock for the fifteen (15) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The interest on the convertible debentures accrues on the outstanding principal balance at a rate of 10% per year. Each holder of the senior secured convertible notes and the convertible debentures may only convert up to 4.99% of the then-issued and outstanding shares of the Company on the conversion date. The significant downward pressure on the price of the common stock as a Selling Stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. A Selling Stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of senior secured convertible notes or convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE HOLDERS OF THE SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES MAY CONVERT THE NOTES AND DEBENTURES INTO SHARES OF OUR COMMON STOCK, WHICH MAY CAUSE DILUTION OF THE SHARES OF COMMON STOCK HELD BY THEN-EXISTING INVESTORS.

The conversion of the senior secured convertible notes and convertible debentures into common stock will result in dilution to the interests of current holders of our common stock, since the number of shares held by current stockholders will then represent a smaller percentage of all outstanding shares of common stock and the equity received from the conversion of the convertible notes and warrants will be less than the current value of the common stock. In addition, significant dilution of current stockholders’ common stock may depress the market value and price for such shares.

The convertible debentures have a term of three years, accrue interest at 10% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to eighty-five percent (85%) of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see “Convertible Debenture Financing”).  By way of example, assuming conversion of the debentures took place on December 8, 2006, at which time there were 23,882,498 shares outstanding, if the holders of the convertible debentures converted at the base fixed conversion price of $0.65, the 1,623,077 shares of common stock issuable upon such conversion would represent 6.4% of the common stock outstanding after conversion.  If, however, 85% of the lowest volume weighted average price of the common stock during the 15 trading days immediately preceding the date of conversion was below $0.65, the shares of common stock issuable would be greater, representing an even greater percentage of our common stock outstanding after conversion.

The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of approximately $1.40 per share, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or be come obligated to issue any common stock (see “Senior Secured Convertible Note Financing”).  Assuming again that conversion of the senior secured convertible notes took place on December 8, 2006, at which time there were 23,882,498 shares were outstanding, the following table sets forth the number of shares issuable on conversion and the percentage of our outstanding common stock that those shares would represent after conversion at the base fixed conversion price of $1.40 and reduced conversion prices of $1.20, $1.00, $0.80, $0.65 and $0.50.

Conversion Price	Number of Shares Issuable on Conversion of Senior Secured Convertible Notes	Percentage of Issued and Outstanding
$ 1.40	23,107,143	49.1
$ 1.20	26,958,333	53.1
$ 1.00	32,350,000	57.5
$ 0.80	40,437,500	62.9
$ 0.65	49,769,231	67.6
$ 0.50	64,700,000	73.0

Certain terms of our senior secured convertible notes and convertible debentures could prevent or deter a third party from acquiring us or other similar transactions even where the acquisition or other transaction could be beneficial to you.

We cannot enter into or be party to any “Fundamental Transaction” or any “Change of Control” (as defined in the senior secured convertible notes and convertible debentures, respectively) unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes without triggering redemption provisions allowing conversion of the notes for a price of 120% or more of the principal amount of the senior secured convertible notes. These transactions include (i) mergers, (ii) dispositions of all or substantially all of our assets, (iii) purchases, tender or exchange offers by third parties, (iv) transactions whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company; and (v) reorganizations, recapitalizations or reclassifications of our common stock.  Even if such a transaction would be beneficial to the Company or its shareholders, these restrictions and triggers may prevent or deter our board of directors or a third party from pursuing it.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY.

Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume. Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•                                          that a broker or dealer approve a person’s account for transactions in penny stocks; and

•                                          the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•                                          obtain financial information and investment experience objectives of the person; and

•                                          make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•                                          sets forth the basis on which the broker or dealer made the suitability determination; and

•                                          that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our or our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms by other comparable terminology.

These forward-looking statements may include, among other things, statements relating to the following matters:

• the level of oil and gas reserves that can be extracted at any of our properties;

• our ability to extract reserves at commercially attractive prices;

• the likelihood that our management team will increase our profile in the industry and create new acquisition and development opportunities for us; and

• our ability to compete against companies with much greater resources than we have.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus.  We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised by cash exercise.  In that case, we could receive a maximum of $98,044,483, which would be used for working capital and general corporate purposes. However, there is no guarantee that the warrants will be exercised or that we will receive any or all of those proceeds. The holders of the warrants are unlikely to exercise them unless the price of our common stock at or after the time the warrants become exercisable exceeds their respective exercise prices (see “Plan of Distribution”).

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are, in large part, issuable upon conversion of the convertible debentures and the senior secured convertible notes and upon exercise of the accompanying warrants.  For additional information regarding the issuance of those convertible notes and warrants, see “Senior Secured Convertible Note Financing” and “Convertible Debenture Financing” below.  We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, as of December 8, 2006 assuming conversion of all convertible notes and debentures and exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercise.  The third column lists the shares of common stock being offered by this prospectus by each Selling Stockholder.

On January 12, 2006, we entered into a series of agreements to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures and 3 sets of warrants to purchase a total of 1,500,000 shares of common stock (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively.  The closing price of our common stock on January 12, 2006 was $0.58.  The convertible debentures have a term of three years, accrue interest at 10% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to eighty-five percent (85%) of the lowest volume weighted average price of our common stock for the fifteen (15) trading days immediately preceding the conversion date, as quoted by Bloomberg, LP.

On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants to purchase 46,214,287 shares of our common stock. The closing price of our common stock on July 25, 2006 was $2.10.   The senior secured convertible notes bear interest at the rate of 9.15% per annum, which rate is increased to 15% upon the occurrence of an event of default.  The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $1.40 per share, subject to anti-dilution adjustments that may reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock.  The related Series A warrants entitle the holders thereof to purchase up to an aggregate of 46,214,287 shares of our common stock for a period of five years, at an initial exercise price of $1.40 per share, but the exercise prices of the Series A warrants and the number of shares issuable upon exercise of the Series A warrants are also subject to anti-dilution adjustments just as the conversion price of the senior secured convertible notes. In the event we choose to exercise our mandatory conversion right under the senior secured convertible notes, the related Series B warrants entitle the holders to purchase up to an aggregate of 16,175,000 shares of our common stock for a period of five years, at an initial exercise price of $1.40 per share, but the exercise prices of the Series B warrants are also subject to anti-dilution adjustments just as the Series A warrants. The number of Series B warrants that will become exercisable is based upon the number of shares of our common stock underlying the mandatory conversion of our senior secured convertible notes (see “Senior Secured Convertible Note Financing – Conversion”).

In accordance with the terms of the Registration Rights Agreement among the Company and the Selling Stockholders owning senior secured convertible notes, this Prospectus includes the resale of 130% of the sum of our common stock issuable (a) upon conversion of the senior secured convertible notes, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued, assuming an initial exercise price of $1.40 per share.  Under the terms of the senior secured convertible notes, convertible debentures and warrants, the conversion price of the senior secured convertible notes and the convertible debentures and the exercise price of the warrants may be adjusted and the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus (See “Convertible Debenture Financing” and “Senior Secured Convertible Note Financing”). For instance, the conversion price of the senior secured convertible notes could be adjusted downward to such an extent that the holders of such senior secured convertible notes would be entitled to receive upon conversion an amount of shares greater than 130% of what they would have been entitled to if they had converted on the basis of the $1.40 conversion or exercise price.  If the number of shares covered under this registration statement becomes insufficient to cover all of a senior secured convertible noteholders’ allocated portion of the securities that must be registered under the Registration Rights Agreement, we will need to either amend this registration statement or file a new registration statement to register the additional shares.

Under the terms of the senior secured convertible notes, convertible debentures and warrants, a Selling Stockholder may not convert the senior secured convertible notes or convertible debentures or exercise the warrants if following such conversion or exercise the Selling Stockholder, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares of common stock (not counting the shares issuable upon conversion of the debentures, notes and warrants remaining to be converted or exercised). As a result, such holders are not part of the table under the heading “Beneficial Security Ownership of Management and Certain Beneficial Owners”.  Upon the occurrence of an event of default under the convertible debenture, or if waived in writing by us, the holders of the convertible debentures will not be subject to the 4.99% conversion limitation.

However, the number of shares in the second column of the table below lists the maximum number of shares registered on behalf of each Selling Shareholder, without regard to this 4.99% limitation on the shares that could actually be held at any time. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Selling Stockholder(21)	Common Shares Beneficially Owned Prior to Offering		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold
					# of Shares	% of Class

Castlerigg Master Investments Ltd.	68,714,286	(1)(7)	68,714,286	(1)(7)	0	*

Cornell Capital Partners, LP	25,767,857	(2)(7)	25,767,857	(2)(7)	0	*

Highbridge International, LLC	8,589,286	(3)(7)	8,589,286	(3)(7)	0	*

CAMOFI Master LDC	5,153,572	(4)(7)	5,153,572	(4)(7)	0	*

GunnAllen Financial, Inc.	1,546,071	(5)(7)	1,546,071	(5)(7)	0	*

Sam Del Presto	1,374,286	(6)(7)	1,374,286	(6)(7)	0	*

Bentley Corporation	414,000	(8)	414,000	(8)	0	*

Bradley Johnson	20,000	(8)	20,000	(8)	0	*

Coach Capital LLC	1,167,048	(8)	1,167,048	(8)	0	*

Kelburn Corporation	800,000	(8)	800,000	(8)	0	*

Will Kells	22,000	(8)	22,000	(8)	0	*

Dick Leung	20,000	(8)	20,000	(8)	0	*

James O’Callaghan	92,460	(8)	92,460	(8)	0	*

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering (1)		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold(2)
					# of Shares	% of Class

Steve Sanders	40,000	(8)	40,000	(8)	0	*

Ravdeep Sidhu	20,000	(8)	20,000	(8)	0	*

Kevin Spence	20,000	(8)	20,000	(8)	0	*

Karen M. Thiessen	82,000	(8)	82,000	(8)	0	*

Michael Yannacopoulos	20,000	(8)	20,000	(8)	0	*

Cornell Capital Partners, LP	2,307,692	(9)(10)	2,307,692	(9)(10)	0	*

Cornell Capital Partners, LP	1,500,000	(11)	1,500,000	(11)	0	*

Cornell Capital Partners, LP	100,000	(12)	100,000	(12)	0	*

Paul Bornstein	74,231	(13)	74,231	(13)	0	*

GunnAllen Financial, Inc.	1,071,429	(14)	1,071,429	(14)	0	*

Sam Del Presto	400,000	(15)	400,000	(15)	0	*

Cole Business Development LLC	380,000	(16)	380,000	(16)	0	*

KM Ward Inc.	350,000	(16)	350,000	(16)	0	*

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering (1)		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold(2)
					# of Shares	% of Class

Marc Lederer warrant shares	20,000	(16)	20,000	(16)	0	*

Ehrenkrantz King Nussbaum, Inc. in trust for MFN LLC	650,000	(17)	650,000	(17)	0	*

John F. O’Brien	103,049	(18)	103,049	(18)	0	*

Robert S. Nathan	103,049	(19)	103,049	(19)	0	*

Prophetic Limited	1,353,572	(20)	1,353,572	(20)	0	*

Totals	122,275,888		122,275,888		0	*

*              Less than 1%

(1)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $20,000,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments. Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investment Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg. Sandell Asset Management Corp. and Thomas E. Sandell, its sole shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

(2)           Represents 130% of the shares of our common stock issuable (a) upon conversion of $7,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(3)           Represents 130% of the shares of our common stock issuable (a) upon conversion of $2,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.  Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment direction over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(4)           Represents 130% of the shares of our common stock issuable (a) upon conversion of $1,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(5)           Represents 130% of the shares of our common stock issuable (a) upon conversion of $450,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(6)           Represents 130% of the shares of our common stock issuable (a) upon conversion of $400,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(7)           On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10.

(8)           Includes shares and shares underlying warrants issued on December 30, 2005 by way of private placement at a price of $0.50 per equity unit.  Each unit consisted of one share of our common stock and one warrant.  Each warrant, in turn, entitles the holder to purchase one additional share of our common stock at a price of $1.00 per share until December 30, 2008.

(9)           Represents shares underlying our convertible debentures issued to Cornell Capital Partners, LP on January 12, 2006; 1,623,077 to be issued upon conversion of outstanding convertible debentures and 684,615 previously converted into shares.

(10)         On January 12, 2006, we entered into a series of agreements, set forth in a filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively.  The closing price of our common stock on January 12, 2006 was $0.58.

(11)         Represents shares of common stock issuable upon exercise of warrants issued to Cornell Capital Partners, LP in connection with the purchase of the convertible debentures on January 12, 2006 (the exercise price for the three sets of 500,000-share warrants are $0.60, $0.80 and $1.00, respectively).

(12)         Represents shares issued to Cornell Capital Partners, LP upon entry into the convertible debentures as a commitment fee.

(13)         Includes 49,231 shares issued, as well as 25,000 shares underlying warrants issued, to Paul Bornstein as a professional services fee pursuant to an agreement in November 2005 in connection with the issuance of our convertible debentures to the Cornell Capital Partners, LP on January 12, 2006. Under this agreement, Mr. Bornstein facilitated the investment by Cornell Capital Partners, LP and we agreed to pay Mr. Bornstein fees of $7,000 in cash, issued 49,231 shares of our common stock at a price of $0.65 per share, and issued warrants to purchase an additional 25,000 shares of our common stock at a price of $0.65 per share until January 12, 2008.  Mr. Bornstein is not registered with the NASD as a broker-dealer.

(14)         Represents shares underlying warrants issued pursuant to an investment banking agreement dated April 7, 2006 between GunnAllen Financial, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under this agreement, GunnAllen Financial, Inc. provided financing advisory and strategic planning services in exchange for a commission of $495,000 in cash, $450,000 of senior secured convertible notes in lieu of cash commissions, 642,857 Series A warrants, 225,000 Series B warrants, and 1,071,429 other warrants to purchase shares of our common stock at a price of $1.40 per share until July 25, 2011.  GunnAllen Financial, Inc. is registered with the NASD as a broker-dealer.

(15)         Represents shares underlying warrants issued pursuant to a consulting letter agreement dated April 12, 2006, as amended, between Sam Del Presto and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under this agreement, Mr. Del Presto provided consulting services relating to financing under the senior secured convertible notes.  In exchange, we paid Mr. Del Presto a fee of $250,000 in cash, $400,000 of senior secured convertible notes, 571,429 Series A warrants, 200,000 Series B warrants, and 400,000 other warrants to purchase shares of our common stock at a price of $1.40 per share until July 25, 2011.  Mr. Del Presto is not registered with the NASD as a broker-dealer.

(16)         Represents shares underlying warrants issued pursuant to a professional services agreement dated June 7, 2006 between Cole Business Development LLC and the Company in connection with the July 25, 2006 placement of senior secured convertible notes, our July 26, 2006 purchase of 100% of the issued and outstanding shares of Barnico Drilling, Inc., and our July 26, 2006 purchase of 90% of the P.D.C. Ball Limited Partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons from Roboco Energy, Inc.  Under this agreement, Cole Business Development LLC assisted us in locating the P.D.C. Ball Limited Partnership mineral rights and Barnico Drilling, Inc. and sources of financing for this acquisition.  In exchange, we paid Cole Business Development LLC $75,000 in cash, issued 175,000 shares of our common stock at a price of $2.18 per share, issued warrants to purchase 210,000 and 170,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011; issued KM Ward Inc. 75,000 shares of our common stock at a price of $2.18 per share, warrants to purchase 180,000 and 170,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011; and issued Marc Lederer warrants to purchase 10,000 and 10,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011. None of Cole Business Development LLC, KM Ward Inc. or Marc Lederer are registered with the NASD as broker-dealers.

(17)         Represents shares underlying warrants issued pursuant to a placement agent agreement dated April 5, 2006 between Ehrenkrantz King Nussbaum, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under this agreement, Ehrenkrantz King Nussbaum, Inc. acted as our agent in arranging the placement of the senior secured convertible notes.  In exchange, we paid commissions to Ehrenkrantz King Nussbaum, Inc. of $1,000,000 in cash; granted Ehrenkrantz King Nussbaum, Inc. in trust for MFN LLC warrants to purchase 650,000 shares of our common stock at a price of $1.40 per share until July 25, 2011; and issued to two Ehrenkrantz King Nussbaum, Inc. officers, Robert S. Nathan and John F. O’Brien, warrants to each purchase 325,000 shares of our common stock at a price of $1.40 per share until July 25, 2011.  Ehrenkrantz King Nussbaum, Inc. is registered with the NASD as a broker-dealer.

(18)         Issued September 11, 2006 upon the cashless exercise of 325,000 warrants originally granted to Ehrenkrantz King Nussbaum, Inc. in trust for John F. O’Brien.

(19)         Issued September 11, 2006 upon the cashless exercise of 325,000 warrants originally granted to Ehrenkrantz King Nussbaum, Inc. in trust for Robert S. Nathan.

(20)         Includes 125,000 shares issued in a private placement to Prophetic Limited at $4.00 per share on June 20, 2006, plus 125,000 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith, with the warrants exercisable at a price of $4.00 per share until June 20, 2011.  Proceeds from the private placement totaled $500,000.  Also includes 357,143 shares issued in a second private placement to Prophetic Limited at $1.40 per share completed on September 6, 2006, plus 746,429 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith, with those warrants exercisable at a price of $1.40 per share until July 21, 2011.  Proceeds from the second private placement totaled $500,000.

(21)         Unless indicated otherwise, none of the Selling Shareholders are registered with the NASD as broker-dealers or otherwise.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the senior secured convertible notes and convertible debentures and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the senior secured convertible notes, convertible debentures and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  through an exchange distribution in accordance with the rules of the applicable exchange;

•                  in privately negotiated transactions;

•                  through short sales;

•                  through sales pursuant to Rule 144;

•                  in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•                  through a combination of any such methods of sale; and

•                  by any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Each new holder will be separately subject to the 4.99% ownership limitation, which could further affect the market for our common stock by increasing the number of shares available for sale in the market at any one time. The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be, and selling shareholders Ehrenkrantz King Nussbaum, Inc. and GunnAllen Financial, Inc. are, “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be more than $500,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or other agreements, pursuant to which their shares have been registered, and those Selling Stockholders may be entitled to contribution. We may be indemnified by certain of the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Commencing January 4, 2006, our common stock has been quoted on the OTC Bulletin Board under the symbol “WNWG” Prior to that, our common stock first began quotation on the Pink Sheets on June 24, 2004.  The following tables set forth the high and low bid information for our common stock for each quarter within the last fiscal year and first three quarters of 2006.

Quarter Ended	High Bid Price		Low Bid Price
September 30, 2004	N/A	(1)	N/A	(1)

December 31, 2004	N/A	(1)	N/A	(1)

March 31, 2005	$0.06		$0.05

June 30, 2005	$2.00		$1.95

September 30, 2005	$2.00		$0.50

December 31, 2005	$1.33		$0.50

March 31, 2006	$4.99		$0.51

June 30, 2006	$5.58		$1.80

September 30, 2006	$2.70		$0.83

(1)  There were no trades in shares of our common stock during the third and fourth quarters of 2004.

Holders

As of December 8, 2006, we had 126 stockholders of record, and an unknown number of additional holders whose stock is held in “street name.”

Dividends

No dividends have been declared or paid on our securities, and we do not anticipate that any dividends will be declared or paid in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans and Individual Compensation Arrangements

The following table shows information as of December 31, 2005 with respect to each equity compensation plan and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by securities holders	Nil	Nil	n/a
Equity compensation plans not approved by security holders	8,335,000	$0.41	n/a
Total	8,335,000	$0.41	n/a

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2006:

You should read this table with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and the financial statements and the related notes.

September 30, 2006
(unaudited)

Stockholders’ equity (deficit)
Common stock, $.001 par value, 302,000,000 shares authorized, 23,685,998 shares issued and 18,572,757 shares outstanding	$23,686
Additional paid-in capital	24,715,225
Accumulated deficit	$(102,942,032)
Total stockholders’ equity (deficit)	$(78,203,121)

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview and Plan of Operations

We are engaged in oil and gas exploration, drilling and development.  In 2005, we began to acquire oil and gas interests, and our material holdings now include interests in Anderson County, Freestone County, Jones County and Polk County, Texas.  Our strategy is to limit our capital outlays by deploying our drilling assets to develop shallow wells on our properties, and to generate royalty income without significant capital expenditures by leasing deeper zones of our properties in exchange for royalty interests.  We had no oil and gas operations before 2005.

Our July 2006 purchase of a 90% interest in the mineral rights owned by Roboco Energy, Inc. (“Roboco”) covering 27,557 gross acres (22,682 net acres) in Anderson County, Freestone County and Jones County in East Texas, and Barnico Drilling, Inc. (“Barnico”) and related sale of $32.4 million of senior secured convertible notes marked a significant change in how we plan to operate our business.  Previously, our strategy was to acquire small well re-entry and well remediation prospects and rely on third-party drilling contractors.  However, we now intend to focus our drilling efforts on our Anderson County, Freestone County and Jones County property for at least the next 10 years, using the drilling rigs of Barnico.

We used $22.7 million of the proceeds from the issuance of our senior secured convertible notes to complete our purchase of the Anderson County, Freestone County and Jones County property and Barnico.  We expect to incur $5.6 to $5.8 million of costs to develop this property and to complete our Polk County well prior to the end of 2007.  We do not anticipate that we will require additional equity or debt financing before the end of 2007.  Although we do not expect to purchase significant additional equipment or properties, we will investigate opportunities that may arise.

We and our majority-owned subsidiaries have a staff of about 20 key employees, all of whom are full-time, increasing to 40 employees during peak drilling times.

Barnico is an East Texas-based drilling contractor with two drilling rigs.  Because of the increase in oil and gas prices over the last several years, there has been a significant increase in drilling activity, resulting in a high demand for drilling contractors.  We believe that this demand has caused shortages in available drilling rigs and a significant increase in contract rates for drilling services. This acquisition will help us control our drilling costs, and meet our drilling schedule.  Before the acquisition, Barnico provided its services to third parties, but we intend to use Barnico’s drilling assets to develop our holdings where possible.  However, to the extent we are unable to fully utilize both of Barnico’s drilling rigs, we intend to contract Barnico’s drilling services to third parties in order to offset some of our overhead costs.  It is not our intention to continue offering contract drilling services to third parties in the long term.  As the results from our drilling program provide more information concerning the geological structure of our property, we expect to identify more drilling targets on which to deploy Barnico’s drilling rigs.  This, in turn, will permit us to employ both rigs on our property concurrently.  As a result, while drilling activity is expected to increase on our property, contract drilling revenue is not expected to provide a stable or long-term source of revenue, and we expect contract drilling revenue to cease by the end of 2007.

We believe significant opportunities are available to us given the experience of our management team, the properties we have acquired, the acquisition of Barnico and continued strength in the price of oil and gas.  During 2006, we have made significant progress in pursuing our oil and gas exploration and development strategy, as highlighted by the following.

•      Acquisition of Exploration Properties

On July 26, 2006, simultaneously with our acquisition of Barnico, we completed the purchase of mineral rights covering 27,557 gross acres (22,682 net acres) located in Anderson, Freestone and Jones Counties, Texas.  We began our drilling program in September 2006 and we have budgeted approximately $5 million for drilling through the end of 2007.  The cost of our drilling program, however, will vary depending upon the formations and depths we drill, and our success rate.

The terms of these acquisitions are fully described in “Business–Oil & Gas Interests.”

In November 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, “Marathon”) to explore approximately 9,200 acres of the Freestone County, Texas property.  The agreements give Marathon the right to drill deep gas wells on the property (below 8,500 feet) and the opportunity to partner with us on drilling upper zones (above 8,500 feet) on a

50/50 basis.  We retained a 21.5% royalty interest in any revenue generated from the property below 8,500 feet and a 23% royalty interest in any revenue generated from the property above 8,500 feet.  In addition, Barnico will be the drilling contractor under the joint operating agreement on any wells drilled from the surface to approximately 8,500 feet.  As part of the agreement, we acquired a seismic license giving us access to all seismic data collected during Marathon’s three-year lease.

•      Polk County Production Activity

In July 2006, we re-entered and stimulated a 12,450 foot well on our Polk County property, in which we own an 82.5% working interest. We have not yet completed the well for production.   During the first nine months of 2006, we capitalized $1.6 million of costs relating to this work.  We expect to incur additional costs during the fourth quarter of 2006 of $600,000 to $800,000 for completion of the well and putting an existing pipeline into use.

•      Divesting Less Valuable Assets

We completed the sale of our interests in our Archer County, Wichita County, Pecos County and McMullen County oil and gas properties in December 2006.  Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, we concluded that these properties might be uneconomic and would detract management from the opportunities on our largely contiguous 27,557 gross acre Anderson County, Freestone County and Jones County property in East Texas.

We had incurred production costs of $121,000 and received revenue of $61,000 related to oil production on our Archer County and Wichita County leases during the first nine months of 2006.  We sold these properties together with the Pecos County and McMullen County properties to an unrelated purchaser for $600,000, of which $300,000 was received in cash and $300,000 is to be paid to us pursuant to a promissory note secured by a mortgage on these properties.  The promissory note bears interest at 10% per year and is due in full on May 1, 2007.

•      Oil Sands Joint Venture

During the first quarter of 2006, our 23.5%-owned investee, Redrock (formerly Wentworth Oil Sands, Inc.) acquired the Asphalt Ridge Tar sand leases from us. Redrock intends to develop oil sands projects using proprietary hydrocarbon separation technology.  (See “Oil & Gas Interest–Asphalt Ridge Tar Sands”).  At this time, Redrock is adequately financed and continues to seek outside financing.  We are not obligated to provide any future financial assistance.

Results of Operations of the Company

Three and Nine Month Periods Ended September 30, 2006 and 2005

Net Loss.  During the third quarter of 2006, our net loss was $87.6 million, as compared to a loss during the same quarter in 2005 of $396,000.  This net loss was primarily the result of a $79.9 million non-cash loss as a result of the change in the fair value of derivative contracts described in notes 8 and 9 to our September 30, 2006 financial statements.  Under applicable accounting rules, our derivative contract liability must be adjusted to fair value based upon the market price of our common stock as of the end of each quarter, and changes in that fair value are included in our statements of operations as other income or expense.  Therefore, as the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases.  This has caused wide swings in our net loss and could continue to result in swings in the future (see “Critical Accounting Policies and Estimates – Derivative Instruments”).  Our derivative contract liability and the related changes in its fair value will be reflected in our financial statements until our senior secured convertible notes and our convertible debentures are converted or repaid and the related warrants are exercised or expired.

During the nine-month period ended September 30, 2006, we realized a loss of $100.3 million, as compared to a loss of $1.4 million during the first nine months of 2005.  We had minimal operations during the 2005 period, which accounted for the significant changes in 2006.  This loss included an $84.0 million non-cash loss as a result of the change in the fair value of the derivative contracts.

Our loss for the first nine months of 2005 consisted primarily of a $109,000 impairment charge in respect of our subsidiary’s Henry Dome oil and gas property in McMullen County based on our subsequent sale of half of our 18% interest in August 2005 for $180,000 to an arm’s length purchaser.  This sale was indicative of the fair value of our whole interest, and we therefore determined that it was appropriate to record the impairment of the value of the remaining asset.

Revenue.  We had revenue of $1.1 million during the first three quarters of 2006 as compared with $5,000 in the equivalent period in 2005, and this reflects $1.0 million of drilling services revenue from Barnico for the portion of the third quarter following the Barnico acquisition.

We recorded revenue related to oil and gas production of $106,000 for the nine months ending September 30, 2006. Approximately 60% of this revenue was derived from our Archer County and Wichita County oil and gas property, and the remaining 40% was royalties we received from oil and gas produced by third parties on our Anderson County and Freestone County mineral interests.  Most of our oil and gas revenue for the nine-month period ended September 30, 2006 was earned during the third quarter, because we successfully completed repairs of our Archer County and Wichita County production equipment and we began receiving our Anderson County and Freestone County royalty revenue during this period.

Expenses.  Our operating expenses for the three-month period totaled $1.1 million, most of which consisted of drilling costs and salaries related to the drilling operations of Barnico, which we acquired during the quarter.  Our general and administrative expenses were $4.2 million, and included $2.4 million of non-cash stock-based compensation in respect of stock options to officers, directors and consultants that vested during the quarter.  Our non-operating expenses for the quarter included $3.4 million of finance costs, which largely consisted of $2.7 million of non-cash amortization of the discount on convertible debt and $729,000 of amortization of finance costs relating to our convertible debentures and senior secured convertible notes.

Our operating expenses during the first nine months of 2006 totaled $1.2 million, as compared to expenses of $119,000 during the first nine months of 2005.  This $1.1 million increase was primarily the result of the acquisition of Barnico.  Our operating expenses consisted mainly of drilling costs of $538,000 and salaries of $415,000.  Operating expenses associated with our oil and gas production were $122,000, of which approximately 55% was in respect of Archer County and Wichita County equipment repairs.  As discussed above, we sold our Archer County and Wichita County property, together with our Pecos County and McMullen County properties, in December 2006.

General and administrative expense for the nine-month period consisted primarily of $8.8 million of non-cash stock-based compensation in respect of stock options vesting during the nine month period to officers, directors and consultants, and consulting, management and directors’ fees of $865,000, which includes a $350,000 bonus payment to Panterra, a privately held company owned by John Punzo, our Chief Executive Officer.  A number of consultants were retained during the period to provide various services including regulatory, investor relations and investigation of oil and gas opportunities.

Following is a breakdown of the cash expenses for the nine-month period:

Regulatory	$29,947
Investor relations	59,719
Investigation of oil and gas opportunities	120,000
Management and directors’ fees	655,286
Total	$864,952

Investor relations fees relate to services designed to assist us in transitioning to our status as a public company with active operations, identifying and communicating with analysts and other interested in the Company, and preparing and disseminating press releases.  In addition, we have terminated the services of two consultants during the period that assisted us with identifying and undertaking due diligence on oil and gas opportunities.  As a result, approximately $390,000 of the above consulting fees will not be incurred again in the future because any such work will be undertaken by our management.

Finance charges of $4.4 million for the first nine months of 2006 included $2.7 million of non-cash amortization of the discount on convertible debentures, and $801,000 of non-cash amortization of costs relating to our convertible debentures and senior secured convertible notes.

Our loss during the first nine months of 2005 included a $100,000 write-down of our option payments made in respect of our agreed purchase of KLE Mineral Holdings, LLC.  Disputes arose with the vendor during the period and the vendors agreed in July 2005 to refund the option payments and terminate the agreement, but failed to do so.  Because recovery of the option payments was in doubt, our management concluded that we should write down the value of this asset.

During the first nine months of 2005, we also recorded management fees of $171,000, consulting fees of $148,000, non-cash stock-based compensation in respect of stock options vesting during that period totaling $596,000, and finance cost of $48,000.  The management fees were paid pursuant to management agreements with Panterra Capital Inc. and Paradigm Process Inc., private companies of which John Punzo, our Chief Executive Officer and director, is the sole shareholder, and to C4 Capital Advisory Inc., a private company of which Gordon C. McDougall, our President and a director during that period, is the sole shareholder.  See “Executive Compensation – Employment Contracts and Termination of Employment”  for additional descriptions of these arrangements.  The consulting fees of $148,000 were paid to six consultants on an as-needed basis during the period in respect of the investigation of potential property acquisitions, administration and regulatory compliance.  One of the contractors, Mr. Daniel Leonard, served as director and an officer of the company from August 29, 2005 until September 30, 2005  Contracts for consultants are approved by our Board of Directors, and in the case of Mr. Leonard’s contract, his contract was approved before he joined the Board and was appointed an officer.  When a contract involves a director, the Board’s approval is made without the participation of the affected director.  Payments to contractors are approved from time to time by management.

Effect of Barnico.  We have owned Barnico since July 26, 2006.  During the portion of the third quarter ending September 30, 2006 in which we owned Barnico, its monthly gross revenue increased by approximately 11% over the average monthly revenue earned during the period from January 1 to June 30, 2006. This improvement was due to increased drilling prices charged to customers.  Barnico’s revenue consisted of site preparation, drilling, rig standby charges and work-over of existing wells.  As a percentage of its revenue, Barnico’s operating expenses increased about 10%.  This was mainly attributed to an increase of approximately 30% in direct labor costs.  Salary increases were necessary to meet industry labor rates and to retain key employees.  There was no significant change in costs associated with drilling materials and site preparation expenditure.  Barnico’s general and administrative expenses, relative to revenues, increased by 3.5% or $79,000 over the preceding period due to increased accounting and audit costs, and higher insurance premiums.  During the quarter, Barnico’s accounting system was upgraded to meet the reporting requirements of reporting companies.

As we described above, it is not our intention to continue offering contract drilling services to third parties in the long term.  As a result, contract drilling revenue will decrease in future periods, and is expected to be eliminated by the end of 2007.  Our expenses related to our drilling operations will likewise decrease in the same periods, because these costs will relate to the exploration and development of our own property and will therefore be capitalized in accordance with generally accepted accounting principles to the extent the expenses are associated with proved reserves and are not required to be expensed.

During the nine-month period ended September 30, 2006, one customer — XTO Energy, Inc. — accounted for 82% of Barnico’s revenue and that customer accounted for all of its $68,000 of accounts receivable and $143,000 of unbilled receivables at September 30, 2006.  XTO Energy, Inc. is not related to us.  This concentration exposes us to credit risk.  We continually evaluate the financial strength of Barnico’s customers and provide allowances for probable credit losses when necessary, but we do not require collateral to support the customer receivables.

Year Ended December 31, 2005 Compared to Year ended December 31, 2004

During the year ended December 31, 2005, we incurred a loss of $2.5 million, as compared to a loss of $146,000 during 2004.  We had revenue of $30,000 in 2005 as compared with $0 in 2004, reflecting the commencement of crude oil production in 2005.  Our operating expenses in 2005 totaled $2.4 million, as compared to expenses of $146,000 in 2004.  This $2.2 million increase is the result of the commencement of active operations in 2005.  These expenses included $1.3 million of consulting fees, which consists of $812,000 of non-cash stock-based compensation, $215,000 of investor relations fees for handling inquiries from, and providing information to, our existing stockholders and prospective investors and assisting us with the preparation and dissemination of press releases, $241,000 of consulting fees relating to the identification of and due diligence regarding potential property acquisitions and financing, and $60,000 of consulting fees relating to regulatory filings and ongoing administration.  Our stock-based compensation expense of $812,000 described above represents the fair value as of the grant date of stock options vesting during the year.  We determine the fair value using the Black-Scholes options pricing model.

Our operating expenses also included $271,000 of management fees, an analysis of which is provided at “Executive Compensation — Summary Compensation Table” and $312,200 for the non-cash impairment charge relating to our interest in the Henry Dome gas well.  Our loss for the fiscal year ended December 31, 2004 consisted primarily of consulting fees of $71,000, management fees of $26,000 and office expenses of $21,000.

Oil production commenced in September 2005 on our Archer County leases and revenue totaled $30,000 for the year.  During 2005, our related production costs totaled $46,000, including $36,000 of remediation expenses relating to bringing 11 existing wells back online.  We disposed of these properties in December 2006.

Financial Condition of the Company

At September 20, 2006

As of September 30, 2006, we had cash of $6.5 million and a working capital deficiency of $120.7 million.  This represents an increase in the working capital deficiency of $120.4 million since our December 31, 2005 year end and relates primarily to a $126.0 million unfavorable change in the fair value of the derivative contract liability at September 30, 2006, as described in notes 8 and 9 to our September 30, 2006 financial statements.

The principal balance of our convertible debentures as of September 30, 2006 was $1.1 million and the principal balance of our senior secured convertible notes as of September 30, 2006 was $32.4 million.

Our derivative contract liability as of September 30, 2006 included the beneficial conversion feature of our convertible debentures and related warrants granted to the debenture holder, and the beneficial conversion feature of our senior secured convertible notes and related warrants granted to the note holders.  Pursuant to Statement of Financial Accounting Standards No. 133 and EITFs 00-19, 00-27 and 05-2, we treat the conversion feature of the convertible debentures and senior secured convertible notes and the related warrants as derivative contract liabilities, we recorded the original fair value of the derivative contract liabilities relating to the convertible debentures and warrants of $2.4 million, we recorded the original fair value of the derivative contract liability relating to the senior secured convertible notes and warrants of $146.4 million, and then we adjust the derivative contract liabilities quarterly based on the fair value of our common stock and record the fluctuation to that fair value as a gain or loss to current operations.  Generally, if the fair value of our common stock increases over the preceding measurement date, we will record a loss on derivative contracts, and if the fair value of our common stock decreases over the preceding measurement date, we will record a gain on derivative contracts.

As shown in the accompanying financial statements, we incurred a net loss of $100.3 million during the nine months ended September 30, 2006 and as of that date our current liabilities exceeded our current assets by $77.3 million.  These factors create an uncertainty as to our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time. The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

During the first nine months of 2006, we used $2.7 million of cash for operations, as compared with $851,000 during the first nine months of 2005.  The primary use of cash for operations for the first nine months of 2006 was our operating costs, and general and administrative costs.  We also used $24.1 million during the period to acquire and develop other oil and gas properties, the largest such expenditure being the acquisition of our Anderson County, Freestone County and Jones County property and to purchase Barnico.  This figure is net of the cash balances we acquired when we bought Barnico.  Our primary source of cash during the period was a $1.5 million convertible debenture financing in January 2006, $31.5 million net cash received from the issuance of our senior secured convertible notes in July 2006 and $1.9 million of proceeds from the issuance of common stock.  During the first nine months of 2005, we used $851,000 of cash for operations, including the $161,000 reduction of trade accounts payable.  Cash of $95,000 was used during that period for the acquisition of interests in oil and gas properties, and $184,000 and $535,000 of cash was generated by the issuance of a convertible note and common stock, respectively.

At December 31, 2005

As of December 31, 2005, we had cash of $107,000 and a working capital deficiency of $468,000. This represents an increase in the working capital deficiency of $284,000 since our December 31, 2004 year end.

During the fiscal year ended December 31, 2005, we utilized $1.1 million of cash to finance our operating activities. This compares with $103,000 of cash used by operations during 2004. We utilized $390,000 of cash to acquire oil and gas properties during 2005, of which $180,000 was recovered upon the sale of half our interest in the Henry Dome property. During 2005, we raised $1.2 million of cash by the issuance of common stock and an additional $184,000 by convertible loan. As of December 31, 2005, we also had a $1 million convertible line of credit available, of which there was no balance outstanding at year end. We terminated this line of credit in May 2006. During 2004, we raised $166,000 from the issuance of our common stock and paid $75,000 towards our purchase of our interest in the Henry Dome property.

Liquidity and Capital Resources of the Company

In January 2006 we raised $1.5 million through the issuance of 10% convertible debentures (see “Convertible Debenture Financing”).  The debentures permit the debenture holder, at its option, to convert its debt into shares of our common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of our common stock during the 15 trading days preceding the conversion date.  The convertible debentures are due and payable on January 11, 2009.  The related warrants permit the debenture holder to purchase up to 500,000 shares of our common stock at a price of $0.60 per share, 500,000 shares at a price of $0.80 per share and 500,000 shares at a price of $1.00 per share until January 12, 2011.

On July 25, 2006 we completed a $32.4 million private placement of 9.15% senior secured convertible notes due in July 2009, with Series A warrants to purchase 46,214,287 shares of our common stock and Series B warrants to purchase 16,175,000 shares of our common stock at an initial price of $1.40 per share.  The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share.  Interest is payable quarterly and monthly principal repayments commence in July 2007, which payments may be made by the issuance of common stock at the Company’s option.  If the Company elects to make its monthly principal and interest payments by common stock, the common stock will be valued at a discount to market value equal to the lesser of $1.40 per share and a price equal to 80% of the average price of the common stock on the five (5) trading days immediately preceding such payment.  Because the senior secured convertible notes have a feature wherein the conversion price resets and the common stock underlying the senior secured convertible notes and the warrants have registration rights, the Company has analyzed the notes and warrants pursuant to EITF 00-19.  These provisions result in the bifurcation of the beneficial conversion feature and the warrant value from the debt and accounting for the features as a derivative liability with changes in fair value recorded in the income statement.

In connection with the issuance of our senior secured convertible notes and warrants, we are required to file a registration statement for the resale of a number of shares of common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the accompanying warrants. Similarly, our convertible debentures require that the registration statement also provide for the resale of at least 2,307,692 shares of common stock remaining to be issued upon conversion of the convertible debentures, warrant shares and commitment fee shares. The deadline for declaration of effectiveness of the registration statement has been extended to January 5, 2007.  If we fail to meet the deadline for the effectiveness of the registration statement, we may be required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the senior secured convertible notes and warrants on the date of such failure and on every 30th day thereafter until the failure is cured. With respect to the convertible debentures, if we fail to meet the same deadline for the effectiveness of the registration statement, we may be required to pay, either in cash or common stock, liquidated damages of two percent of the liquidated value of the convertible debentures within three business days of such failure and every 30-day period thereafter until the failure is cured.  Although we expect to seek waivers from our lenders if we do not meet the effectiveness deadline, we cannot be certain that waivers will be obtained, and the payment of liquidated damages would place a significant strain on our cash flow.

As indicated above, in July 2006, we used $22.7 million to complete our purchase of the Anderson, Freestone and Jones Counties property and Barnico Drilling, Inc.  Also as indicated above, we expect to incur up to $5.8 million of costs to develop our Anderson, Freestone and Jones Counties property and to complete our Polk County well over the next 12 months.

Additional opportunities for oil and gas acquisitions will be considered from time to time; however, we do not expect that we will require additional equity or debt financing before the end of the 2007 fiscal year.

Off-Balance Sheet Arrangements

As of December 31, 2005 and September 30, 2006, neither we nor Barnico had any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses.  We consider an accounting estimate or judgment to be critical if (1) it requires assumptions to be made that were uncertain at the time the estimate was made, and (2) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.  These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We believe that the significant accounting policies discussed below will be most critical to an evaluation of our future financial condition and results of operations.

Oil and Gas Activities

On July 26, 2006, we changed our method of accounting for our oil and gas properties from the full cost method to the successful efforts method.  We believe the successful efforts method better conforms to industry practice and is the preferred method under generally accepted accounting principles.  This change in accounting method did not affect our prior years’ financial results or prior quarterly results, because all mineral interests were fully depleted or unproved.

We utilize the successful effort method to account for our oil and gas operations. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are accumulated on a field-by-field basis and capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the units-of-production method based on estimated proved reserves on a field-by-field basis. The estimated quantity of reserves could significantly impact our depletion expense.  Estimates of proved reserves are subjective and cannot be measured in an exact way.  Estimates provided by engineers that we engage may differ from those of other engineers.  Any reduction in proved reserves without a corresponding reduction in capitalized costs will increase the depletion rate. This, in turn, would increase our depletion expense and increase our net loss.

We assess proved oil and gas properties for impairment at least quarterly and reduce the carrying value to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  We assess unproved and non-producing oil and gas properties on a field-by-field basis at least quarterly, and any impairment in value is charged to expense.  Because of the unpredictable nature of exploration drilling activities, the amount and timing of impairment expenses are difficult to predict with any certainty.

As noted above, under the successful efforts method of accounting, the costs to drill exploratory wells that do not find proved reserves must be expensed in the period when they are determined to be unsuccessful.  This will result in an increase in our expenses in that period.

Derivative Instruments

In accordance with the interpretive guidance in EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” we valued the conversion feature of the separate issuances of secured convertible debentures and warrants in January and July 2006 as derivative liabilities.  We must make certain periodic assumptions and estimates to value the derivative liability.  Factors affecting the amount of this liability include changes in our stock price and the computed volatility of our stock price. The change in value is reflected in our statements of operations as non-cash income or expense, and the changes in the carrying value of derivatives may have a material impact on our financial statements.  For the three and nine month periods ended September 30, 2006, we recorded non-cash expense of $79.9 million and $84.0 million, respectively, upon revaluation of the instruments that are subject to this accounting treatment. The derivative liability associated with these instruments is reflected on our balance sheet as a short-term liability. This liability will remain until the secured convertible debentures are converted, exercised or repaid, and until the warrants are exercised, expire, or other events occur to cause the termination of the derivative accounting, the timing of which may be outside our control.

Our senior secured convertible notes and our convertible debentures contain embedded conversion features, pursuant to which all or part of the debt owed to the holder may be converted into shares of our common stock at an initial price of $1.40 and $0.65 per share, respectively, subject to certain adjustments.  Likewise, the warrants we issued provide the holder with the right to purchase our common stock at prices ranging from $0.60 to $1.40 per share.  As a result of the terms of our agreement to register the resale of the shares of our common stock issuable upon conversion or exercise of these instruments or warrants, we are required under applicable accounting rules to treat the conversion feature of the notes and debentures and the related warrants as liabilities, rather than as equity instruments.  This classification as liabilities also requires that we account for them at fair value and include changes in fair value as a component of other income (expense) for so long as the warrants and the conversion feature of the notes and debentures remain classified as liabilities.  Changes in fair value are based upon the market price of our common stock and are calculated using the Black-Scholes method of valuation.  As a result, as the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases. This accounting treatment could result in wide swings of our other income (expense) and net income in the future.

Stock-Based Compensation

We adopted the fair value based method prescribed in Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”  Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the award vesting period.  We determine the fair value of each stock option at the date of grant using the Black-Scholes options pricing model. This model requires that we estimate a risk-free interest rate and the volatility of the price of our common stock.  For stock options granted during the nine-month period ended September 30, 2006, the average of the estimated volatility of the price of our common stock was 189% and the average of the risk-free interest rate was 4.9%.  For the year ended December 31, 2005, the average of the estimated volatility of the price of our common stock was 132% and the average of the risk free interest rate was 3.4%. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Asset Retirement Obligations

We estimate the future costs of the retirement obligations of our producing oil and gas properties. Those abandonment costs, in some cases, will not be incurred until several years in the future. Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements and technological advances that are difficult to predict.  As of September 30, 2006, we estimate the net present value of these asset retirement costs to total $301,048.

Revenue Recognition by Barnico

Barnico recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104.  In general, revenue is recognized when an agreement for services between it and its customer exists, the services have been rendered, the revenue is fixed and determinable, and collection is reasonably assured.  The majority of Barnico’s services are provided under turnkey drilling contracts, whereby it contracts with its customers to drill wells for a fixed price.  Barnico recognizes revenues from those turnkey drilling contracts as the work progresses based on its estimate of the percentage of the contract completed based upon the percentage of the contracted depth drilled.

Barnico records an unbilled receivable for the percentage of the turnkey contract completed.  It records an account receivable for drilling contracts completed, but for which money has not been collected.  An allowance for doubtful accounts is provided for accounts management considers potentially uncollectible based on analysis and aging of accounts.  During the portion of the third quarter in which we owned Barnico and during the six-month period ended June 30, 2006 and the years ended December 31, 2005 and 2004, Barnico had no uncollectible accounts.  If it receives a prepayment from a customer upon entering into a contract, it defers recognition of revenue on that amount until the contracted service is provided.  In future periods, any differences between an estimate regarding the collectibility of accounts and actual collections could have a material affect on our operating results.

The costs relating to contracts are recognized as incurred.

Income Taxes

Barnico provided for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This standard takes into account the differences between financial statement treatment and tax treatment of certain transactions.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Barnico’s deferred tax calculation requires it to make certain estimates about its future operations.  Changes in state and federal tax laws, as well as changes in Barnico’s financial condition or the carrying value of its existing assets and liabilities, could affect these estimates.  The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

Results of Operations of Barnico

Six Month Periods Ended June 30, 2006 and 2005 and Years Ended December 31, 2005 and 2004

Prior to our purchase of Barnico on July 26, 2006, Barnico was privately held and its results of operations were not reflective of our management.

During the first six months of 2006, Barnico realized a net income of $229,000 as compared to a net loss of $70,000 for the same period in 2005.  For the year ended December 31, 2005, Barnico’s net loss was $121,000 as compared with a net income of $690,000 in 2004.  The 2004 net income, however, included a $1.1 million pre-tax gain on the sale of a drilling rig.

Barnico’s revenue for the first half of 2006 was $3.1 million — 6% lower than the equivalent period in 2005.  This decrease in revenue was the result of a slight reduction in the average well depth — and therefore revenue per well drilled — during the period.  However, the company’s two drilling rigs worked nearly continuously during this time, with little downtime for mobilization and demobilization.

Barnico’s 2005 revenue totaled $7.5 million as compared with $4.9 million in 2004.  This 55% increase in revenue in 2005 was the result of a 9% increase in the number of wells drilled (from 35 to 38), a 15% increase in average well depth (from 6,000 feet to 6,900 feet) and a 29% increase in revenue per foot drilled (from $24 per foot to $31 per foot).

Barnico’s expenses decreased during the first half of 2006.  Drilling expenses totaled $1.6 million or 52% of revenue, and salaries were $871,000 or 28% of revenue.  This compares favorably with 57% and 38% of revenue, respectively, for the same period in 2005.  This improvement was the result of Barnico terminating its unprofitable relationship with Prospector Ventures LLC, which was resulting in higher-than-normal drilling expenses and salaries throughout 2005.  Barnico has no ongoing obligations with respect to the terminated Prospector Ventures LLC relationship.  In 2005 and 2006 salaries and drilling costs climbed steadily as demand for drilling supplies and experienced crews outpaced supply.  Barnico increased its prices several times in 2005 and 2006 to keep pace with rising costs, but was most successful in controlling costs by maintaining its efficient mobilization of crews and equipment on each new drilling site.  Management expects costs to continue to rise in the foreseeable future and we intend to implement a more formal cost accounting system in the fourth quarter of 2006 to better monitor and respond to changing costs.  Other general and administrative expenses were $232,000 during the first six months of 2006, or 7% of revenue.  This was in line with 8% for the first six months of 2005 and 7% for all of 2005.

Costs also increased markedly in 2005 as a result of the overall increase in the cost of drilling related expenses and Barnico’s unprofitable relationship with Prospector Ventures LLC.  Drilling expenses in 2005 were $4.5 million, or 60% of revenue, whereas drilling expenses were 53% of revenue in 2004.  Salaries held steady at 34% of revenue in 2005 and 34% in 2004.  After 2005, drilling expenses and salaries returned to 52% and 28%, respectively.

With our purchase of Barnico in July 2006, Barnico will devote its resources to drilling our Anderson County, Freestone County and Jones County property. Because Barnico will now be a cost center rather than a source of drilling revenue, management will focus on controlling Barnico’s ongoing costs and the efficient deployment of its crews and equipment over the next 12 months.

Financial Condition of Barnico

As noted above, Barnico’s cash on hand at June 30, 2006 totaled $502,000, a $41,000 increase since its December 31, 2005 year end.  During the first six months of 2006, Barnico used $13,000 of cash for operating activities, including the reduction of trade accounts payable and accrued liabilities by $445,000.  In addition, the company received $148,000 from the repayment of notes receivable from Rock Bottom Oil, a related company, and repaid $87,000 of notes payable.

During the first half of 2005, Barnico’s cash decreased by $80,000.  During that period, it generated $143,000 of cash from operating activities, including a $295,000 increase in trade accounts payable and accrued liabilities.  Barnico used $205,000 to advance funds to related parties under notes receivable.

As of December 31, 2005, Barnico had $461,000 of cash, which represented a $359,000 increase since 2004.  During 2005, the company generated $514,000 from its operating activities, including $583,000 by an increase in trade accounts payable and accrued liabilities.  It used $205,000 to advance funds to related parties under notes receivable, and borrowed $150,000 by way of note payable to Horseshoe Energy.

Liquidity and Capital Resources of Barnico

As a privately owned company until July 2006, Barnico funded itself largely through its operations.  As of June 30, 2006, Barnico had $502,000 in cash and working capital of $128,000.  This represents an improvement over its $263,000 working capital deficiency at December 31, 2005.

BUSINESS

Development

We were incorporated as Avondale Capital I Corp. under the laws of Oklahoma on October 31, 2000 as a blank check company, as defined in Rule 419(a)(2) of Regulation C of the Securities Act.  We were inactive until September 16, 2002, when we acquired all of the shares of stock of FHW, Inc., an Oklahoma corporation providing consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance.  We discontinued these operations during the fourth fiscal quarter of 2003, and we stood inactive until February 23, 2005, when a new board of directors was appointed and we commenced operations as an oil and gas exploration company.  Immediately prior to the appointment of our new board, the previous management completed a private placement of 2,000,000 shares on February 22, 2005 at a price of $0.001 per share with Firemark Capital, LLC, a company unrelated to our new management.  Proceeds from that private placement totaled $2,000.

Concurrent with our change of management, on February 24, 2005 we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.  On March 15, 2005, we completed a private placement of 3,100,000 shares of our common stock at a price of $0.01 per share, including 625,000 shares to USGL Holdings Inc., a private company the sole shareholder of which is Gordon C. McDougall, who has served as a director since February 23, 2005 and as our President from February 23, 2005 until August 21, 2006; and 625,000 shares to Paradigm Process Inc., a private company the sole shareholder of which is John Punzo, who was appointed our Chief Executive Officer and a director on April 2, 2005.  Proceeds from this private placement totaled $31,000.  On March 18, 2005 and March 23, 2005 we granted options to purchase 4,200,000 shares of our common stock at a price of $0.25 per share and options to purchase 1,800,000 shares of our post-split common stock at a price of $0.50 per share, including  1,600,000 stock options granted to Mr. McDougall, 75,000 stock options to Severino Amorelli, who served as a director from February 23, 2005 until June 15, 2006, 1,600,000 stock options to Mr. Punzo, and 100,000 stock options to Daniel Leonard, who served as our Vice President of Exploration and Development and a director from August 29, 2005 until September 30, 2005.  Also, on March 24, 2005, we completed a 2:1 split of our common stock. All share numbers in this section give effect to this stock split.

On March 22, 2005, we ceased being a blank check company when we entered into a letter of intent to purchase Wentworth Oil, a Nevada corporation, and during the second and third quarters of 2005, we issued a total of 1,596,000 shares of our common stock to the stockholders of Wentworth Oil to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by the issuance of an additional 36,000 of our shares.  To our knowledge none of the stockholders of Wentworth Oil were stockholders of the Company prior to the purchase, except that a corporation owned solely by one of our directors, Mr. McDougall, owned 550,000 shares of the common stock of Wentworth Oil, representing 13.5% of its total issued and outstanding shares.  Mr. McDougall was also a director of Wentworth Oil at that time.  Mr. McDougall disclosed his conflict of interests to the board of directors of both companies, was not involved in negotiating the terms of the transaction and abstained from the decision of each board of directors to approve the transaction. There were no other affiliate relationships between Wentworth Oil and us or our affiliates at the time of the transaction, and we are unaware of any other relationships between Wentworth Oil and any of our stockholders. At the time of the agreement, our shares were not trading publicly; and the independent directors of both companies agreed on an exchange rate of 2.5 Wentworth Oil shares for every one of our shares.

In March 2006, we invested with Petromax Technologies, LLC in a corporation, Wentworth Oil Sands, Inc. (subsequently renamed Redrock Oil Sands, Inc.) to develop technology to extract oil from tar sands.  We transferred the Asphalt Ridge Tar Sands property (discussed below) to Redrock for $100,000 of common stock. The Company now owns 23.5% of the issued and outstanding common stock of Redrock.

On July 26, 2006, we acquired 100% of the issued and outstanding shares of Barnico in exchange for 2,500,000 shares of our common stock and $5,000,000 in cash.  Barnico is now our wholly-owned subsidiary.  The Barnico acquisition was conditioned upon the acquisition of certain assets of The P.D.C. Ball Limited Partnership, a Texas Limited Partnership (“P.D.C Ball”), from Roboco.  On July 26, 2006, we purchased 90% of the P.D.C. Ball’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons owned by the partnership. As consideration for the purchase, we paid a total of $17,660,000 in cash to Roboco. In addition, we issued 1,500,000 shares of our common stock to Roboco.

Current Business

We are an exploration and development company engaged in oil and gas exploration, drilling and development.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County, Leon County and Polk County, Texas.  Our strategy is to explore and develop our Anderson County, Freestone County and Jones County property.  Our oil and gas activities are currently conducted solely in the United States; we do not currently own any interests in any mining properties.

Management’s Experience

Following is a summary of management’s experience in the oil and gas industry.  See “Directors and Executive Officers” for additional information concerning our management and see “Risk Factors – Our Management’s Lack of Technical Training and Experience in the Oil and Gas Industry Could Impair Our Ability to Achieve Favorable Operating Results.”

Our Chief Executive Officer, John Punzo, has five years of experience in the oil and gas industry and was President and Chief Executive Officer of Sonoran Energy Inc., a small oil and gas exploration, development and production company.  Mr. Punzo oversees the evaluation, acquisition, financing and operation of our oil and gas properties.

Our President, Michael S. Studdard, is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. He was an independent landman for 14 years and specialized in seismic permitting and exploration ventures.  Mr. Studdard is experienced in negotiating acquisitions of oil and gas properties, negotiating surface rights access, due diligence, reviewing production and title records, conducting surface inspections prior to drilling, regulatory compliance, and planning seismic exploration programs.  Mr. Studdard is responsible for our day to day operations and overseeing our drilling programs.

Our Vice President of Operations, George D. Barnes, is an oil and gas drilling contractor with more than 24 years of hands-on drilling operations experience. Mr. Barnes has experience in all facets of drilling ranging from site preparation through drilling and completions.  Mr. Barnes is responsible for planning drilling and well completion operations and for deploying and managing the drilling rigs and crews of our wholly-owned subsidiary, Barnico.

Our Vice President of Exploration and Production, Tom J. Temples, is an AAPG Certified Petroleum Geologist, a SIPES Certified Earth Scientist, a Registered Professional Geologist (Arkansas) and a Registered Environmental Manager with 30 years of experience in exploration, development and management of petroleum ventures in North America.  He has a Ph.D. in geological sciences from the University of South Carolina.  Mr. Temples is experienced in interpreting geological, geochemical and geophysical data, and is responsible for planning and evaluating our drilling programs.

Our Chief Financial Officer, Francis K. Ling, has six years of experience as chief financial officer of small corporations and prior to that he worked in the banking industry for 20 years, including six years as a commercial lender specializing in the oil and gas industry.  Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers’ Association.  Mr. Ling is responsible for overseeing our day to day financial operations and for arranging financing for our oil and gas operations.

Oil & Gas Interests

Glossary

The following glossary defines some of the technical terms used in the following discussion of our oil and gas business, as well as elsewhere in this prospectus.

Term	Definition
Bitumen	Solid hydrocarbons such as tar in sedimentary rocks.

Choke	A constriction in a line that restricts flow. It is described by its diameter in 1/64th of an inch.

Development well	A well drilled in the known extent of a field.

Enhanced oil recovery	The injection of fluids that are not found naturally in a producing reservoir down injection wells into the depleted reservoir to recover more oil.

Field	The surface area directly above one or more producing reservoirs on the same trap.

Formation	A mappable rock layer.

Fracture	A crack or fault in rock.

Heavy oil	Viscous, high-density oil.

In-fill drilling	Drilling between producing wells in a developed field to produce petroleum at a faster rate.

Injection well	A well used to pump fluids down into a producing reservoir for pressure maintenance, waterflood or enhanced oil recovery.

Mineral rights

The legal ownership of oil and gas below fee land. The mineral rights owner can explore and drill for gas and oil on that land. The mineral rights owner also owns and can produce the gas and oil. Mineral rights can be transferred by a lease.

Net revenue interest	100% minus all royalties on a well or property.

Operator	The company who contracts to drill a well, is responsible for maintaining a producing lease, or is in charge of operations in a working interest area.

Overriding royalty interest	An interest in production that is free and clear of any costs.

Play	A combination of reservoir rock, caprock and trap type that contains commercial amounts of petroleum in an area.

Re-enter	A wellbore re-entered after a period of suspension or abandonment.

Royalty	A percentage of the revenue from oil and gas production that is paid to the mineral rights owner and any other royalty owner. It is free and clear of the costs of production.

Secondary recovery	A process of injecting gas or water into a reservoir to restore production when the original force which causes oil to flow through the reservoir has been depleted.

Stimulate	A technique for improving production from a reservoir; stimulation may involve acidizing, fracturing or simply cleaning out sand.

Tank battery	Two or more connected steel tanks that hold oil in the field.

Trend	The area along which a petroleum play occurs.

Working interest

The ownership interests in a well that collectively bear all of the cost of production. The working interest owners receive their share of the production revenue after the royalty owners have taken their share and after expenses have been deducted.

Anderson County, Freestone County and Jones County, Texas

On July 26, 2006, we completed the purchase of a 90% interest in mineral rights and unevaluated properties owned by covering 27,557 gross acres (22,682 net acres) located in Anderson, Freestone and Jones Counties, Texas from Roboco Energy, Inc. for $17,660,000 cash, 1,500,000 shares of our common stock valued at a price of $2.18 per share, and overriding royalty interests totaling 5%.  Roboco Energy, Inc. is a private company owned 1/3 by Michael S. Studdard, 1/3 by George D. Barnes and 1/3 by Tom J. Temples.  Michael S. Studdard was subsequently appointed our President and a director, George D. Barnes was appointed our Vice President of Operations and a director, and Tom J. Temples was appointed our Vice President of Exploration and Production on August 21, 2006.  None of the shares issued under this agreement are being registered under this registration statement.

We began a drilling program in the third quarter of 2006 expected to cost $5.0 million through the end of 2007.  The cost of the drilling program will vary depending upon the formations and depths we drill and our success rate.  The property currently generates annual royalties of approximately $100,000 from existing oil and gas wells on portions of the property leased to third-party oil and gas companies.

The overriding royalty interests totaling 5% of all oil and gas to be produced from wells drilled by us and from any wells drilled for us or in which we participate after July 26, 2006 on our Anderson, Freestone and Jones Counties property were granted as follows: 2% to George D. Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Smith (each as to an undivided ¼ interest); and 3% to Roboco Energy, Inc.

In conjunction with this acquisition, on July 26, 2006, we also purchased all of the shares of Barnico, an East Texas-based oil and gas drilling contractor with two drilling rigs, for $5,000,000 cash and 2,500,000 shares of our common stock valued at a price of $2.18 per share.  We intend to deploy Barnico’s rigs on the Anderson, Freestone and Jones Counties properties during the third quarter of 2006 to implement our planned drilling program.  Barnico was owned 1/4 by George D. Barnes, 1/4 by JoAnn Barnes, 1/4 by H.E. (Buster) Barnes and 1/4 by LaDeena Smith.

Portions of the property lie within the boundaries of Nan-Su-Gail, Red Lake Dowdy Ranch, Evans Lake West, Green Acres and Prairie Lake SW fields.  The property currently has a small number of wells producing from the Cotton Valley, Rodessa, and Sub-Clarksville formations, many of which have been in production since 1993.  Numerous other formations currently produce within the geographic boundaries or on trend with our property.

We believe the property is significantly underdeveloped.  By way of example, seven wells currently produce on portions of the property located in the Cotton Valley Consolidated reservoir within the Nan-Su-Gail Field.  The Cotton Valley reservoir was originally spaced on 640 acre drilling and spacing units, meaning that only one well could be drilled in any 640 acre unit of the property.  In May 2004, the spacing was reduced to 40 acres, meaning that more wells may be drilled on this portion of the property.  As a result of this reduced spacing, we have identified 43 potential in-fill locations for drilling in the Nan-Su-Gail Field. Geological mapping of this area is currently underway and we have identified several prospects slated for development.

The property is on trend with the three most active areas of East Texas: the Bossier Sand, Cotton Valley Lime, and the Cotton Valley Pinnacle Reef Trend.  Cotton Valley reefs tend to have the highest potential of all potential reservoirs in the area.  While reserves within the Bossier are typically smaller on a per-well basis, the prospect sizes are considerably larger.  The prospect mapped on the property has 60 potential well locations.  In addition to these trends, the property is favorably situated for the shallower Woodbine, Rodessa/Pettit and Travis Peak formations.

Because we own our own drilling rigs through our ownership of Barnico, we expect our development costs for the property to average less than $1,000,000 to drill and complete each well.  The Woodbine formation, which will be our principal target formation, will cost approximately $800,000 per well to drill and complete.  We expect drilling costs for the Bossier Sand, Cotton Valley Lime and the Cotton Valley Pinnacle Reef trends to range from approximately $2 million to over $3.5 million per well.  Our drilling program, in which we plan to drill more than 200 wells over the next 10 years, will comprise a balance of exploratory wells, in-fill drilling and development wells in all the formations to balance the risk of unsuccessful wells.  We expect revenue from production after the first 12 months to provide sufficient cash flow to support our operating costs and the cost of our ongoing drilling program.

From time to time, we may also lease portions of our mineral rights to third-party oil and gas companies.  Under such leases, we expect to receive royalties ranging from 20% to 25% of production.  The benefits to us of leasing our mineral rights are that development costs, and therefore the risk of unsuccessful wells, would be borne by the lessee and the pace of developing our property could be increased.  The downside of leasing our mineral rights to third parties is that we would receive only a 20% to 25% royalty on production.

On November 1, 2006, we signed a three-year Lease and a Joint Operating Agreement with Marathon Oil Company (“Marathon”) granting Marathon the right to explore and develop approximately 9,000 acres of the Company’s mineral property in Freestone County, Texas.  The agreements give Marathon the right to drill oil and gas wells and develop the property in zones below approximately 8,500 feet, and the right to participate with the Company in drilling and developing zones above approximately 8,500 feet as to a 50% working interest.

We have ascribed most of the value of the purchase of our Anderson, Freestone and Jones Counties property to the unproved portion of the property.  We believe that the royalty interests we own in the portions of the property leased to third party oil and gas companies do not constitute a business under Article 11 of Regulation S-X.

Polk County, Texas

In January 2006, we entered into an agreement to purchase from an unrelated party, Production Enhancement Partners, Inc., an 82.5% working interest in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $50,000 cash and a further $50,000 in cash upon cleaning out the property’s well.  In 2006, we re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect at a cost of approximately $1.6 million and successfully stimulated it in July 2006.  Stabilized rates from the well indicate an average production of 120 barrels of oil per day and 250,000 cubic feet of gas per day with a flowing tubing pressure of 1,600 pounds per square inch on a 10/64ths choke.  We expect to incur additional costs during the fourth quarter of 2006 totaling $600,000 to $800,000 for putting an existing gas line into use.

Asphalt Ridge Tar Sands

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah from an unrelated party for $100,000 cash and a 5% overriding royalty interest.  The property is located within the largest bituminous sandstone deposit in the Uinta Basin.  The oil-saturated sands in the Mesa Verde Group and the Duchesne River Formation have been identified at varying depths from the surface to over 1,500 feet below the surface and are expected to be recoverable using open-pit mining techniques.  In March 2006, we contributed the leases to Redrock (formerly Wentworth Oil Sands, Inc.) and issued 200,000 shares of our common stock (and options to purchase 300,000 shares of our common stock at $1.25 per share) to Petromax Technologies, LLC, whose oil extraction technology Redrock licensed at the time, in return for a 45.4% interest in Redrock.  Redrock has subsequently issued additional shares of its common stock and our ownership interest in Redrock has gone from 45.4% to 23.5% of the issued and outstanding common stock of Redrock (see “Prospectus Summary – The Company”).  Redrock now owns the Asphalt Ridge Tar Sands leases.  On September 20, 2006, Redrock ceased use of the Petromax technology and Petromax has since agreed with us to exchange its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share.  Redrock entered into a technology licensing agreement with TDI Technology, Inc. pursuant to which Redrock is funding the further development and testing of TDI’s processing technology for the extraction of bitumen from oil sands.  TDI’s processing technology has not been used or tested for the commercial extraction of bitumen.  Redrock plans to continue its research into tar sands extraction and production technologies and develop its leasehold interests.

Customers

The principal target customers for our oil production are expected to be refiners, remarketers and other companies, some of whom have pipeline facilities near our properties.  In the event pipeline facilities are not conveniently available, we intend to truck oil to storage, refining or pipeline facilities.  The principal target customers for our gas production are expected to be pipelines, utilities, gas marketing firms, industrial users and local distribution companies.  We intend to lay gas lines to existing gathering systems and interstate and intrastate pipelines.

We intend to sell our oil and gas production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties.  Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.  We have not yet adopted any specific sales and marketing plans.  However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

In 2005 and 2006, we sold our oil to Teppco Crude Oil, LP and ConocoPhillipsCompany at then-current market prices. We have no obligations to provide oil or gas in fixed quantities or at fixed prices and we may choose to sell our oil to other purchasers with no material impact on our revenue or expenses.

Competition

We are a small, exploration and development oil and gas company, and a substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.  We do not hold a significant competitive position in the oil and gas industry.

The oil and gas business is highly competitive. We compete with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers.  Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties.  Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis.  Such companies may be able to pay more for prospective oil and gas properties, and such competitive disadvantages could adversely affect our ability to acquire new properties or develop existing properties.  Additionally, such companies may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit.

Competitive conditions may be substantially affected by energy legislation and regulation considered from time to time by the governments of the United States and the State of Texas, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.  Intense competition also occurs with respect to marketing, particularly of natural gas.

Regulation

In the United States, domestic development, production and sale of oil and gas are extensively regulated at both the federal and state levels.  These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply.  Inasmuch as new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with these laws and regulations.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. Texas and other states in which we intend to conduct operations also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Our operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management.  Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and future production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Our operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect our future tax liability.

Environmental Matters

Our exploration, development, and future production of oil and gas, including our operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells.  We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

Our activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in us being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in us being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection with our routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Because oil and gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, from time to time we may agree to indemnify sellers of producing properties from which we acquire properties against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

Additionally, in the course of our routine oil and gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. We believe that we are in substantial compliance with applicable environmental laws and regulations.

We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We have been able to plan for and comply with new initiatives without materially altering our operating strategies.

We are subject to certain laws and regulations relating to environmental remediation activities associated with past operations, such as CERCLA and similar state statutes. In response to liabilities associated with these activities, accruals are established from time to time when reasonable estimates are possible. As of September 30, 2006, we have estimated and accrued environmental remediation costs of $301,048. These accruals primarily include estimated costs associated with plugging abandoned wells by cementing the borehole, removing casing and other equipment, and leveling and replanting the surface. We use discounting to present value in determining our accrued liabilities for environmental remediation or well closure, but no material claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in our financial statements. We will adjust remediation accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Research and Development

We are not currently conducting any research and development activities, other than property explorations and assessments. None of the costs of these activities are borne by customers.

Employees

We and our majority-owned subsidiaries have a staff of about 20 key employees, all of whom are full-time, increasing to 40 employees during peak drilling times.  We employ a Chief Executive Officer, Chief Financial Officer, President, Vice President of Operations, Vice President of Exploration and Production, a reservoir engineer, a landman and two clerical and administrative employees in our Palestine, Texas office, and one part-time clerical employee in our Surrey, British Columbia, Canada office.  In addition, we engage consultants on an as-needed basis for legal, accounting, technical, consulting, oil field, geological and administrative services.  As production levels increase, we may need to hire additional personnel.  None of our employees are represented by a union. We have never experienced an interruption in operations from any kind of labor dispute and we consider the working relationship among our staff to be excellent.

DESCRIPTION OF PROPERTY

On a typical oil or gas well, the legal rights to use of the real estate are subdivided and variously allocated.  The land use or “surface rights” are almost always retained by the property owner, and used for their normal purposes, such as grazing of animals, farming, or, in rare cases, residential or commercial building sites.  The rights to extract minerals from below the “surface” are identified as mineral rights and are the primary assets typically being leased (or in rare cases, purchased) by the oil companies.  The minerals, as they are extracted and then sold, generate revenues.  This revenue stream, or “gross revenue,” is the subject of several financial charges, allocations and splits, depending upon the lease agreement.  A percentage of these gross revenues may be immediately assessed, before any costs of extracting the minerals is deducted.  This assessment is defined as an “over-riding” royalty to signify that no deductions are allowed in its calculation.  The mineral rights owner normally retains this form of royalty.

Once the over-riding royalties have been assessed, what remains is termed the net revenue interest (“net” of all over-riding charges) and establishes the operating basis for the well or the “working interest.”  The working interest encompasses 100% of what remains after all royalties have been paid and is generally shared in some proportion with the actual providers of services at the well site (“operators”) and other investors or oil companies seeking to exploit and profit form the well.  The working interest bears all of the costs of operations, and only after this overhead has been deducted can the working interest owners determine if they have made a profit or sustained a loss.  Allocation of capital expenditures at the well site are determined by the operator’s agreement and any agreements among the working interest partners, such that drilling expenses, pump jacks, storage tanks, hook-ups to natural gas pipelines and similar one-time outlays are recovered or amortized by proceeds from the working interest revenues.

For further explanation of concepts described in this section, see “Oil & Gas Interests – Glossary” for a glossary of additional key technical terms.  The following discussion should also be read in conjunction with the Financial Statements and notes thereto.

Anderson County, Freestone County and Jones County, Texas

In July 2006, we purchased a 90% interest in the mineral rights, royalties and leases pertaining to the oil, gas and liquid hydrocarbons, excluding coal and lignite, covering 27,557 gross acres (22,682 net acres) in Anderson, Freestone and Jones Counties in East Texas for $17,660,000 cash and 1,500,000 shares of our common stock.  For additional details concerning the terms of the purchase of this property, see “Oil & Gas Interests – Anderson County, Freestone County and Jones County, Texas.”  We estimate that the property will accommodate as many as 200 oil and gas wells over the next 10 years.  The property currently generates annual royalties for us of approximately $100,000 from existing oil and gas wells on portions of the property leased to third party oil and gas companies.

Of the 10% interest in the mineral rights not owned by us, a 4% interest is owned by Roboco.  Roboco is a private company owned 1/3 by Michael S. Studdard, 1/3 by George D. Barnes and 1/3 by Tom J. Temples.  Michael S. Studdard was appointed our President and a director, George D. Barnes was appointed our Vice President of Operations and a director, and Tom J. Temples was appointed our Vice President of Exploration and Production on August 21, 2006.  The remaining 6% interest is owned by an unrelated party.  Overriding royalty interests totaling 5% of all oil and gas to be produced from wells drilled by us and from any wells drilled for us or in which we participate after July 26, 2006 on our Anderson, Freestone and Jones Counties property were granted as follows: 2% to George D. Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Smith (each as to an undivided ¼ interest); and 3% to Roboco.

On most of these properties, we acquired ownership rights to the sub-surface minerals identified as hydrocarbon in nature.  Gold and other precious metals are excluded from the rights acquired.  In addition, on all of these properties, we became the operator and the owner of 90% of the working interest, except for the portions of the property leased to third party oil and gas companies.  Under these conditions, we have the economic ability to lease the extraction and development rights on our hydrocarbon zones to third parties, retaining a royalty interest ranging from 0.27% to 18.75% of production while not being responsible for any of the expenses.  Alternatively, we also have the economic ability to develop the wells ourselves and not to lease the property to any third party.  For those properties, we receive 85.5% of any revenue from the portions of the property not leased to third parties, and we are responsible for 90% of the expenses.  Presently, the portions of the property that are not leased to third parties are not producing revenue.

Polk County, Texas

In January 2006, we entered into an agreement to purchase from an unrelated party an 82.5% working interest (a 61.875% net revenue interest) in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $50,000 cash and a further $50,000 in cash upon cleaning out the property’s well.  In 2006, we re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect at a cost of approximately $1.6 million and successfully restimulated it in July 2006.  Stabilized rates from the well indicate an average production of 120 barrels of oil per day and 250,000 cubic feet of gas per day with a flowing tubing pressure of 1,600 pounds per square inch on a 10/64ths choke.  We expect to incur additional costs during the fourth quarter of 2006 totaling $600,000 to $800,000 for completing the well and putting an existing gas line into use.

The operator is Rodessa Operating Company, a company unaffiliated with us.  Expenses and income after royalties totaling 25% are allocated among unaffiliated working interest owners in proportion to their working interests.

Asphalt Ridge Tar Sands

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah from an unrelated party for $100,000 cash and a 5% overriding royalty interest. The property is located within the largest bituminous sandstone deposit in the Uinta Basin. The oil-saturated sands in the Mesa Verde Group and the Duchesne River Formation have been identified at varying depths from the surface to over 1,500 feet below the surface.  In March 2006, we contributed the leases to Redrock (formerly Wentworth Oil Sands, Inc.) and issued 200,000 shares of our common stock (and options to purchase 300,000 shares of our common stock at $1.25 per share) to Petromax Technologies, LLC, whose oil extraction technology Redrock licensed at the time, in return for a 45.4% interest in Redrock.  Redrock has subsequently issued additional shares of its common stock and our ownership interest in Redrock has gone from 45.4% to 23.5% of the issued and outstanding common stock of Redrock (see “Prospectus Summary – The Company”).  Redrock now owns the Asphalt Ridge Tar Sands leases.  On September 20, 2006, Redrock ceased use of the Petromax technology and Petromax has since agreed with us to exchange its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share.  Redrock entered into a technology licensing agreement with TDI Technology, Inc. pursuant to which Redrock is funding the further development and testing of TDI’s processing technology for the extraction of bitumen from oil sands.  TDI’s processing technology has not been used or tested for the commercial extraction of bitumen.  Redrock plans to continue its research into tar sands extraction and production technologies and develop its leasehold interests.

Redrock is entitled to 95% of any revenue from this property and it is responsible for all of the expenses.

On October 19, 2005, we entered into an agreement to purchase leases covering an additional 1,592 acres in the Asphalt Ridge Tar Sands project; however, the agreement was terminated in November 2005.

Oil and Gas Operations

The following table summarizes our oil and gas production revenue and costs, our productive wells and acreage, undeveloped acreage and drilling activities for each of the last three years ended December 31.  As of December 31, 2005, we did not have proved oil and gas reserves.  We were not active in oil and gas in 2004 and 2003.

	2005		2004	2003
Production
Average sales price per barrel of oil	$58.30		Nil	Nil
Average production cost per barrel of oil	$91.32	(1)	Nil	Nil
Net oil production (barrels)	509		Nil	Nil
Net gas production (thousand cubic feet)	Nil		Nil	Nil
Productive wells - oil
Gross	11		Nil	Nil
Net	11		Nil	Nil
Productive wells - gas
Gross	Nil		Nil	Nil
Net	Nil		Nil	Nil
Developed acreage - oil
Gross acreage	540		Nil	Nil
Net acreage	270		Nil	Nil
Developed acreage - gas
Gross acreage	Nil		Nil	Nil
Net acreage	Nil		Nil	Nil
Undeveloped acreage - oil
Gross	Nil		Nil	Nil
Net	Nil		Nil	Nil
Undeveloped acreage - gas
Gross	17		Nil	Nil
Net	2		Nil	Nil
Drilling activity
Net productive exploratory wells drilled	Nil		Nil	Nil
Net dry exploratory wells drilled	Nil		Nil	Nil
Net productive development wells drilled	Nil		Nil	Nil
Net dry development wells drilled	Nil		Nil	Nil

(1) Includes the cost of remediating 11 wells in 2005.

Delivery Commitments

We are not obligated to provide oil or gas in fixed quantities or at fixed prices under existing contracts.

LEGAL PROCEEDINGS

On May 24, 2006 we initiated a lawsuit against KLE Mineral Holdings, LLC (“KLE”) seeking the recovery of $118,000 of deposits and other amounts paid in respect of the purchase of certain coal leases in 2005.  The purchase was not completed and the vendor agreed in 2005 to refund the deposits, but subsequently failed to honor that agreement.  The $118,000 of deposits and other amounts were expensed by us in 2005. In August 2006, the court denied KLE’s motion to dismiss this case.

On April 10, 2006, PIN Financial LLC initiated a lawsuit against us in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of our common stock in respect of our January 2006 issuance of $1,500,000 of convertible debentures to Cornell Capital Partners, LP.  Cornell Capital Partners, LP and we deny and dispute the claim and we will aggressively defend the action.

We are in a dispute with Utah Oil Sands, Inc. related to our refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of our common stock.  We claimed the leases were not as represented and terminated the purchase agreement in November 2005.  On September 25, 2006, Utah Oil Sands commenced litigation in the Los Angeles Superior Court claiming additional shares due for leases identified and intellectual property rights or business opportunities divulged. We have answered that claim and cross-complained against Utah Oil Sands for return of the 100,000 shares already issued and cancellation of any further claims. The action is in its very early stages.

Cause No. 349-5618 styled Phillip Dennis Carter and Teresa Walls Carter vs. Barnico Drilling, Inc., et al, is pending in the 349th Judicial District Court of Anderson County, Texas. Plaintiff has sued Barnico and four other entities complaining that he was employed by Barnico Drilling, Inc., and on December 8, 2004, while working on a drilling rig in Anderson County, Texas, that he was injured when trying to climb down off of a rig. Plaintiff alleges that was negligent in various manners and alleges that he suffered disabling and serious personal injuries.

Cause No. 87-9691, styled Roy Vest vs. Barnico Drilling, Inc., is pending in the 87th Judicial District Court of Anderson County, Texas. Plaintiff alleges that he was an employee of Barnico, at a time when he was injured on the job. Barnico is a non-subscriber under worker’s compensation. Plaintiff filed his case on December 2, 2002 and, although discovery has been conducted, the Plaintiff has not prosecuted this case or taken any other action in this case for nearly two years.

Other than the foregoing, presently, neither we nor our wholly owned subsidiaries are party to any material litigation and we are not aware of any other material litigation, either pending or threatened.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Current Position/Office	Position Held Since	Director Since/During
John Punzo	51	Chief Executive Officer, Chairman of the Board and Director	April 2, 2005	April 2, 2005
Francis K. Ling	50	Chief Financial Officer and Director	August 29, 2005	August 29, 2005
Gordon C. McDougall	50	Director	February 23, 2005	February 23, 2005
Roger Williams	49	Director	April 15, 2006	April 15, 2006
Neil Lande	68	Director	June 15, 2006	June 15, 2006
Michael S. Studdard	57	President and Director	August 21, 2006	August 21, 2006
George D. Barnes	43	Vice President of Operations and Director	August 21, 2006	August 21, 2006
Tom J. Temples	52	Vice President of Exploration and Production	August 21, 2006	Not applicable

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

John Punzo

Since April 2005, John Punzo has been our Chief Executive Officer, Chairman of our Board of Directors and a director. From January 1999 to January 2004, Mr. Punzo was President and Chief Executive Officer of Sonoran Energy Inc. (formerly Showstar Online.com, Inc.), an oil and gas company with assets of approximately $42,000,000 in January 2004 and whose shares are quoted on the OTC Bulletin Board, and was involved in the restructuring of that company into a successful energy producer until his departure to further develop his energy consultancy and private management group.  Since 1981, Mr. Punzo has played a key role in launching, directing and obtaining the funding for a number of public and private companies.  Mr. Punzo is also the sole shareholder, director and officer of each of Panterra Capital Inc. and Paradigm Process Inc., private consulting companies offering the following management services: supervision of day to day operations, identifying and negotiating the purchase of oil and gas properties, locating and securing financing, hiring and terminating personnel, overseeing regulatory compliance, and responding to investor inquiries.

Francis K. Ling

Mr. Ling was appointed our Chief Financial Officer on August 29, 2005. From March 2000 until June 2006, he was Chief Financial Officer for Dixon Networks Corporation, a private contracting company with approximately 500 employees that specializes in the engineering and construction of fiber optic networks for large telecommunication companies primarily in British Columbia, Alberta, Washington and Oregon.  Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers’ Association.  Mr. Ling served as Chief Financial Officer of Redrock from May 2006 until November 30, 2006. Mr. Ling is chairman of our Audit Committee, our Chief Financial Officer and Chief Financial Officer and a director of Barnico.

Gordon C. McDougall

From January 1997 until August 2001, Mr. McDougall was President and sole shareholder of Campbell Capital Advisory Inc., a private investment and management consulting company located in Vancouver, British Columbia, Canada.  From March 2002 until June 2004, he was also a director of Gamestate Entertainment Inc. (subsequently renamed Quest Oil Corp.), a public leisure and entertainment company with assets of approximately $14,000 in June 2004 and whose shares are quoted on the OTC Bulletin Board.  From May 2004 until March 2006, Mr. McDougall was President and a director of Revelstoke Industries Inc, a newly-formed reporting company in the United States.  Since November 2004, he has been the sole shareholder, director and President of C4 Capital Advisory Inc., a private consulting company offering the following management services: identifying and negotiating the purchase of oil and gas properties, locating and securing financing, liaising with corporate counsel and accountants, and responding to investor inquiries. From February 2005 until August 2006, Mr. McDougall was our President. Born in New Brunswick, Canada, Mr. McDougall completed the Canadian Securities Course in 1984 and became a stockbroker with Nesbitt Thomson in 1984.  Mr. McDougall is well-versed in raising capital, managing start-up companies and coaching companies through their initial growth.  Mr. McDougall is a member of our Audit Committee and a director of Barnico and was President and a director of Redrock from March 2006 until October 2006.

Roger D. Williams

Mr. Williams has over 25 years of professional engineering and senior legal experience with major projects, including onshore and offshore Gulf of Mexico leases, the Trans-Alaska Pipeline System, gas fields in Indonesia and the Philippines, and power plants developed in tandem with upstream oil and gas projects. He also has extensive industry experience working for over nine years as a lead engineer for Exxon on several major upstream projects, including strategic planning, financial analyses and reservoir development studies.  From January 2002 until September 2005, Mr. Williams served as managing partner of the Hong Kong office of the law firm of Troutman Sanders LLP, a firm with over 600 practicing attorneys.  From September 2000 until December 2001 and from October 2005 until March 2006, Mr. Williams was a partner in Troutman Sanders LLP’s Washington, D.C. office.  He has held various legal and petroleum industry positions both as a practicing attorney and professional engineer since 1979.  Mr. Williams has degrees in petroleum and chemical engineering, and received his law degree from the University of Alabama in 1991.  His legal career included practice with Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C., Hong Kong and Singapore. In March 2006, he left the private practice of law and became CEO and a director of Redrock.

Neil Lande

Neil Lande was an investment banker and financial analyst for over 30 years.  Working for firms such as Abraham & Company Investment Advisory in New York, Cowen & Company Financial Analysis, and Underwood Neuhaus & Co. Investment Banking, he has spent much of his career covering the oil services sector.  Since 1990, Mr. Lande has been a partner in Houston-based Republic Capital Interests where he has built or bought and sold numerous businesses and 7,600,000 square feet of commercial buildings and shopping centers.  As an investment banker, Mr. Lande worked on corporate turnarounds, public offerings, and the development of customized financing vehicles for contract drillers to finance the purchase of equipment with off-balance sheet financing.  In an advisory capacity he has initiated numerous private placements, primarily for companies in the oil service industry.  Mr. Lande has a BSBA degree from Babson College in Boston.  Mr. Lande is a member of our Audit Committee.

Michael S. Studdard

Mr. Studdard is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. From 1992 to July 2006, he was an independent landman and founded Michael S. Studdard & Associates, a small, private company specializing in seismic permitting and exploration ventures. Mr. Studdard founded Signature Geophysical, where he was responsible for hiring and supervising landmen, field crews, sales, and marketing. From 1989 to 1992, he was Regional Director of Sales for GFS Company, where he was responsible for coordinating and managing sales and marketing activities and developing relationships with oil and gas companies including Mobil, Texaco, Exxon and Chevron in addition to independent exploration companies. From 1986 to 1992, he was the National Sales Director with TGC Industries. From 1976 to 1986, he was co-owner of Ward Exploration, where he was Manager of Public Relations and sales responsible for personnel and budgets as well as manager of field crew operations. Prior thereto, Mr. Studdard served in various capacities with SPS Services, Inc.

George D. Barnes

George Barnes has been President and a director of Barnico since its formation in May 1992. He is an oil and gas drilling contractor with more than 24 years of hands-on drilling operations experience. Mr. Barnes has experience in all facets of drilling ranging from site preparation through drilling and completions.  He has oversight and management responsibilities for two drilling rigs, six rig-hauling tractor trailer trucks and four caterpillar crawler tractors. Mr. Barnes manages up to 40 employees of which 18 are highly-experienced, key employees who have been with the company since inception.

Tom J. Temples

Tom J. Temples is an AAPG Certified Petroleum Geologist, a SIPES Certified Earth Scientist, a Registered Professional Geologist (Arkansas) and a Registered Environmental Manager with 30 years of experience in exploration, development and management of petroleum ventures in North America.  Dr. Temples founded Advanced Environmental Solutions, LLC (“AES”), a geological research and consulting company headquartered in Lexington, South Carolina in June 1999 and remains co-owner.  AES has annual revenue of approximately $300,000. Dr. Temples was also an Associate Research Professor at the University of South Carolina from October 1999 until October 2006 and has been Adjunct Professor of Geology at Clemson University since 1996.  Dr. Temples received his Bachelor of Science degree from Clemson University and his Ph.D. from the University of South Carolina.  Prior to founding AES, Dr. Temples was employed as Senior Geotechnical Advisor to the Department of Energy at Savannah River Site, from 1991 to 1999.  Dr. Temples was Exploration Manager for Peko Oil, USA where he was responsible for exploration and generation of prospects for drilling, as well as the risk assessment and budget preparation for a $200 million program.  Early in his career, he served in various capacities with Texaco, Inc.

There are no family relationships among our directors and executive officers.  No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years.  No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years.  No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years.  No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

Audit Committee and Audit Committee Financial Expert

We have an audit committee comprising three directors - Francis K. Ling, Gordon C. McDougall and Neil Lande. Our board of directors has determined that only one member of our audit committee, Francis K. Ling is a financial expert, as that term is defined under applicable securities regulations. Mr. Ling is our Chief Financial Officer and is, therefore, not “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14 under the Securities Exchange Act of 1934. Although Mr. Ling is not “independent,” our board of directors determined that his presence on the committee is in the best interests of the Company due to his significant experience and knowledge regarding the subject within the Audit Committee’s oversight and the fact that he is the only director qualifying as an “audit committee financial expert.” Because of our limited resources and these exceptional circumstances, we view his presence on the Audit Committee as necessary and appropriate, despite the fact that the Audit Committee’s charged duties include oversight of Mr. Ling’s performance as our Chief Financial Officer. In order to mitigate the potential conflicts that arise from Mr. Ling’s service as a committee charged with his own oversight, Mr. Ling recuses himself from committee deliberations as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Shareholders are required by Securities and Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with, except (i) John Punzo, Chief Executive Officer, Chairman and director, was late in reporting one transaction on Form 4 - Statement of Changes in Beneficial Ownership; (ii) Gordon C. McDougall, President and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock and options to purchase shares of our common stock; (iii) Francis K. Ling, Chief Financial Officer and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late in reporting one transaction on Form 4 - Statement of Changes in Beneficial Ownership; (iv) James F. Whiteside, our former President of Oil Sands Development and former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late in filing two Statements of Changes in Beneficial Ownership on Form 4 reporting a total of three transactions; (v) Daniel M. Leonard, our former Vice President of Exploration and Development and former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock and options to purchase shares of our common stock, and was late in filing one Statement of Changes in Beneficial Ownership on Form 4 reporting three transactions; and (vi) Severino Amorelli, a former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock.

Code of Ethics

We have adopted a code of ethics which applies to all our directors, officers and employees. A copy of our “Code of Ethics and Business Conduct for Officers, Directors and Employees” is filed with the Securities and Exchange Commission as Exhibit 14.1 hereto. In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer, and to our most highly compensated executive officers at December 31, 2005, other than our Chief Executive Officer (collectively, the “Named Executed Officers”). No compensation was awarded to, earned by or paid to Named Executive Officers in 2004 or 2003.

						Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Annual Compensation				Restricted Stock Awards ($)	Securities Underlying Options / SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
		Salary ($)	Bonus ($)	Other ($)
John Punzo, CEO, Chairman, director	2005 2004 2003	— — —	— — —	$143,300 — —	(1)	— — —	2,000,000 — —	— — —	$2,700 — —	(2)
Gordon C. McDougall,(3) President, director	2005 2004 2003	— — —	— — —	105,200 — —	(4)	— — —	1,600,000 — —	— — —	$3,130 — —	(5)
Francis K. Ling, CFO, director	2005 2004 2003	— — —	— — —	$13,444 — —		— — —	1,200,000 — —	— — —	— — —
James F. Whiteside,(6)	2005	—	—	$40,000		—	1,200,000	—	—
President of Oil Sands Development, director	2004 2003	— —	— —	— —		— —	— —	— —	— —
Daniel M. Leonard,(7)	2005	—	—	$59,195		—	750,000	—	—
Vice President of Exploration and Development, director	2004 2003	— —	— —	— —		— —	— —	— —	— —

(1)	Paid and accrued to Panterra Capital Inc. and Paradigm Process Inc., private companies of which John Punzo is the sole shareholder for management consulting services.
(2)	Paid to Panterra Capital Inc. and Paradigm Process Inc. for rented space for office use.
(3)	Gordon C. McDougall resigned as President on August 21, 2006 to permit Michael S. Studdard’s appointment as President.
(4)	Paid and accrued to C4 Capital Advisory Inc., a private company of which Gordon C. McDougall is the sole shareholder for management consulting services.
(5)	Paid to Gordon C. McDougall for rented space for office use.
(6)	James F. Whiteside resigned as a director and officer on April 4, 2006.
(7)	Daniel M. Leonard served as director and officer of the company from August 29, 2005 until September 30, 2005.

Option / SAR Grants Table

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers:

Name	Number of Securities Underlying Options / SARS Granted (#)	Percent of Total Options / SARS Granted to Employees in the Fiscal Year	Exercise or Base Price ($/share)	Market Price of the Underlying Security on the Date of Grant ($)	Date of Grant	Expiration Date
John Punzo	800,000	11.8%	$0.25	$0.25	March 18, 2005	February 28, 2008
John Punzo	800,000	11.8%	$0.50	$0.25	March 18, 2005	February 28, 2009
John Punzo	200,000	3.0%	$0.25	$0.25	April 2, 2005	February 28, 2008
John Punzo	200,000	3.0%	$0.50	$0.25	April 2, 2005	February 28, 2009
Gordon C. McDougall	800,000	11.9%	$0.25	$0.25	March 18, 2005	February 28, 2008
Gordon C. McDougall	800,000	11.8%	$0.50	$0.25	March 18, 2005	February 28, 2009
Francis K. Ling	1,200,000	17.8%	$0.50	$0.62	December 31, 2005	February 28, 2008
James F. Whiteside	1,200,000	17.8%	$0.50	$0.62	December 31, 2005	February 28, 2008
Daniel M. Leonard	100,000	1.5%	$0.25	$0.25	March 23, 2005	February 28, 2007
Daniel M. Leonard	100,000	1.5%	$0.50	$0.25	June 8, 2005	February 28, 2008
Daniel M. Leonard	550,000	8.1%	$0.50	$0.62	December 31, 2005	February 28, 2008

A copy of the form of these stock option agreements is filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s report on Form 10-KSB/A for the year ended December 31, 2005 and copies of each of the option agreements listed below are included in the exhibit list that is part of the registration statement filed with this prospectus.

On March 27, 2006, we granted additional options to Mr. Punzo to purchase up to 500,000 shares of our common stock at a price of $3.85 per share at any time until February 28, 2009. The market price of our common stock on the date of this grant was $3.40 per share.

Pursuant to a resolution of our Board on December 12, 2005, we authorized the issuance of stock options to John Punzo and Gordon C. McDougall, to be issued on their respective anniversary dates of service, to each purchase up to 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 as compensation for their services to our Board of Directors. The market price of our common stock on December 31, 2005 was $0.64 per share, and on May 29, 2006, the actual date of issuance, it was $4.23 per share.

On May 29, 2006, we granted stock options pursuant to an agreement dated March 29, 2006 to Michael S. Studdard, George D. Barnes and Tom J. Temples to each purchase up to 2,000,000 shares of our common stock at a price of $1.50 per share until June 15, 2009.  These options vest at a rate of 166,667 shares per calendar quarter commencing July 1, 2006. The market price of our common stock on March 29, 2006 was $3.62 per share, and on May 29, 2006 it was $4.23 per share. On July 4, 2006, we granted further stock options to Mr. Studdard, Mr. Barnes and Mr. Temples to each purchase up to an additional 350,000 shares of our common stock at a price of $1.50 per share until June 15, 2009. The market price of our common stock on July 5, 2006, the first trading day after the date of these grants, was $1.80 per share. These options vest at a rate of 29,167 shares per calendar quarter commencing July 4, 2006.  Mr. Studdard and Mr. Barnes were  both appointed directors and also appointed President and Vice President of Operations, respectively, and Mr. Temples was appointed Vice President of Exploration and Production on August 21, 2006 (see “Management – Directors and Executive Officers”).

Some of the stock options discussed above were “in the money” grants, meaning that the market price of the common stock underlying the options on the date of grant exceeded the option exercise price.  In these instances, the Company has recorded a compensation expense based on an estimate of the fair value of the options based on the Black-Scholes method of valuing options, which expense may be amortized over any applicable vesting period.  The recipients of “in-the-money” grants also recognize a corresponding income event.

Because we issue stock options for a variety of unrelated compensation purposes, we do not have a single written stock option plan in place.  However, management must present any proposed grant of stock options to our Board of Directors for approval. After approval by the Board, we enter into stock option agreements with the individuals granted such options.  The terms of the options we grant are contracted between each recipient and the Company on a case-by-case basis (Please see “Risk Factors - We Do Not Have a Written Stock Option Plan In Place, Which May Create Potential Conflicts of Interest for our Management and May Dilute or Diminish the Value of our Common Stock”).

Aggregated Option / SAR Exercises in the Last Fiscal Year and Fiscal Year End Option / SAR Values

The following table sets forth, on an aggregate basis, information concerning each exercise of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the year end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options / SARS at December 31, 2005 (#) Exercisable / Unexercisable	Value of Unexercised in-the- Money Options / SARS at December 31, 2005 ($) Exercisable / Unexercisable
John Punzo	520,000	$260,000	1,480,000 / —	$297,600 / —
Gordon C. McDougall	280,000	$140,000	1,320,000 / —	$288,400 / —
Francis K. Ling	—	—	1,200,000 / —	$144,000 / —
James F. Whiteside	—	—	1,200,000 / —	$144,000 / —
Daniel M. Leonard	—	—	750,000 / —	$115,000 / —

Compensation of Directors

Mr. Severino Amorelli, a non-employee director at the time of the grant, was granted options on March 18, 2005 to purchase up to 75,000 shares of our common stock at a price of $0.25 per share at any time until February 28, 2008. The market price of our common stock on the date of the grant was $0.25.

Pursuant to a resolution of our Board on December 12, 2005, we authorized the issuance of stock options to Severino Amorelli, a non-employee director at the time of the grant, to be issued on his anniversary date of service, to purchase up to 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 as compensation for his services to our Board of Directors. The market price of our common stock on the date of this grant was $0.65 per share.

On February 15, 2006, we granted stock options to Roger D. Williams, a non-employee director, to purchase up to 250,000 shares of our common stock at a price of $1.50 per share until February 28, 2011.  These options vest at a rate of 31,250 shares per calendar quarter commencing April 1, 2006. The market price of our common stock on the date of this grant was $1.90 per share.

On June 15, 2006, we granted stock options to Neil Lande, a non-employee director, to purchase up to 200,000 shares of our common stock at a price of $4.20 per share until June 15, 2009.  The stock options vest at a rate of 50,000 shares per calendar quarter commencing July 1, 2006. The market price of our common stock on the date of this grant was $3.45 per share.

The option agreements referred to above are included in the exhibit list that is part of the registration statement filed with this prospectus.

Employment Contracts and Termination of Employment

On April 2, 2005, we entered into a five year management agreement with Paradigm Process Inc., a private company the sole shareholder of which is John Punzo, our Chief Executive Officer, Chairman and a director. This management agreement contained the following provisions: a monthly fee of $13,700 ($164,400 annually) with a one-time payment of $10,000 upon execution of the agreement; the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year (issuable to Mr. Punzo at the contracting party’s request); and upon termination of the agreement by us, a severance payment equal to $328,800, representing 24 months of fees. Because Paradigm Process, Inc. was engaged in work other than management consulting for the oil and gas industry and another of Mr. Punzo’s companies, Pantera Capital, Inc., focused solely on such services, we mutually decided to terminate this agreement on September 30, 2005 and replace it with a management agreement with Panterra Capital Inc. (“Panterra”) In connection with that termination, Paradigm Process, Inc. waived the severance payment.

On October 1, 2005, we entered into a five year management agreement with Panterra, a private company the sole shareholder of which is John Punzo, our Chief Executive Officer, Chairman and a director. This management agreement contains the following provisions: a monthly fee of $13,700 ($164,400 annually); the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year (issuable to Mr. Punzo at Panterra’s request); and upon termination of the agreement by us, a severance payment equal to $164,400, representing 12 months of fees. We recognize that the agreement with Panterra creates a potential conflict of interest with respect to Mr. Punzo and the enforcement of the agreement. On August 10, 2006, we made a $350,000 bonus payment to Panterra.

On April 2, 2005, we entered into a five year management agreement with C4 Capital Advisory Inc., a private company the sole shareholder of which is Gordon C. McDougall, a director and our former President. This management agreement contained the following provisions: a monthly fee of $10,800 ($129,600 annually), and the grant of stock options to purchase not less than 800,000 shares of our common stock per year. This agreement was terminated by us and C4 Capital Advisory Inc. effective June 8, 2006.

On October 14, 2005, we entered into a three year consulting agreement with James F. Whiteside, our former President of Oil Sands Development. This consulting agreement contained the following provisions: a monthly fee of $10,000 ($120,000 annually); the grant of stock options to purchase not less than 1,200,000 shares of our common stock at $0.50 per share, which options vest at a rate of 100,000 options per calendar quarter; and not less than 60-days’ written notice to terminate the agreement. In March 2006, Mr. Whiteside’s agreement was modified to reduce the monthly fee to $2,500 and on April 5, 2006 the agreement was terminated as of June 6, 2006.

On July 25, 2006, we entered into a three-year consulting agreement with Michael S. Studdard, who was appointed our President and a director on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

On July 25, 2006, we entered into a three-year consulting agreement with George D. Barnes, who was appointed our Vice President of Operations and a director on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

On July 25, 2006, we entered into a three-year consulting agreement with Tom J. Temples, who was appointed our Vice President of Exploration and Production on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

In order to secure the services provided under the contracts discussed above, the contracting parties required that the Company enter into independent contractor consulting arrangements with the individuals or entities providing those services.  As such, the Company neither withholds nor remits payroll taxes on behalf of any of our independent contractors or their employees (see “Risk Factors - If Our Independent Contractors are Characterized as Employees, We Would Be Subject to Employment and Withholding Liabilities, Past Taxes and Penalties.”).

Each of the agreements identified above is included in the exhibit list that is part of the registration statement filed with this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for transactions set forth under the heading “Management” and as set forth below, there have been no transactions or proposed transactions during the past two years requiring disclosure pursuant to Item 404 of Regulation S-B.

At the time that we acquired Barnico, Barnico had a commercial lease with JoAnn Barnes that provides $1,500 monthly rent payments to Ms. Barnes. Barnico continues as lessee, and the lease remains in force. Ms. Barnes is a former 25% shareholder of Barnico, owns 625,000 shares of our common stock, and is the mother of George Barnes, a director and officer of the Company.

We granted stock options to purchase 50,000 shares of our common stock at a price of $0.25 per share on June 8, 2005 to Gino Punzo, the brother of our Chief Executive Officer, Chairman and director, John Punzo, in return for certain consulting services.  The market price of our common stock on the date of this grant was $0.25.  Gino Punzo exercised his options and purchased 25,000 shares of our common stock on each of February 9, 2006 and October 3, 2006.

Indemnification of Officers and Directors

The Oklahoma Statutes provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in our best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Conflicts of Interest

There will be occasions when the time requirements of our business conflict with the demands of the officers’ other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of additional personnel will be available or that they can be obtained upon terms favorable to us.

Some of our officers and directors also are officers, directors, or both of other corporations. These companies may be in direct competition with us for available opportunities.

Our President, Michael S. Studdard, is an officer, director or owner of the following companies who own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties, in East Texas: Mike Studdard & Associates, PMS Leasing, Bayou Interests, Roboco Energy, Inc., Rock Bottom Oil Company, GP, LLC, and South Buffalo Partners.  Our Vice President of Operations, George D. Barnes, is an officer, director or owner of the following companies who own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties, in East Texas: Barnes Drilling and Exploration, Inc., Roboco Energy, Inc., Rock Bottom Oil, GP, LLC.  Our Vice President of Exploration and Production, Tom J. Temples, is an officer, director or owner of the following who own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties in, East Texas: Advanced Environmental Solutions, LLC, and Roboco Energy, Inc.  Mr. Studdard, Mr. Barnes and Mr. Temples have agreed to not accept any work, enter into a contract or accept any obligation that is inconsistent or incompatible with their positions with us, but their fiduciary obligations to these companies may, from time to time, conflict with their obligations to us.

Our Code of Ethics requires all our officers and directors to avoid any action that may involve, or may appear to involve, a conflict of interests with us.  However, our directors and officers may, in the future, become affiliated with other companies in businesses similar to ours.  As such, they will have fiduciary duties to these other companies.  To the extent that a director or officer identifies business opportunities that may be suitable for companies with whom they are affiliated, they will honor those fiduciary obligations.  Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities.

Our Code of Ethics requires all officers or directors to disclose to us any situation that presents the possibility of a conflict of interests.  To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the Oklahoma General Corporation Act.  We will endeavor to resolve such conflicts amicably, but we cannot assure you that conflicts will be resolved in our favor.

As of September 30, 2006, we owe $47,692 to our directors and officers, or to corporations owned by our directors and officers, in respect of unpaid fees and unreimbursed expenses in the ordinary course of business.  As of December 31, 2005, we owed a total of $51,654 to these parties.  The amounts due are unsecured and are without interest and stated terms of repayment.  These amounts were paid subsequent to the end of the periods.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides information regarding own shares of outstanding Common Stock beneficially owned as of the date of this prospectus by (a) each person who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes a voting and investment power with respect to shares.  Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed beneficially owned and outstanding from computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person, except with respect to group totals.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		% of Class

5% Beneficial Owners (1)

Roboco Energy, Inc.(2) 5110 Anderson County Road 2206, Palestine, TX	Common stock	1,500,000		6.3%

Directors

Roger D. Williams 34956 Vintage Place, Roundhill, VA	Common stock	125,000	(3)	0.5%

Neil Lande 5814 Tanglewood Park, Houston, TX	Common stock	160,000	(4)	0.7%

Named Executive Officers

John Punzo 16149 Morgan Creek Crescent, South Surrey, BC, Canada	Common stock	2,757,500	(5)	10.7%

Gordon C. McDougall 15577 Columbia Avenue, White Rock, BC, Canada	Common stock	2,258,000	(6)	8.9%

Francis K. Ling 6924 Stewart Road, Delta, BC, Canada	Common stock	607,500	(7)	2.5%

Daniel M. Leonard 115 West 7th Street, Suite 1400, Fort Worth, TX	Common stock	529,620	(8)	2.2%

Michael S. Studdard 5110 Anderson County Road 2206, Palestine, TX	Common stock	2,087,502	(9)	8.5%

George D. Barnes 1006 Anderson County Road 2212, Palestine, TX	Common stock	2,712,502	(10)	11.1%

Tom J. Temples 415 Hollenbeck Road, Irmo, SC	Common stock	2,087,502	(11)	8.5%

All directors and executive officers as a group	Common stock	10,325,126	(12)	34.0%

(1)

On July 25, 2006, we entered into several agreements with investors in a private placement transaction, providing for the issuance of $32,350,000 in senior secured convertible notes and warrants. The terms of the notes and warrants restrict holders from converting or exercising their notes or accompanying warrants if, after giving effect to such conversion or exercise, the holder would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. Due to the ownership restriction in the notes and warrants, we did not list any of the holders of the notes or warrants from the July 2006 private placements as 5% or greater beneficial owners in this table.

(2)	A private company owned 1/3 by Mr. Michael S. Studdard, 1/3 by Mr. George D. Barnes and 1/3 by Mr. Tom J. Temples.

(3)	Represents 125,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Williams.

(4)	Represents 10,000 shares of common stock owned of record by Mr. Lande and 150,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Lande.

(5)

Represents 152,500 shares of common stock owned of record by Mr. Punzo, 625,000 shares of common stock owned of record by Panterra Capital Inc., a private company the sole shareholder of which is Mr. Punzo, and 1,980,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Punzo.

(6)

Represents 133,000 shares of common stock owned of record by Mr. McDougall, 605,000 shares of common stock owned of record by USGL Holdings Inc., a private company the sole shareholder of which is Mr. McDougall, and 1,520,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. McDougall.

(7)	Represents 61,500 shares of common stock owned of record by Mr. Ling and 546,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Ling.

(8)

Represents 79,500 shares of common stock owned of record by Mr. Leonard, 76,620 shares of common stock owned of record by Sandhill Operating Company, a private company the sole shareholder of which is Mr. Leonard, and 373,500 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Leonard.

(9)

Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Studdard owns 1/3 of the issued and outstanding shares and 587,502 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Studdard.

(10)

Represents 625,000 shares of common stock owned of record by Mr. Barnes, 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Barnes owns 1/3 of the issued and outstanding shares, and 587,502 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Barnes.

(11)

Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Temples owns 1/3 of the issued and outstanding shares and 587,502 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Temples.

(12)	This total counts the 1,500,000 shares of common stock owned by Roboco Energy, Inc. (and included in the share counts for its three shareholders) only once.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.  The material terms of such exhibits are disclosed herein.

Dividend Policy

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

Our authorized capital consists of 302,000,000 shares of stock. We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of $0.001 par value preferred stock, which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors. As of December 8, 2006, we had 23,882,498 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

CONVERTIBLE DEBENTURE FINANCING

On January 12, 2006, we entered into a series of agreements, set forth in a filing dated January 23, 2006, to sell to Cornell Capital Partners, LP (“Cornell”), a total of $1,500,000 in convertible debentures and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively. The agreements include, without limitation, a Securities Purchase Agreement, a Security Agreement, a Subsidiary Security Agreement, an Investor Registration Rights Agreement, a Secured Convertible Debentures, a Pledge and Escrow Agreement and warrants to purchase common stock. The following is a summary of the material provisions of those agreements and the convertible debentures and warrants. For additional information, please refer to the full text of those agreements, each of which is attached as an exhibit to the Form 8-K filed on January 23, 2006. The closing price of our common stock on January 12, 2006 was $0.58.  Of the convertible debentures originally acquired by Cornell, $445,000 have been converted, with $1,055,000, plus interest, remaining due and payable.  None of the warrants have been exercised.

The convertible debentures have a term of three years, accrue interest at 10% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to eighty-five (85%) of the lowest Volume Weighted Average Price of our Common Stock for the fifteen (15) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. Cornell may not convert debentures for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

At the time we entered into the contracts with Cornell, our share price had averaged approximately $0.60 for the preceding 10-day period. After accepting $1,500,000 from Cornell, and deploying those sums in the Company’s operations, the share price rose to $1.80 in mid-February, at which time (February 13, 2006) the original SB-2 registration statement was filed to register securities issued and to-be-issued on Cornell’s behalf , and continued to rise to over $5.00 in April of 2006.  That registration was subsequently withdrawn on May 12, 2006.  The note conversion price ($0.65) and the three warrant strike prices of $0.60, $0.80 and $1.00, were at or above-market when the initial agreement closed and the investment was originally accepted.  At the time of investment by Cornell, these would have caused no dilution to the then-current shareholders; however, any conversion of the debentures or exercise of the warrants by Cornell at this time will cause dilution to our shareholders.

Securities Purchase Agreement

The Securities Purchase Agreement (Exhibit 4.1 to our Form 8-K filed January 23, 2006) provides for the purchase by Cornell and the sale by us of convertible debentures in the aggregate principal amount of $1,500,000 and warrants to purchase 1,500,000 shares of our common stock.  The Securities Purchase Agreement contains representations and warranties made by us and Cornell which are typical for transactions of this type.  The representations and warranties made by us in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to Cornell.  Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.  Upon entering into the Securities Purchase Agreement, we issued Cornell 100,000 shares of our common stock as a commitment fee.

Section 4 to the Securities Purchase Agreement contains a variety of covenants on our part which are typical for transactions of this type, as well as the following covenants:

•      the obligation to take all action reasonably necessary to have authorized, and reserved for the purpose of issuance, such number of shares of common stock as necessary for conversion of the convertible debentures and the obligation to hold a special meeting of shareholders within thirty (30) days if we do not have available shares of common stock for purposes of increasing the number of shares authorized;

•      the obligation to not enter into or amend any arrangement or agreement with any officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own five percent (5%) or more of the common stock or other affiliates, except for (i) customary employment arrangements, (ii) any investment in one of our affiliates, (iii) any agreement on an arms-length basis on terms no less favorable than those which would have been obtained from a non-related party and (iv) any agreement approved by a majority of our disinterested directors;

•      the obligation not to, without the prior written consent of Cornell, (i) issue or sell shares of our common stock or referred stock for a consideration per share less than the bid price of our common stock immediately prior to issuance, (ii) issue any preferred stock, warrant, option, right, contract, call or other security granting the holder the right to acquire common stock for less than the bid price immediately prior to issuance, (iii) enter into any security instrument granting the holder a security interest in any and all of our assets, or (iv) file any registration statement on Form S-8 except to register shares of common stock issued to our employees, officers or directors, provided that such shares were issued at or above the market price of our common stock at the time of issuance.  Notwithstanding the foregoing, we may issue securities pursuant to (i) or (ii) above without obtaining Cornell’s prior written consent if the price of our common stock at the time of issuance is greater than $0.65 per share and the consideration paid per share for such issued securities is no less than twenty percent (20%) below the price of our common stock at the time of issuance; and

•      the obligation to first offer to Cornell any issuance or sale of capital stock in the event we choose to raise additional capital by the issuance or sale of capital stock until June 11, 2007.

Convertible Debentures

The convertible debentures (Exhibit 4.5 to our Form 8-K filed January 23, 2006) have an aggregate principal amount of $1,500,000, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum.  Our obligations under the convertible debentures are secured by a security interest in substantially all of our assets; however, that security interest is subordinated to the security interest created under the senior secured convertible notes agreements.

Conversion

The convertible debentures are convertible at the option of Cornell into shares of our common stock at an initial conversion price per share equal to the lower of $0.65 or eighty-five (85%) of the lowest volume weighted average daily closing prices of our common stock during the fifteen (15) trading days immediately preceding the conversion date, subject to anti-dilution adjustment.  The anti-dilution adjustments include a “full-ratchet” provision that is triggered if we issue or sell any shares of our common stock or common stock equivalents (such as options, warrants or convertible securities) for a consideration per share less than the initial conversion price.  If the anti-dilution provisions are triggered, the conversion price for the convertible debentures will be reduced to an amount equal to the consideration per share of the new issuance or sale.

Under the terms of the debentures, Cornell may only convert up to 4.99% of our then-issued and outstanding shares on any conversion date, and may not convert more than $15,000 of the convertible debentures per month while 85% of the lowest Volume Weighted Average Price of the our common stock for the fifteen (15) trading days immediately preceding the conversion date exceeds $0.65 per share.

In the event (i) the number of authorized and unissued shares are insufficient to pay the principal and interest in common stock, (ii) the common stock is not listed or quoted for trading, (iii) we fail to timely satisfy the conversion or (iv) the issuance of common stock would result in a violation of the volume restrictions placed on conversion of the debentures (as described above), the we must deliver within three (3) trading days an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price and multiplied by the highest closing price of the stock from the date of the conversion notice until the date the cash payment is made.

Buy-In

If we fail to deliver to Cornell the common stock within five (5) trading days after Cornell has opted to convert the convertible debentures, and if after the fifth trading day Cornell purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by Cornell of common stock it anticipated receiving upon such conversion then we must (A) pay in cash to Cornell (in addition to any remedies available to or elected by Cornell) the amount by which (x) Cornell’s total purchase price (including brokerage commissions, if any) for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that Cornell anticipated receiving from the conversion at issue multiplied by (2) the market price of the common stock at the time of the sale giving rise to such purchase obligation and (B) at the option of Cornell, either reissue a debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to Cornell the number of shares of common stock that would have been issued had we timely complied with our delivery requirements.

Redemption

We may redeem these debentures, in whole or in part, by providing Cornell with three (3) business days advance written notice provided that the closing bid price of our common stock is less than $0.65 at the time of the redemption notice.  The redemption price equals 120% of the balance outstanding on, and interest accrued to, the date of redemption.

Participation Rights

Cornell is not entitled to receive any dividends paid or distributions made to the holders of our common stock; however, the conversion price of the convertible debentures is adjusted in the event of a dividend distribution, stock split or the issuance of any rights, options or warrants to all of the holders of our common stock.

Covenants

The convertible debentures contain a variety of covenants by us which are typical for transactions of this type, as well as the obligation to reserve out of our authorized and unissued commmon stock a number shares equal to the number of shares of common stock issuable upon conversion of the convertible debentures.

Events of Default

The convertible debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•      failure of the registration statement to be declared effective by the Commission by January 5, 2007 (pursuant to the Investor Registration Rights Agreement);

•      suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days;

•      failure to make payment of the principal amount of, or interest on or other charges in respect to the convertible debentures when due and payable;

•      failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes;

•      failure to deliver shares of our common stock prior to the fifth (5th) trading day after a conversion date;

•      failure to deliver the payment in cash pursuant to a Buy-In (as described above) within three (3) days after notice is delivered; and

•      we are party to any Change of Control Transaction (as described below).

After the occurrence of an event of default, Cornell has the right to require us to redeem the full principal amount of the convertible debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash; provided however, that Cornell may request payment of such amounts in common stock.

Change of Control Transaction

We are not allowed to enter into any or be a party to any Change in Control Transaction.  A change in control transaction means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of our capital stock, by contract or otherwise) of in excess of fifty percent (50%) of our voting securities, (b) a replacement at one time or over time of more than one-half of the members of our board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of our assets or any subsidiary in one or a series of related transactions with or into another entity, or (d) our execution of an agreement to which we are a party or by which we are bound, providing for any of the events set forth above in (a), (b) or (c).

Lock-Up Agreements

The Company and certain of the Selling Stockholders entered into a Lock-Up Agreement (the form of Lock-Up Agreements can be found as Exhibit 10.9 to our Form SB-2 filed February 13, 2006) which regulates the number of shares each of the parties may sell during a given period of time.  Any shareholders subject to the Lock-Up Agreement will not be able to sell or otherwise dispose of more than 10% of their shares in any given month without the prior written approval of Cornell.  The lock-up restrictions will terminate on December 30, 2006.

The following table presents information regarding the lock-up restrictions agreed to by certain of the selling shareholders other than Cornell.  A description of how each Selling Stockholder acquired the shares is detailed in the information immediately following this table.

	Shares Beneficially Owned Prior to the Offering
Name	Number	Percent (1)	Registered w/o lockup
Bentley Corporation (2)	207,000	*	0
Bradley Johnson (2)	10,000	*	10,000
Coach Capital, LLC (2)	583,524	2.44%	0
Kelburn Corporation (2)	400,000	1.67%	0
Will Kells (2)	11,000	*	0
Dick Leung (2)	10,000	*	10,000
James O’Callaghan (2)	46,230	*	0
Steve Sanders (2)	20,000	*	0
Ravdeep Sidhu (2)	10,000	*	10,000
Kevin Spence (2)	10,000	*	10,000
Karen M. Thiessen (2)	41,000	*	41,000
Michael Yannacopoulos (2)	10,000	*	10,000
Warrior Capital, LLC (3)	150,000	*	150,000
Paul Bornstein (4)	49,231	*	49,231
Total	1,557,985	6.52%	290,231

* Less than 1%

(1) Applicable percentage ownership is based on 23,882,498 shares of common stock outstanding as of December 8, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 8, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) These share were issued to these investors pursuant to the terms of a private placement completed on December 30, 2005. These shares were issued at a price of $0.50 per share and under the auspices of Regulation S and Rule 4(2).

(3) These shares were issued pursuant to the terms of an investor relations agreement dated June 1, 2005. These shares were issued at a price of $0.25 on August 4, 2005 and under the auspices of Rule 4(2).

(4) Shares to be issued for services provided in connection with the Cornell Capital Partners financing transaction. These shares will be issued at a price of $0.65 and under the auspices of Rule 4(2).

Warrants

The three sets of warrants (500,000 shares each) (see Exhibits 4.8, 4.9 and 4.10 to our Form 8-K filed January 23, 2006) entitle Cornell to purchase up to an aggregate of 1,500,000 shares of our common stock until November 18, 2010, at initial exercise prices of $0.60, $0.80 and $1.00, respectively, per share.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that we issue any common stock or common stock equivalents (such as options, warrants, or other convertible securities) in the future, except for the issuance of certain excluded securities.  Upon such issuances, the exercise price drops to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities.  The exercise price of the warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the warrants.  In the event the exercise price of the warrants is lowered, the number of shares issuable upon exercise of the warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilution adjustment multiplied by the exercise price of the warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.  Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.

In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the warrant holder.

If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common stock, then the warrant exercise price will be reduced to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator is the closing sale price of the common stock on the trading day immediately preceding the record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of common stock, and (B) the denominator shall be the closing price of the common stock on the trading day immediately preceding such record date.

In addition, the warrants contain a “cashless exercise” provision providing that, if a registration statement covering the shares underlying the warrants is not available for the resale of such shares, the warrant holder may exercise the warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the warrant holder had exercised the warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

Security Agreement

The Security Agreement and Subsidiary Security Agreement (Exhibits 4.2 and 4.3 to our Form 8-K filed January 23, 2006) grant to Cornell a security interest in substantially all of our personal property and the personal property of our subsidiary, Wentworth Oil & Gas, Inc., and in the products and proceeds thereof.  Pursuant to an Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006) entered into in connection with the senior secured convertible notes transaction, Cornell has subordinated its security interest in the pledged property to the security interest granted to holders of the senior secured convertible notes.  The Security Agreement and Subsidiary Security Agreement contain representations and warranties which are typical for transactions of this type.

Section 7 of both agreements contain covenants which are typical for transactions of this type, as well as the following covenants:

•      the obligation not to create or increase indebtedness;

•      the obligation not to incur or permit to exist liens against any part of the pledged property or assign our right to receive any income from any part of the pledged property or enter into any sale-leaseback financing respecting any part of the pledged property;

•      the obligation not to, without the prior written consent of Cornell, (a) amend our Certificate or Incorporation or Bylaws, (b) issue or sell stock or other securities, (c) be a party to any merger or reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of any other entity, (e) sell or grant a security interest in or lease all or any substantial part of our assets or (f) create any subsidiaries or convey any of our assets to any subsidiary;

•      the obligation not to change more than 2 of our top 3 members of our ownership, executive staff or management without the prior written consent of Cornell;

•      the obligation not to declare or pay any dividend of any kind without the prior written consent of Cornell; and

•      the obligation not to guarantee the indebtedness of person or extend any credit to any person other than in the normal course of business.

Pledge and Escrow Agreement

The Pledge and Escrow Agreement granted to Cornell a continuing security interest in all 7,758,000 shares of our common stock; however, in connection with the senior secured convertible notes offering, Cornell and the Company terminated the Pledge and Escrow Agreement.

Investor Registration Rights Agreement

The Investor Registration Rights Agreement (Exhibit 4.4 to our Form 8-K filed January 23, 2006) requires us to file a registration statement for the resale of a number of shares of our common stock equal to the number of shares issuable upon conversion of the convertible debentures, exercise of the warrants and payment of the 100,000 commitment shares.  Under the initial terms of the Investor Registration Rights Agreement, the registration statement must be filed within 30 days of January 11, 2006, must be declared effective by the Commission within 120 days of January 11, 2006 and must remain effective and available for use.  Pursuant to a side letter agreement, Cornell agreed to (i) waive its rights to receive any liquidated damages under the Investor Registration Rights Agreement due to our failure to timely file the registration statement or timely have the registration statement declared effective by the Commission and (ii) replace the filing deadline and effectiveness deadline provision in the Investor Registration Rights Agreement with the provisions from the Registration Rights Agreement used in the senior secured convertible notes transaction.  Accordingly, the registration statement was filed by our August 24, 2006 deadline and must be declared effective by the Commission by January 5, 2007.  If we fail to meet the deadlines for the effectiveness of the registration statement or if the registration is unavailable after it becomes effective, we are required to pay, either in cash or in stock, liquidated damages of 2 percent of the liquidated value of the convertible debentures for each thirty (30) day period after the scheduled effective date.  Any liquidated damages will accrue from the date of such failure.

The convertible debentures and warrants were issued to a single accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

In connection with its services on behalf of Cornell in the transaction, Yorkville Advisors LLC, the general partner of Cornell, received a fee of $150,000, which is equal to 10% of the purchase price, and a structuring fee consisting of $20,000 paid directly from the closing proceeds, and Cornell received a due diligence fee of $5,000.

Subordination and Side Agreements

The Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006) subordinates any debt or security interests created under the convertible debenture financing agreements to those of the senior secured convertible notes as described below.  A side letter dated July 20, 2006 (Exhibit 10.7 to our Form 8-K filed July 26, 2006) between us and Cornell confirmed that we would not be in default under any of the convertible debentures transaction documents upon entry into the senior secured convertible notes transaction and waived any then-existing defaults.  Furthermore, Cornell waived its rights to receive any liquidated damages under the Investor Registration Rights Agreement due to our failure to timely file the registration statement or timely have the registration statement declared effective by the Commission and replaced the filing deadline and effectiveness deadline provision in the Investor Registration Rights Agreement with the provisions from the Registration Rights Agreement used in the senior secured convertible notes transaction.  Pursuant to a second side letter dated July 25, 2006 between us and Cornell, we further agreed to terminate the Pledge and Escrow Agreement and Cornell agreed to subordinate its rights of first refusal in the Securities Purchase Agreement to the rights of the investors in the senior secured convertible notes.

SENIOR SECURED CONVERTIBLE NOTE FINANCING

On July 25, 2006, we entered into several agreements with investors (the “Investors”) in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10.  The agreements include, without limitation, a Securities Purchase Agreement, dated July 24, 2006 and a Secutity Agreement, a Pledge Agreement, a Guaranty, a Registration Rights Agreement, senior secured convertible notes and warrants to purchase common stock, an Intercreditor and Subordination Agreement (as described under “Convertible Debenture Financing), each dated July 25, 2006. The following is a summary of the material provisions of each of those agreements and the material provisions relating to the senior secured convertible notes. For additional information, please refer to the full text of those agreements, each of which is attached as an exhibit to the Form 8-K filed on July 26, 2006.

On July 25, 2006, we also entered into agreements concerning the Securities Purchase Agreement with Cornell (Attached as Exhibit 10.7 to our Form 8-K filed July 26, 2006) and the Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006).  Pursuant to the terms of these agreements, Cornell agreed to subordinate their convertible debenture financing agreements to those of senior secured convertible notes described above and agreed to certain restrictions on the conversion of debt and sales of stock by Cornell.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by us of senior secured convertible notes in the aggregate principal amount of $32,350,000 and warrants to purchase 46,214,287 shares of our common stock. The Securities Purchase Agreement contains representations and warranties made by us and the Investors which are typical for transactions of this type. The representations and warranties made by us in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

Section 4 of the Securities Purchase Agreement contains a variety of covenants on our part which are typical for transactions of this type, as well as the following covenants:

•                                          the obligation to use the proceeds from the sale of the senior secured convertible notes and the warrants for the acquisition of the Ball mineral properties, through Roboco, acquisition of Barnico, initiation of drilling and development programs, and general corporate needs, but not for the repayment of any other outstanding debts of us or our subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of us or any of our subsidiaries ( as set forth in the disclosure schedules);

•                                          the obligation to not, while the senior secured convertible notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior secured convertible notes;

•                                          the obligation to not issue any additional senior secured convertible notes or any future variable priced securities;

•                                          the obligation to not file any registration statement with the Securities and Exchange Commission (the “Commission”) or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission; and

•                                          the obligation to increase the number of our authorized shares to allow for potential future issuances including obligations with respect to the senior secured convertible notes and warrants.

The Securities Purchase Agreement also obligates us to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of our obligations, and (3) certain third party claims.

As required under the Securities Purchase Agreement, we entered into an Escrow Agreement with the Investors and an escrow agent pursuant to which any proceeds received by us from leasing the mineral leasehold rights to any parcel of land we own will be deposited into an interest bearing account with the escrow agent.  The escrow account currently has funds totaling $2,676,018.65.  The Escrow Agreement will be terminated once no senior secured convertible notes remain outstanding.

While the escrow arrangement is in place, any funds deposited in the escrow account may be released to us at such time (after the registration statement is declared effective) that the price of our common stock exceeds $2.80 (as adjusted for stock splits, dividends, etc.) for thirty (30) consecutive trading days, and for so long as no event of default has occurred or any event that with the passage of time and failure to cure would result in an event of default under the senior secured convertible notes.  These circumstances are described as an escrow release event under the Securities Purchase Agreement and, upon their occurrence, we and the Investors must deliver joint written instructions to the escrow agent directing the release to us of the then current balance of the escrow account.  Following an escrow release event, we are still required to deposit any additional proceeds into the escrow account and are still eligible to receive the balance of the escrow account upon the occurrence of any subsequent escrow release event until termination of the Escrow Agreement.

At any time from the date of deposit of funds into the escrow account until three (3) months following, the Investors may require us to redeem all or a portion of the principal outstanding under the senior secured convertible notes, plus accrued and unpaid interest and late charges with respect to that portion of the principal amount, so long as the redemption amount does not exceed the amount of funds in the escrow account.

Senior Secured Convertible Notes

The senior secured convertible notes have an aggregate principal amount of $32,350,000 and are convertible into shares of our common stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments and a reset provision. The anti-dilution adjustments include a “full ratchet” adjustment, which operates to reduce the conversion price to the lowest price paid for any newly issued or sold shares of our common stock (including the grant of options, warrants or convertible securities), except for the issuance of certain excluded securities. The reset provision allows the holders, upon written notice and within the nine months following the date the registration statement is declared effective by the Commission, to reset the conversion price of the senior secured convertible notes to a market price based on the trading period immediately preceding the delivery of notice. The senior secured convertible notes have a maturity date on July 24, 2009, subject to the right of the holders to extend the date (i) if an event of default has occurred and is continuing on the maturity date, (ii) in the event of a change in control of the Company, through the date that is ten (10) business days after the change in control if such change in control is announced prior to the maturity date and (iii) if the holders in their discretion choose to defer the monthly installment payments up to a date that is three (3) years from the originally scheduled installment date (as further described under “Repayment of Principal”, The senior secured convertible notes bear interest at the rate of 9.15% per annum, which rate is increased to 15% upon the occurrence of an event of default under Section 2 of the senior secured convertible notes. Our obligations under the senior secured convertible notes are secured by a security interest in substantially all of our assets.

Repayment of Principal

The principal amount of the senior secured convertible notes is to be repaid in 25 equal installments commencing on the first anniversary of the date of their issuance. At the option of the Company, such principal payments shall be paid in shares of our common stock if the equity conditions described below are satisfied. Any shares of common stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 80% of the arithmetic average of the weighted average price of our common stock for the five trading days preceding the installment payment date. The number of shares of our common stock which may be issued for the payment of any installment of principal may not exceed 15% of the aggregate dollar trading volume over the twenty trading days before the date we deliver notice confirming that we will pay an installment of principal in shares of our common stock.

The equity conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date we deliver notice confirming that we will make a payment by issuing our common stock through the date of the payment (the “Equity Conditions Period”), the registration statement required by the Registration Rights Agreement has been effective and available for the resale of the securities covered thereby (subject to applicable grace periods) or all such securities are eligible for sale without restriction or the need for registration, (2) our common stock has been designated for quotation on the OTC Bulletin Board on each day during the equity conditions period and shall not have been suspended or be subject to a threat of delisting or suspension, (3) during the equity conditions period we have timely delivered all shares of our common stock upon conversion of the senior secured convertible notes and upon exercise of the warrants, (4) the shares of our common stock to be issued may be issued without causing a holder’s beneficial ownership of the common stock to exceed 4.99% of our outstanding common stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) we shall have not failed to timely make any payment required to be made under the senior secured convertible notes, warrants, or related agreements within five business days after the date such payment is due, (6) during the equity conditions period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving us, (7) we shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of common stock issuable upon conversion of the senior secured convertible notes or exercise of the warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) we shall have been in material compliance with and shall not have materially breached any provision or representation or warranty in the senior secured convertible notes, warrants, and related agreements.

The holders of the senior secured convertible notes may elect to defer the payment of any installment of principal for a period of up to three years from the date such installment was originally due.

Conversion

The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments and a reset provision. The reset provision allows the holders, upon written notice and within the nine months following the date the registration statement is declared effective by the Commission, to reset the conversion price of the senior secured convertible notes to a market price based on the trading period immediately preceding the delivery of notice. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities.  The grant of options, warrants or convertible securities is considered the issuance of common stock and the conversion or exercise price for convertible securities, options or warrants is considered the price paid for issued shares.  The “anti-dilution” adjustments will make it difficult for the Company to raise additional money through the issuance of stock if the price of our common stock declines in the future.  In the event we issue shares at a price lower than the initial conversion price, the senior secured convertible note holders will be able to convert their notes at a lower price and existing stockholders would suffer immediate dilution.

We may require the holders to convert the senior secured convertible notes after the Commission has declared the registration statement effective, as required by the Registration Rights Agreement, and prior to July 24, 2009 if (1) the Equity Conditions described above are satisfied and (2) the closing sale price of our common stock for any five consecutive trading days (the “Trading Price”) equals or exceeds $1.75, or 125% of the initial conversion price, of the senior secured convertible notes. Any such mandatory conversion cannot exceed 25% of the dollar trading volume of our common stock for the 20 trading days before we deliver notice of our election to require the mandatory conversion. If we elect to require mandatory conversion, a number of the Series B warrants issued to the holders of the senior secured convertible notes will become exercisable for an amount of shares of our common stock equal to a percentage of the amount of the senior secured convertible notes that must be converted (the “Warrant Coverage”).  The Warrant Coverage is based upon the trading trice of our common stock such that as the Trading Price increases, the percentage of Warrant Coverage decreases. The table below sets forth the Warrant Coverage used for determining the number of Series B warrants exercisable based upon the trading price.  The number of shares of our common stock underlying the mandatory conversion of the senior secured convertible notes are multiplied by the Warrant Coverage to determine the number of Series B warrants that will become exercisable.

Warrant Coverage	Arithmetic Average
70%	$1.75 - $2.45
60%	$2.46 - $3.15
50%	$3.16 - $4.20
25%	$4.21 or greater

Payment of Interest

The senior secured convertible notes bear an interest rate of 9.15% per annum, subject to increase in an event of default to 15% per annum if such default is not cured. Interest on the senior secured convertible notes is payable quarterly and may, at our option if the equity conditions described above are satisfied, be paid by the issuance of our common stock. Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

Redemption

As described under “Repayment of Principal,” we must pay monthly installments to the holders of the senior secured convertible notes by converting an amount of their senior secured convertible notes into shares of our common stock. Alternatively, we may redeem a monthly installment amount, through payment of cash to the holders of the senior secured convertible notes in whole or in part, by providing the holders with written notice within 10 trading days of the installment due date. The redemption price equals 100% of the principal amount of such monthly installment, plus accrued and unpaid interest thereon.

Participation Rights

The holders of the senior secured convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an as if converted basis.

Covenants

The senior secured convertible notes contain a variety of covenants by us which are typical for transactions of this type, as well as the following covenants:

•               the obligation to reserve out of our authorized and unissued common stock a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior secured convertible notes.

•               the obligation not to and not to permit our subsidiaries to, incur other indebtedness, except for certain permitted indebtedness.

•               the obligation not to, and not to permit our subsidiaries to, incur or permit to exist liens, except for certain permitted liens.

•               the obligation not to redeem or pay any dividend or distribution on our capital stock, other than a permitted distribution of 200,000 shares of capital stock of Redrock.

•               the obligation not to, and not to permit any of our subsidiaries to, redeem, repay or make any payments in respect of, any permitted indebtedness if at the time of such payment an event constituting, or that with the passage of time and without being cured would constitute, an event of default (however, Redrock is not considered a subsidiary for the purposes of this covenant).

Events of Default

The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•                                          the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

•                                          the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

•                                          the failure to issue shares upon conversion of the senior secured convertible notes for more than 10 business days after the relevant conversion date or notice to any holder of the senior secured convertible notes if our intent not to comply with a conversion request pursuant to the senior secured convertible notes;

•                                          the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes;

•                                          the failure to pay to any holder of the senior secured convertible notes any amount of principal, redemption price, interest, late charges or other amounts when due under the notes except that we have a five day grace period to pay any interest, late charges or other amounts under the notes;

•                                          any default under, redemption or acceleration prior to maturity of any of our indebtedness which exceeds $250,000;

•                                          a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against us which are not discharged or stayed pending appeal within sixty (60) days after their entry; and

After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default. We are only required to redeem our convertible notes for up to 200% of their principal amount if the SEC commences a formal investigation or enforcement action against the Company or any of its current officers or directors, or enters a consent or other order against the Company or any of its current officers or directors. In the event of default, the exercise price of the warrants may be recalculated based upon the market price for shares of our common stock.

Fundamental Transactions

We cannot enter into or be party to any “fundamental transaction” (as defined in the senior secured convertible notes) unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes. A fundamental transaction occurs if we (i) consolidate or merge with or into another entity, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (iii) allow another entity (other than the holders) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our common stock, (iv) consummate a stock purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of voting stock or (v) reorganize, recapitalize or reclassify our common stock, or if any “person” or “group” (as those terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner,” directly or indirectly, of 50% of the aggregate voting stock. In addition, in the event of a “change of control” (as defined in the senior secured convertible notes) the holders of the senior secured convertible notes have the right to require the redemption of the senior secured convertible notes for a price of 120% or more of the principal amount of the senior secured convertible notes being redeemed.

Warrants

The warrants entitle the holders thereof to purchase up to an aggregate of 46,214,287 shares of our common stock for a period of five years, at an initial exercise price of $1.40 per share.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that we issue any common stock, or we are obligated to issue common stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon such issuances, the exercise price drops to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities. The exercise price of the warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the warrants. In the event the exercise price of the warrants is lowered, the number of shares issuable upon exercise of the warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilution adjustment multiplied by the exercise price of the warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.  Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.

In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the warrant holder.

Lastly, upon the occurrence of an event of default, the exercise price of the warrants is reduced to the lower of (A) the exercise price then in effect and (B) the lesser of the arithmetic average of the average price of the Company’s common stock on (i) on each of the twenty (20) consecutive trading days ending on the trading day immediately prior to such given date, (ii) the arithmetic average price of the Company’s common stock on each of the first five (5) consecutive trading days of that 20-day period and (iii) the arithmetic average price of the Company’s common stock on each of the last five (5) consecutive trading days of that 20-day period.

In addition, the warrants contain a “cashless exercise” provision providing that, if a registration statement covering the shares underlying the warrants is not available for the resale of such shares, the warrant holder may exercise the warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the warrant holder had exercised the warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

Upon the occurrence of a fundamental transaction (as defined in the warrants), if a fundamental transaction involves a change of control, the holders of the warrants will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the warrants) of the then unexercised portion of the warrants.

Security Agreement

The Security Agreement grants the holders of the senior secured convertible notes a first priority security interest in and to substantially all of our personal property. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type. Pursuant to a Joinder Agreement dated August 8, 2006, Barnico became bound by the Security Agreement and thereby granted the holders of the senior secured convertible notes a first priority security interest in substantially all of its personal property.

Pledge Agreement

The Pledge Agreement grants to the collateral agent a continuing security interest in all capital stock or other equity interests owned by us or Wentworth Oil, other than 200,000 shares of Redrock.  The Pledge Agreement contains representations and warranties and covenants which are typical for transactions of this type.  Pursuant to a Pledge Amendment, dated as of August 8, 2006, all capital stock of Barnico, owned by us was pledged to the collateral agent pursuant to the Pledge Agreement.

Guaranty

Pursuant to the Guaranty, Wentworth Oil has guaranteed, among other things, all of our obligations under the Securities Purchase Agreement, the Senior Secured Notes and the other transaction documents in favor of the collateral agent for the buyers of the Notes. The Guaranty contains representations and warranties and covenants which are typical for transactions of this type.  On August 8, 2006, Barnico entered into a guaranty similar to the Guaranty described above in favor of the collateral agent for the buyers.

Mortgage and Escrow Agreement

Pursuant to the Securities Purchase Agreement, we filed, in the applicable real property records of each jurisdiction in which we own oil and gas properties, a mortgage in favor of the collateral agent for the benefit of the buyers.  The mortgages contained representations and warranties and covenants which are typical for transactions of this type.

In addition, pursuant to the Securities Purchase Agreement, we entered into an escrow agreement with the buyer representative and an escrow agent, pursuant to which we will deposit any proceeds received from leasing any of our mineral leasehold interests in oil and gas properties owned by us pursuant to an agreement entered into after July 25, 2006. The escrow account currently holds funds totaling $2,676,018. Pursuant to the terms of the escrow agreement, under certain circumstances, the escrow funds may be released to us or to one or more of the buyers. For a more detailed description of the operation of the escrow account, see the description of the Securities Purchase Agreement above. The escrow agreement contains customary terms and conditions which are typical for transactions of this type.

Registration Rights Agreement

The Registration Rights Agreement requires us to file a registration statement for the resale of a number of shares of our common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the warrants. The registration statement was filed August 24, 2006, within 30 days of the issuance of the senior secured convertible notes as required under the Registration Rights Agreement. The registration statement must be declared effective by the Commission within 105 days (or 60 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. In a waiver dated November 7, 2006, the Investors extended the deadline for declaration of effectiveness to January 5, 2007, or 165 days after the issuance of the senior secured convertible notes. If we fail to meet the deadline for the effectiveness of the registration statement or, subject to certain “grace periods” periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the senior secured convertible notes and warrants on the date of such failure and on every 30th day thereafter until such failure is cured. Any liquidated damages will begin accruing from the date of the issuance of the senior secured convertible notes. The Registration Rights Agreement provides for customary indemnification for us and the Investors.

The senior secured convertible notes and warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

In connection with the transaction, we paid placement agency, consulting and finders fees consisting of $1,820,000 in cash, $850,000 in senior secured convertible notes, 1,214,286 Series A warrants, 425,000 Series B warrants, 250,000 shares of common stock, and additional warrants to purchase 2,771,429 shares of common stock at $1.40 warrants to purchase 400,000 at $5.00 per share and warrants to purchase 350,000 shares of common stock at $8.00 per share.  Some of the fees were invested in the Company as senior secured convertible notes and will not be paid in cash.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Oklahoma General Corporation Act (the “Act”) our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•              for any breach of the director’s duty of loyalty to the Company or its shareholders,

•              for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•              under Section 1053 of the Act, or

•              for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending and such proceeding in advance of its final disposition, provided that the indemnified person undertake to repay all amounts so advanced if he or she is ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Associates of Los Angeles, California.

EXPERTS

Our financial statements as of December 31, 2005 and the related condensed consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year ended December 31, 2005 appearing in this prospectus and registration statement have been audited by MacKay LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2005 and 2004 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal years ended December 31, 2005 and 2004 for Barnico Drilling, Inc. appearing in this prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

On May 3, 2006, MacKay LLP, Chartered Accountants of Vancouver, Canada resigned as Wentworth Energy, Inc.’s principal independent accountants and Hein & Associates LLP, Certified Public Accountants of Dallas, Texas were appointed in their place. The Company’s decision was based on its need for accountants located nearer the Company’s base of operations in Texas.  The decision to change accountants was approved by the Company’s board of directors, and there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The former accountants’ reports on the financial statements for the years ended December 31, 2004 and December 31, 2005 contained no adverse opinions, disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as such we file annual, quarterly and current reports, and other information the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INDEX TO FINANCIAL STATEMENTS

Wentworth Energy, Inc.

Audited Financial Statements

Report of Independent Registered Public Accounting Firm
Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2005
Consolidated Balance Sheet at December 31, 2005 and 2004
Consolidated Statement of Stockholders’ Equity From Inception to December 31, 2005
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and 2005
Notes to Audited Financial Statements

Unaudited Financial Statements

Consolidated Balance Sheet at September 30, 2006
Consolidated Statements of Operations for the Three-Month and Nine-Month Periods Ended September 30, 2005 and 2006 and the period from inception to September 30, 2006
Consolidated Statements of Cash Flows for the Nine-Month Periods Ended September 30, 2005 and 2006 and the period from inception to September 30, 2006
Notes to Unaudited Consolidated Financial Statements

Barnico Drilling, Inc.

Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2005 and 2004 and June 30, 2006 (unaudited)
Statements of Operations for the Years Ended December 31, 2004 and 2005 and the Six Months Ended June 30, 2005 and 2006 (unaudited)
Statement of Stockholders’ Equity From January 1, 2004 through June 30, 2006 (unaudited for periods after December 31, 2005)
Statements of Cash Flows for the Years Ended December 31, 2004 and 2005 and the Six Months Ended June 30, 2005 and 2006 (unaudited)
Notes to Financial Statements

Pro Forma Financial Statements

Pro Forma Statements of Operations for Fiscal Year 2005 and the Nine-Month Period Ended September 30, 2006
Notes to Pro Forma Financial Statements

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Vancouver, British Columbia, Canada

We have audited the consolidated balance sheets of Wentworth Energy, Inc. (formerly Avondale Capital I Corp.) (an exploration stage enterprise) as at December 31, 2005 and December 31, 2004 and the consolidated statements of operations and deficit, stockholders’ equity (deficit), and cash flows for the periods from inception July 21, 2004 to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe our audits form a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2005 and December 31, 2004 and the results of their operations and their cash flows for the periods from inception on July 21, 2004 to December 31, 2005 in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 17 to the consolidated financial statements, the Company has restated its consolidated financial statements, as of December 31, 2005 and for the year then ended.

Vancouver, Canada.	/s/ MacKay LLP
April 13, 2006, except notes 9, 13 and 17	Chartered Accountants
dated December 13, 2006

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statements of Operations and Deficit

(Expressed in US Dollars)

	Cumulative	Period ended
	Inception to	December 31,
	December 31, 2005	2005	2004
	Restated	Restated
Oil and gas revenue	$29,673	$29,673	$—
Production costs	(46,478)	(46,478)	—

Gross profit (loss)	(16,805)	(16,805)	—

Expenses
Amortization	860	619	241
Consulting (including stock based compensation)	1,397,838	1,327,292	70,546
Finance costs	91,083	91,083	—
Impairment of oil and gas properties	312,200	312,200	—
Interest and bank charges	62,936	62,746	190
Management fees	296,220	270,575	25,645
Office and miscellaneous	55,434	34,230	21,204
Property evaluation costs	10,000	10,000	—
Professional fees	95,016	86,663	8,353
Promotion	102,100	102,100	—
Regulatory authorities	7,034	7,034	—
Rent	13,933	8,333	5,600
Transfer agent	8,781	6,531	2,250
Travel	67,705	55,428	12,277
Utilities	7,935	7,935	—

	2,529,075	2,382,769	146,306

Loss before other item	(2,545,880)	(2,399,574)	(146,306)

Other item
Write down of option payments	(100,000)	(100,000)	—

Loss for the period	(2,645,880)	(2,499,574)	(146,306)

Deficit, beginning of period	—	(146,306)	—

Deficit accumulated during the exploration stage	$(2,645,880)	$(2,645,880)	$(146,306)

Basic and diluted loss per share		$(0.23)	$(0.05)

Weighted average shares outstanding		10,921,989	3,022,331

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Balance Sheets

(Expressed in US Dollars)

December 31,	2005	2004
	Restated
Assets
Current
Cash	$107,397	$—
Accounts receivable and accrued receivables	7,441	2,794
Prepaid expenses (note 4)	66,995	7,925

Total current assets	181,833	10,719

Unproved oil and gas properties (note 5)	297,101	202,460

Equipment (note 6)	2,008	1,615

Deferred finance costs	11,333	—

	$492,275	$214,794

Liabilities
Current
Accounts payable and accrued liabilities	$164,774	$168,543
Share subscriptions received	60,725	20,801
Convertible loans payable (note 7)	183,500	—
Due to related parties (note 8)	51,654	5,356
Asset retirement obligation (note 9)	189,000	—

Total current liabilities	649,653	194,700

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value
2,000,000 shares authorized
Nil shares issued and outstanding (2004 – nil)	—	—

Common stock, $0.001 par value
48,000,000 shares authorized
15,132,111 shares outstanding (2004 – 4,770,000)	15,132	4,770

Additional paid in capital	2,473,370	171,630

Expenses prepaid with common stock	—	(10,000)

Deficit accumulated during the exploration stage	(2,645,880)	(146,306)

	(157,378)	20,094

	$492,275	$214,794

Commitments (note 15)

Subsequent events (note 16)

Approved by the Directors:

/s/	Director	/s/	Director

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statement of Stockholders’ Equity (Deficit)

(Expressed in US Dollars)

For the period from inception on July 21, 2004 to December 31, 2005

	Number of shares	Par value	Additional Paid in Capital	Expenses prepaid with common stock	Deficit Accumulated During the Exploration Stage	Total
			Restated		Restated	Restated
July 21, 2004 issued to founders for cash, at $0.001 per share	2,805,882	$2,806	$(406)	$—	$—	$2,400

November 26, 2004 issued for services, at $0.25 per share	46,765	47	9,953	(10,000)	—	—

December 31, 2004 issued by private placement for cash, at $0.10 per share	1,917,353	1,917	162,083	—	—	164,000

Net loss for the period	—	—	—	—	(146,306)	(146,306)

Balance, December 31, 2004	4,770,000	4,770	171,630	(10,000)	(146,306)	20,094

February 22, 2005 issuance of common stock for cash	2,000,000	2,000	—	—	—	2,000

March 15, 2005 issuance of common stock for cash	3,000,000	3,000	27,000	—	—	30,000

March 15, 2005 issuance of common stock for services	100,000	100	900	—	—	1,000

April 15, 2005 issuance of common stock for services	50,000	50	12,450	—	—	12,500

May 12, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	1,416,000	1,416	(75,730)	10,000	—	(64,314)

June 6, 2005 issuance of common stock for cash	896,000	896	223,104	—	—	224,000

June 6, 2005 issuance of common stock for debt settlement	50,000	50	12,450	—	—	12,500

June 6, 2005 issuance of common stock for bonus on convertible note	30,000	30	14,970	—	—	15,000

June 6, 2005 issuance of common stock for services fee	17,857	18	12,482	—	—	12,500

August 4, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	180,000	180	—	—	—	180

The accompanying notes are an integral part of these financial statements.

	Number of shares	Par Value	Additional Paid in Capital	Expenses prepaid with common stock	Deficit Accumulated During the Exploration Stage	Total

August 4, 2005 issuance of common stock for bonus on convertible note	6,000	6	1,494	—	—	1,500

August 4, 2005 issuance of common stock for cash	120,000	120	89,880	—	—	90,000

August 4, 2005 issuance of common stock for services	444,833	445	115,263	—	—	115,708

Additional paid-in capital from convertible line of credit financing	—	—	282,881	—	—	282,881

September 1, 2005 cancellation of common stock for non-payment	(500,000)	(500)	(4,500)	—	—	(5,000)

September 13, 2005 issuance of common stock for origination fee on loan agreement	100,000	100	24,900	—	—	25,000

September 13, 2005 issuance of common stock for services	62,667	63	21,244	—	—	21,307

September 28, 2005 issuance of common stock to purchase leases	10,000	10	8,090	—	—	8,100

September 30, 2005 issuance of common stock upon exercise of options	840,000	840	209,160	—	—	210,000

October 31, 2005 issuance of common stock for consultant’s fee	80,000	80	19,920	—	—	20,000

November 3, 2005 issuance of common stock for services	100,000	100	82,900	—	—	83,000

December 30, 2005 issuance of common stock for cash	1,358,754	1,358	678,019	—	—	679,377

Reduction in paid-in capital from convertible line of credit financing	—	—	(266,672)	—	—	(266,672)

Stock based compensation	—	—	811,535	—	—	811,535

Net loss for the period	—	—	—	—	(2,499,574)	(2,499,574)

Balance December 31, 2005	15,132,111	$15,132	$2,473,370	$—	$(2,645,880)	$(157,378)

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

	Cumulative,	Period ended
	Inception to	December 31,
	December 31, 2005	2005	2004
	Restated	Restated
Cash provided by (used for)

Operating activities
Loss for the period	$(2,645,880)	$(2,499,574)	$(146,306)
Adjustments for:
Amortization	860	619	241
Stock based compensation	811,535	811,535	—
Interest on convertible line of credit	16,209	16,209	—
Impairment of oil and gas properties	312,200	312,200	—
Write-down of option payments	100,000	100,000	—
Non-cash administrative expenses	160,886	153,386	7,500
Change in non-cash working capital items:
Accounts receivable and accrued receivables	(7,441)	(4,647)	(2,794)
Prepaid expenses	3,838	11,763	(7,925)
Accounts payable and accrued liabilities	(10,678)	(51,761)	41,083
Due to related parties	51,654	46,298	5,356

	(1,206,817)	(1,103,972)	(102,845)

Investment activities
Cash received on recapitalization	5,821	5,821	—
Oil and gas property purchase	(465,204)	(390,204)	(75,000)
Proceeds from sale of oil and gas property interest	180,463	180,463	—
KLE Mineral Holdings, LLC option payments	(30,000)	(30,000)	—
Equipment purchases	(2,868)	(1,012)	(1,856)

	(311,788)	(234,932)	(76,856)

Financing activities
Deferred finance costs	(12,500)	(12,500)	—
Proceeds from promissory note	183,500	183,500	—
Proceeds from line of credit	282,881	282,881	—
Repayment of line of credit	(282,881)	(282,881)	—
Subscriptions received	53,225	39,924	13,301
Issuance of shares	1,401,777	1,235,377	166,400

	1,626,002	1,446,301	179,701

Increase in cash	107,397	107,397	—

Cash, beginning of period	—	—	—

Cash, end of period	$107,397	$107,397	$—

Supplemental cash flow information
Interest paid	$8,881	$8,881	$—
Income taxes paid	$—	$—	$—

Supplemental non-cash information (note 12)

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars)

December 31, 2005

1.     Nature of Operations

The Company was incorporated in the State of Oklahoma on October 31, 2000 as Avondale Capital I Corp.  During the year ended December 31, 2003 the Company ceased its consulting operations.  During 2005, the Company acquired interests in certain oil and gas properties and is currently exploring them.  The Company is an exploration stage enterprise.

On February 24, 2005, the Company changed its name to Wentworth Energy, Inc. and on March 24, 2005 it undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.  Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation

Pursuant to a letter agreement dated March 22, 2005, Wentworth Energy, Inc. agreed to issue up to 1,632,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Wentworth Oil & Gas, Inc.  On May 12, 2005, Wentworth Energy, Inc. acquired 86.8% of Wentworth Oil & Gas, Inc. by issuing 1,416,000 shares and acquired a further 11.0% on August 4, 2005 by the issuance of 180,000 shares, for a total of 97.8%.

Accounting principles applicable to the recapitalization of a public shell have been applied to record this acquisition.  Under this basis of accounting, Wentworth Oil & Gas, Inc. has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

2.     Significant Accounting Policies

a)     Exploration stage company

The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7.

b)     Consolidation

The consolidated financial statements include the accounts of the Company and its 97.8%-owned subsidiary, Wentworth Oil & Gas, Inc.  All significant inter-company transactions have been eliminated.

c)     Oil and gas activities

The Company follows the full cost method of accounting for its oil and gas activities. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized within the appropriate cost center.  Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the Company for its own account.  Capitalized costs do not include any costs related to production, general corporate overhead, or similar activities, which are expensed as incurred.  All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by the Company.

The Company defines its cost centers on a country-by-country basis.  Currently, all of the Company’s properties are in the United States.  For each cost center, capitalized costs less accumulated depletion and related deferred income taxes may not exceed the cost center ceiling. The cost center ceiling is equal to the sum of (a) the present value of estimated future net revenues from proved oil and gas reserves, less estimated future expenditures to be incurred in developing the proved reserves computed using a 10 percent discount factor; (b) the cost of properties not being amortized; (c) the lower of cost or fair market value of unproven properties included in the costs being amortized; and (d) income tax effects related to the differences between the book and tax basis of the properties.  Any excess is charged to expense during the period in which the excess occurs.

The carrying values of unproved oil and gas properties, which are excluded from the depletion calculation, are assessed on a quarterly basis to ascertain whether any impairment in value has occurred. Impairment is recorded if this assessment indicates the future potential net cash flows are less than the capitalized costs.

Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. Abandonments of oil and gas properties are accounted for as adjustments of capitalized costs, and are amortized and subject to the cost center ceiling limitation.

d)     Impairment of long-lived assets

The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

e)     Asset retirement obligations

The fair value of the statutory, contractual or legal liability associated with the retirement and reclamation of tangible long-lived assets is recorded when a reasonable estimate of fair value can be made, with a corresponding increase to the carrying amount of the related assets.  The increase to capitalized costs is amortized to earnings on a basis consistent with amortization of the underlying assets.  Subsequent changes in the estimated fair value of the asset retirement obligations (ARO) are capitalized and amortized over the remaining useful life of the underlying asset.  The ARO liabilities are carried on the Consolidated Balance Sheet at their discounted present value and are accreted over time for the change in their present value, with this accretion charge included in amortization.  Actual expenditures incurred are charged against the accumulated obligation with the resulting difference recognized in income as a gain or loss.

f)     Equipment

Equipment is recorded at cost and amortized on the declining balance basis at annual rates as follows:

Equipment	30%
Furniture and fixtures	20%

g)    Revenue recognition

The company utilizes the accrual method of accounting for crude oil revenues whereby revenues are recognized as the company’s entitlement share of the oil that is produced and delivered to a purchaser based upon its working interest in the properties.

h)    Deferred finance costs

Finance costs with respect to the 12% convertible note and totalling $40,000 were recorded May 4, 2005, and are being expensed over the remaining months until maturity of the note on May 4, 2006.

i)     Foreign currency translation

Certain of the company’s assets, liabilities, revenues and expenses are translated from Canadian currency into U.S. dollars, the company’s reporting currency.  Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

j)     Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.  The dilutive effect of convertible securities is reflected in diluted loss per share by application of the if-converted method.  Under this method, conversion shall not be assumed for the purposes of computing diluted loss per share if the effect would be anti-dilutive.  For the year ended December 31, 2005 the Company had approximately 9,813,754 (December 31, 2004 — nil) potentially dilutive convertible securities which are not included in the calculation of earnings per share, because the effect would be anti-dilutive.

k)    Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

l)     Comprehensive income

Under SFAS 130, the Company is required to record certain gains and losses as a component of Stockholders’ Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note.  The loss for the period is the same as the comprehensive loss for the period.

m)   Measurement uncertainty

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs and stock based compensation.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Actual results could differ from those reported.

n)    Stock based compensation

The Company adopted the recommendations of SFAS No. 123 (revised 2004), Share-Based Payments, upon inception on July 21, 2004, and accordingly the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Equity instruments issued to non-employees are accounted for under the provisions of SFAS No. 123 (revised 2004) and EITF 96-18.

o)     Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

p)     Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force (“EITF”) have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities”, which addresses the consolidation of variable interest entities (formerly referred to as “SpecialPurpose Entities”). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

3.     Business Combination

On May 12, 2005, the Company acquired 86.8% of the common stock of Wentworth Oil & Gas, Inc., a Nevada corporation, by the issuance of 1,416,000 shares in the common stock of the company at a deemed value of $0.001 per share.  On August 4, 2005, a further 11.0% was acquired by the issuance of 180,000 shares of Company stock, for a total ownership interest of 97.8%.  Wentworth Oil & Gas, Inc. owns an interest in the J.B. Henry #1 natural gas prospect (see note 5).

These transactions resulted in the former shareholders of Wentworth Oil & Gas, Inc. owning 12.5% of the issued and outstanding shares of the common stock of Wentworth Energy, Inc. as at May 12, 2005 and 12.8% as at August 4, 2005.  The Company has accounted for the acquisition of Wentworth Oil & Gas, Inc. as a recapitalization of Wentworth Energy, Inc. pursuant to SFAS No. 141, Business Combinations,” because Wentworth Oil & Gas, Inc. was the larger of the two companies and it was the operating company, the management of Wentworth Oil & Gas, Inc. dominated that of the combined entity, and Wentworth Energy, Inc. assumed the Wentworth name concurrent with the transaction.  Accordingly, Wentworth Oil & Gas, Inc. is deemed to be the accounting acquirer and the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.  All financial information for 2004 is that of Wentworth Oil & Gas, Inc.

At the date of acquisition there was no adjustment to the carrying value of the assets or liabilities of either Wentworth Energy, Inc. or Wentworth Oil & Gas, Inc.  The valuation of the 1,596,000 shares was determined on the net book value of Wentworth Oil & Gas, Inc.  The Company debited additional paid-in capital for $75,730 which was the value of the stockholder deficit at the date of acquisition.

4.     Prepaid Expenses

The Company entered into two publicity agreements during the year requiring deposits prior to delivery of services.  These prepaid deposits totalled $265,625 and have been expensed over the terms of each contract.

5.             Oil and Gas Properties

a)     McMullen County, Texas

Through its subsidiary, Wentworth Oil & Gas, Inc., the Company owns a 9% working interest (a 6.75% net revenue interest) in the J.B. Henry #1 natural gas re-entry prospect located in central McMullen County, Texas.  The Company has an option to participate, as to a 9% undivided interest, in the re-entry of the E.M. Henry #2 natural gas well at an estimated cost to the company of an additional $50,000.

The Company’s subsidiary acquired a 15% working interest in August 2004 and a further 3% working interest, for a total of 18%.  In August 2005, the Company’s subsidiary sold one-half of its interest, equivalent to 9%, for $180,463.  These funds were used to settle the majority of the amounts owing to the operator, including $80,000 of promissory notes and $16,000 of cash bonuses on those notes.

Subsequent to the year end, gas production commenced, but at lower rates than anticipated.  Accordingly, the Company deemed it prudent to record a write-down of the carrying value of the property from $312,201 to a nominal $1, in the current year.

b)     Archer County, Texas

In September 2005, the Company acquired a 100% working interest (an 81.25% net revenue interest) in the Wuckowitsch and Burnett property covering approximately 240 acres in Archer County, Texas.  The property comprises 11 producing wells and 31 inactive wells.  The Company purchased the leases to this property by issuing 10,000 common shares valued at $8,100 and capitalized $189,000 of asset retirement obligations.

c)     Asphalt Ridge Tar Sands, Utah

In November 2005, the Company acquired a 100% working interest (an 82.50% net revenue interest) in the Asphalt Ridge Tar Sands property covering approximately 1,900 acres near Vernal, Utah.  The Company purchased the leases to this property by a cash payment of $100,000.

d)     Costs incurred in oil and gas property acquisition, exploration and development activities

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized as follows:

	December 31, 2005	December 31, 2004
Acquisitions:
Proved producing reserves	$—	$—
Proved non-producing reserves	—	—
Unproved properties	297,101	202,460
Development costs	—	—
Explorations costs	—	—

	$297,101	$202,460

6.     Equipment

	Cost	Accumulated Amortization	December 31, 2005 Net Book Value

Office equipment	$2,523	$826	$1,697
Furniture and fixtures	345	34	311

	$2,868	$860	$2,008

	Cost	Accumulated Amortization	December 31, 2004 Net Book Value

Office equipment	$1,856	$241	$1,615

7.     Convertible Loans Payable

December 31, 2005

12% Convertible Note	$183,500

An unsecured note payable due May 4, 2006 with interest payable monthly at 12% per annum and a bonus of 30,000 shares of the common stock of the company. The holder of the note is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $1.50 per such share at any time prior to maturity.

Total	$183,500

In August 2005, the Company entered into a line of credit agreement, whereby it can borrow up to $1,000,000 at a rate of 10% per annum calculated and payable annually.  Advances under the line of credit, which totalled $282,881 during fiscal 2005, are due and payable on August 22, 2008 and until repayment, the lender may convert the principal sum and accrued interest into shares of the common stock of the Company at a price of $0.90 per share.  In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the Company recorded the value of the embedded beneficial conversion feature of $282,881 as additional paid-in capital as the debt was issued with an intrinsic value conversion feature.  Upon repayment of the outstanding principal and accrued interest on December 30, 2005, the Company reduced additional paid-in capital by the sum of $266,672.

8.     Related Party Transactions

a)     During the year, the Company entered into transactions with related parties as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties;

Management fees paid to corporations controlled by directors	$261,944
Rent paid to a corporation controlled by a director	$2,700
Rent paid to a director	$3,130
Consulting fees paid to directors	$99,195

b)    As at December 31, 2005, $51,654 (2004 — $5,356) was owed to a director and corporations owned by directors of the Company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest or stated terms of repayment; accordingly fair value cannot be reliably determined.

9.     Asset Retirement Obligation

The following table summarizes the changes in the Company’s asset retirement liability during the years ended December 31, 2005 and 2004:

	2005	2004
Asset retirement obligation at January 1	$—	$—
Property additions	189,000	—
Asset retirement obligation at December 31	$189,000	$—

The fair value of the liability as of December 31, 2005, $189,000, was determined to be equal to the estimated well site remediation costs, as it is assumed that remediation would commence within 12 months of the end of the year.

10.  Warrants Outstanding

Each warrant entitles the holder to purchase one share of the common stock of the Company at a fixed cash exercise price at any time during the term of the warrant.

	Number of warrants	Weighted Average Exercise Price	Issuance Date	Expiry Date
Outstanding at December 31, 2004	—	—		—

Warrants granted	120,000	$0.75	July 4, 2005	July 4, 2006
Warrants granted	1,358,754	$1.00	December 30, 2005	December 30, 2008
Warrants exercised	—	—		—
Outstanding at December 31, 2005	1,478,754	$0.98		38 months

11.  Issuances of securities

Since its inception on July 21, 2004, the Company has issued the following shares of its common stock:

			Consideration
Date	Security	Number of Securities	Per Security	Total	Nature	Basis for Assigning Amount
July 21, 2004	Common stock	2,805,882	0.001	2,400	Cash	Cash
November 26, 2004	Common stock	46,765	0.250	10,000	Services	Agreed value
December 31, 2004	Common stock	1,917,353	0.100	164,000	Cash	Cash
February 22, 2005	Common stock	2,000,000	0.001	2,000	Cash	Cash
March 15, 2005	Common stock	3,000,000	0.010	30,000	Cash	Cash
March 15, 2005	Common stock	100,000	0.010	1,000	Services	Agreed value
April 15, 2005	Common stock	50,000	0.250	12,500	Services	Agreed value
May 12, 2005	Common stock	1,416,000	0.001	1,416	Shares of Wentworth Oil & Gas, Inc.	Book value of assets purchased
June 6, 2005	Common stock	896,000	0.250	224,000	Cash	Cash
June 6, 2005	Common stock	50,000	0.250	12,500	Debt settlement	Face value of debt
June 6, 2005	Common stock	30,000	0.500	15,000	Bonus on convertible note	Agreed value
June 6, 2005	Common stock	17,857	0.700	12,500	Services	Agreed value
August 4, 2005	Common stock	180,000	0.001	180	Shares of Wentworth Oil & Gas, Inc.	Book value of assets purchased
August 4, 2005	Common stock	6,000	0.250	1,500	Bonus on convertible note	Agreed value
August 4, 2005	Common stock	120,000	0.750	90,000	Private placement	Agreed upon value of equity units
August 4, 2005	Common stock	444,833	0.260	115,708	Services	Agreed value
September 1, 2005	Common stock	(500,000)	(0.001)	(5,000)	Cancellation for non-payment	Subscribed price
September 13, 2005	Common stock	100,000	0.250	25,000	Origination fee on loan	Agreed value
September 13, 2005	Common stock	62,667	0.340	21,307	Services	Agreed value
September 28, 2005	Common stock	10,000	0.810	8,100	Oil and gas leases	Agreed value
September 30, 2005	Common stock	840,000	0.250	210,000	Option exercise for cash	Agreed option price
October 31, 2005	Common stock	80,000	0.250	20,000	Consultant’s fee	Agreed value
November 3, 2005	Common stock	100,000	0.830	83,000	Services	Agreed value
December 30, 2005	Common stock	1,358,754	0.500	679,377	Private placement	Agreed upon value of equity units

Total		15,132,111

Since its inception on July 21, 2004, the Company has issued the following share purchase warrants:

			Consideration
Date	Security	Number of Securities	Per Security	Total	Nature	Basis for Assigning Amount
August 4, 2005	Warrants	120,000	0.00	$—	Private placement	Agreed upon value of equity units
December 30, 2005	Warrants	1,358,754	0.00	—	Private placement	Agreed upon value of equity units

Total		1,478,754

12. Non-Cash Transactions

The following non-cash transactions were recorded during the periods ended:

	December 31,
	2005	2004
Shares issued for Investing activities	$9,696	$—
Shares issued for Financing activities	$81,500	$—

13.  Stock-Based Compensation

The Company grants options to directors, officers, and consultants to acquire common stock.  As disclosed in note 2(n) the company has prospectively adopted the recommendations of SFAS 123(R) upon inception on July 21, 2004 with respect to stock-based compensation.

The Company issued 9,775,000 options during the year.  The estimated fair value, as determined by a Black-Scholes option pricing model, of stock options granted and future charges to operations are set out below.

Date of grant	March 18, 2005	April 2, 2005	June 8, 2005	October 1, 2005	December 31, 2005	Total or Average

Number of options	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Number expected to vest	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Estimated life	2.6 years	2.8 years	2.0 years	2.4 years	2.1 years	2.4 years
Share price at date of grant	$0.25	$0.25	$0.25	$0.75	$0.62	$0.37
Weighted average option exercise price	$0.32	$0.38	$0.42	$0.50	$0.50	$0.38
Risk free interest rate	3.25%	3.25%	3.25%	3.32%	3.85%	3.44%
Estimated volatility	93.96%	96.96%	94.95%	195.49%	211.43%	131.80%
Option fair value	$0.13	$0.13	$0.09	$0.68	$0.55	$0.27
Compensation cost	$776,556	$52,248	$19,444	$67,509	$1,687,601	$2,603,358

Option pricing models require the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the company’s stock options.

	Total Number of options	Currently exercisable options	Weighted Average Exercise Price	Expiry date

Outstanding at December 31, 2004	—	—
Options granted	1,800,000	—	$0.50	February 28, 2009
Options granted	4,100,000	2,612,500	$0.25	February 28, 2008
Options granted	3,425,000	346,000	$0.50	February 28, 2008
Options granted	350,000	222,500	$0.25	February 28, 2007
Options granted	100,000	25,000	$0.50	December 31, 2006
Options exercised	(840,000)	—	$0.25	February 28,2008
Options terminated	(600,000)	—	$0.25	February 28, 2008

Outstanding at December 31, 2005	8,335,000	3,206,000	$0.41	28 months

The fair value of stock options is charged to operations over the lesser of the vesting period or the expected life of the options.

14.      Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

December 31,	2005	2004

Loss before income taxes	$(2,499,574)	$(146,306)

Income tax recovery at statutory rates	(374,936)	(21,946)
Non-deductible items for tax purposes	139,161	—
Unrecognized benefit of non-capital loss carry-forwards	235,775	21,946

	$—	$—

The significant components of the Company’s future income tax assets are as follows:

December 31,	2005	2004

Future income tax assets
Non-capital losses available for future periods	$257,721	$21,946

Valuation allowance	(257,721)	(21,946)

	$—	$—

At December 31, 2005 the Company has available non-capital losses of approximately $2,300,000 which may be carried forward to apply against future income.  These losses will expire commencing in 2014.

Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

15.  Commitments and Contingencies

The company has entered into the following consulting agreements:

a)     Effective March 1, 2005, pursuant to which a consultant will be paid $1,000 per month, in cash or common shares at the option of the consultant, and a minimum of 25,000 options to be granted annually, the agreement is for a term of one year. If the agreement is terminated by the Company without notice, damages are payable equal to 12 times the monthly fee.  The consultant will be paid a fee for services provided in connection with the raising of debt or equity financing.

b)     Effective October 1, 2005, the Company entered into an agreement with a consultant, who will receive $10,000 per month as remuneration, with no less than ¼ and no more than ½ of this amount payable in cash.  The balance will be paid in shares at a price equal to 110% of the fair market value on the date of issuance.  The consultant will also be granted options to purchase no less than 750,000 shares, granted at intervals over a 33 month period from the date of the agreement.  The agreement may be terminated with 60 days notice by either party without penalty.  This agreement replaces an agreement with the same consultant dated March 22, 2005, which was terminated without penalty.

c)     In October 2005, the Company entered into a management agreement with a corporation controlled by the CEO of the Company.  This agreement replaces an agreement with another corporation controlled by the same CEO, which was effective April 2, 2005 and was terminated by the corporation on September 30, 2005.  The corporation will be paid $13,700 per month for consulting services, and an annual bonus based on performance of the Company.  Remuneration also includes a minimum of 1,000,000 options.  The agreement is for a term of five years.  If the agreement is terminated by the Company without notice, damages are payable equal to 12 times the monthly fee.

d)     Effective April 2, 2005, pursuant to which a corporation controlled by of the President of the Company, will be paid $10,800 per month for consulting services, in cash or common shares at the option of the consultant.   Additional remuneration includes a minimum of 800,000 options to be granted annually.  The agreement is for a term of five years. If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.

e)     Effective June 1, 2005, pursuant to which an investor relations consultant will be paid 400,000 shares of common stock for a twelve month period commencing August 1, 2005.

f)     Effective June 1, 2005, pursuant to which a public relations consultant will be paid $500 and 5,000 shares of common stock per month commencing August 2005 and ending June 1, 2006.

g)    Effective June 16, 2005, pursuant to which an investor relations consultant will be paid $5,000 per month commencing July 2005 and 250,000 shares of common stock in four quarterly installments.  The Company may terminate the agreement upon 30 days’ notice and the payment of a $5,000 termination fee.

h)    Effective October 14, 2005, the Company entered into an agreement with a consultant, who serves as a director.  The consultant will receive $10,000 per month as remuneration, with no less than ¼ and no more than ½ of this amount payable in cash.  The balance will be paid in shares at a price equal to 110% of the fair market value on the date of issuance.  The consultant will also be granted options to purchase no less than 1,200,000 shares, granted at intervals over a 33 month period from the date of the agreement.  The agreement may be terminated with 60 days notice by either party without penalty.

i)     Effective December 2005, the Company committed to a directors’ stock option plan in which each director will receive 200,000 options upon the anniversary of each full year of service as director of the company.  The first such anniversary will be in March, 2006, and the options are exercisable at $0.50 per share for a period of three years following the date of the grant.

16.  Subsequent Events

a)     In January 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1,500,000, and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011, 1/3 of which are exercisable at a price of $0.60 per share, 1/3 are exercisable at $0.80 per share and 1/3 are exercisable at $1.00 per share.  The Company also issued 100,000 common shares as a commitment fee to the investor, which shares were valued at $64,000.

The convertible debentures are due and payable on January 11, 2009.  The principal and accrued interest on the convertible debentures may, at the option of the holder during the term of the convertible debentures, be converted into shares of the Company’s common stock at a rate of the lesser of $0.65 per share and 85% of the lowest volume-weighted average price of the Company’s common stock during the 15 trading days preceding the conversion date.  The investor has contractually agreed to restrict its ability to convert the convertible debentures to an amount less than 5% of the then-issued shares of common stock of the Company.  In addition, the investor will not convert more than $150,000 of the principal in any 30-day period.

Because the convertible debentures have a feature wherein the conversion price resets, the Company has analyzed the debenture pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature from the debt and accounting for the feature as a derivative liability with changes in fair value recorded in the income statement.

The Company issued 49,231 common shares to a third party as a professional services fee, which shares were valued at $32,000.

b)     On February 15, 2006, stock options were granted to a consultant to purchase up to 250,000 shares of the Company’s common stock at a price of $1.50 per share until February 28, 2011.  The options will vest in eight equal quarterly amounts commencing April 1, 2006.

c)     On March 27, 2006, stock options were granted to the Company’s Chief Executive Officer to purchase up to 500,000 shares of the Company’s common stock at a price of $3.85 per share at any time until February 28, 2009.

d)     Subsequent to the year end the Company paid a cash deposit of $150,000 which is only refundable under limited circumstances.

e)     Subsequent to the year end the Company issued 400,000 common shares on the exercise of stock options for proceeds of $100,000.  The Company also issued 218,943 common shares at prices ranging between $0.25 and $1.19 for services, valued at $147,015.

f)     Subsequent to the year end, the Company entered into an agreement with Petromax Technologies, LLC (“Petromax”) and others, wherein the parties agreed to form a corporation, Wentworth Oil Sands, Inc., to develop oil sands projects worldwide using Petromax’s hydrocarbon separation technology.  Wentworth Oil Sands, Inc. is 50% owned by the Company.  As consideration, the Company agreed to transfer to Wentworth Oil Sands, Inc. its Asphalt Ridge Tar Sand mineral leases, for which the Company paid $100,000, issue to Petromax, 200,000 shares of the Company’s common stock and grant stock options entitling Petromax to purchase up to an additional 300,000 shares of the Company’s common stock at a price of $1.25 per share at any time until March 1, 2009.

17.  Restatement of Financial Statements

The Company has restated certain of its amounts reported for 2005 to correct errors relating to the valuation of stock options granted during 2005 and accounting for an asset retirement obligation.  The value of stock options granted in March, April and June 2005 has been increased by $612,095 based on estimated volatility of a peer group of small oil and gas exploration companies, and an asset retirement obligation has been recorded for the cost of plugging and abandoning wells acquired in 2005.

The following is a summary of the impact of these restatements on the Company’s consolidated balance sheet as of December 31, 2005:

	December 31, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Unproved oil and gas properties	$100,001	$197,100	(a,b)	$297,101
Total assets	295,175	197,100		492,275
Asset retirement obligation	—	189,000	(a)	189,000
Total liabilities	460,653	189,000		649,653
Additional paid in capital	1,861,275	612,095	(c)	2,473,370
Accumulated deficit	(2,041,885)	(603,995	)(b,c)	(2,645,880)
Total stockholders’ deficit	(165,478)	8,100	(b)	(157,378)
Total liabilities and stockholders’ deficit	295,175	197,100		492,275

The following is a summary of the impact of these restatements on the Company’s consolidated statement of operations for the year ended December 31, 2005:

	Year ended December 31, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Production costs	$54,578	$(8,100	)(b)	$46,478
Gross profit (loss)	(24,905)	8,100		(16,805)
Consulting (including stock based compensation)	715,197	612,095	(c)	1,327,292
Total expenses	1,770,674	612,095		2,382,769
Loss before other item	(1,795,579)	(603,995)		(2,399,574)
Loss for the period	(1,895,579)	(603,995)		(2,499,574)
Deficit accumulated during the exploration stage	(2,041,885)	(603,995)		(2,645,880)
Basic and diluted loss per share	(0.17)	(0.06)		(0.23)

The following is a summary of the impact of these restatements on the Company’s consolidated statement of cash flow for the year ended December 31, 2005:

	Year ended December 31, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Loss for the period	$(1,895,579)	$(603,995	)(b,c)	$(2,499,574)
Depletion	8,100	(8,100	)(b)	—
Stock based compensation	199,440	612,095	(c)	811,535

(a)   To increase the amount reported for asset retirement obligations in respect of the Company’s oil and gas properties by $189,000

(b)   To reverse depletion expense of $8,100 recorded during the year ended December 31, 2005 in respect of the Company’s oil and gas properties

(c)   To increase stock-based compensation in respect of the value of stock options granted during the year ended December 31, 2005 by $612,095.

Wentworth Energy, Inc.

Interim Consolidated Balance Sheets (Unaudited)

	(Unaudited)
	September 30, 2006	December 31, 2005
	Restated	Restated
ASSETS
CURRENT ASSETS
Cash	$6,539,454	$107,397
Certificate of Deposit	25,000	—
Accounts receivable and accrued receivables	67,553	7,441
Unbilled receivables	143,319	—
Employee advances	11,937	—
Prepaid expenses and deposits	127,585	66,995

Total Current Assets	6,914,848	181,833

ROYALTY INTEREST, net	348,674	—

UNPROVED OIL AND GAS PROPERTIES	27,651,042	297,101

EQUIPMENT, net	5,950,947	2,008

INVESTMENT IN REDROCK OIL SANDS, INC., at equity	313,877	—

DEFERRED FINANCE COSTS, net	10,795,377	11,333

Total Assets	$51,974,765	$492,275

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

Interim Consolidated Balance Sheets (Unaudited) continued

	(Unaudited) September 30, 2006	December 31, 2005
	Restated	Restated
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,361,560	$—
Deferred Revenue	70,472	164,774
Share subscriptions payable	63,250	60,725
Due to related parties	103,486	51,654
Convertible note payable	—	183,500
Derivative contract liability	125,999,457	—

Total Current Liabilities	127,598,225	460,653

Asset retirement obligation	301,048	189,000
Convertible debentures payable	1,055,000	—
Discount on convertible debentures payable	(798,263)	—
Senior secured convertible notes payable	32,350,000	—
Discount on senior secured convertible notes payable	(30,328,124)	—

Total Liabilities	130,177,886	649,653

COMMITMENTS, CONTINGENCIES (Note 14)

STOCKHOLDERS' DEFICIT
Preferred shares, 2,000,000 shares authorized, $0.001 par value; no shares issued and outstanding in 2006 and 2005	—	—
Common shares, 300,000,000 shares authorized, $0.001 par value; 23,685,998 issued andoutstanding in 2006 and 15,132,111 shares issued and outstanding in 2005	23,686	15,132
Additional paid-in capital	24,715,225	2,473,370
Accumulated Deficit	(102,942,032)	(2,645,880)

Total Stockholders' Deficit	(78,203,121)	(157,378)

Total Liabilities and Stockholders' Deficit	$51,974,765	$492,275

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

Interim Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
		Restated		Restated
REVENUE
Drilling revenue	$1,033,708	$—	$1,033,708	$—
Oil and gas revenue	64,288	5,000	106,177	5,000
TOTAL REVENUE	1,097,996	5,000	1,139,885	5,000

OPERATING EXPENSES
Production costs	52,997	—	121,755	—
Drilling costs	538,176	—	538,176	—
Salaries and taxes	415,338	—	415,338	—
Depreciation and depletion	86,442	153	88,416	460
Property evaluation costs	—	—	54,594	10,000
Impairment of oil and gas properties	—	—	—	108,534
TOTAL OPERATING EXPENSES	1,092,953	153	1,218,279	118,994

GROSS PROFIT (LOSS)	5,043	4,847	(78,394)	(113,994)

EXPENSES
General and administrative	4,226,472	297,281	11,767,849	961,513
Finance costs	3,421,156	103,174	4,365,534	196,777
	7,647,628	400,455	16,133,383	1,158,290

LOSS FROM OPERATIONS	(7,642,585)	(395,608)	(16,211,777)	(1,272,284)

OTHER (REVENUE) EXPENSE ITEMS
Interest income	(42,162)	—	(48,975)	—
Equity in loss of investment	51,649	—	169,591	—
Loss on derivative contracts	79,903,869	—	83,963,759	—
Write down of option payments	—	—	—	100,000
	79,913,356	—	84,084,375	100,000

NET LOSS	$(87,555,941)	$(395,608)	$(100,296,152)	$(1,372,284)

BASIC AND DILUTED LOSS PER SHARE	$(3.98)	$(0.03)	$(5.58)	$(0.14)
WEIGHTED AVERAGE SHARES OUTSTANDING – basic and diluted	22,018,090	12,681,447	17,958,750	9,972,013

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

Interim Consolidated Statement of Stockholders' Deficit (Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Treasury Stock	Deficit Accumulated
			Restated		Restated

Balance, December 31, 2005	15,132,111	$15,132	$2,473,370	$—	$(2,645,880)

Issuance of common stock for services	247,500	248	323,927	—	—

Issuance of common stock for payable settlement	408,586	408	546,632	—	—

Issuance of common stock upon exercise of options	2,341,622	2,342	1,687,146	—	—

Issuance of common stock for commitment fee	100,000	100	63,900	—	—

Issuance of common stock to pledge as security for debt	7,758,000	7,758	—	(7,758)	—

Issuance of common stock for professional services	74,231	74	61,176	—	—

Issuance of common stock upon conversion of debt	806,948	807	627,693	—	—

Issuance of common stock for cash	125,000	125	499,875	—	—

Issuance of common stock for equity investment	200,000	200	377,800	—	—

Stock based compensation	—	—	8,790,636	—	—

Issuance of common stock to purchase Barnico Drilling, Inc. and oil and gas mineral interest	4,250,000	4,250	9,263,070	—	—

Cancellation of treasury stock	(7,758,000)	(7,758)	—	7,758	—

Net loss for the period ended September 30, 2006	—	—	—	—	(100,296,152)
	23,685,998	$23,686	$24,715,225	$—	$(102,942,032)

Wentworth Energy, Inc.

Interim Consolidated Statements of Cash Flow (Unaudited)

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
		Restated
OPERATING ACTIVITIES
Net loss for the period	$(100,296,152)	$(1,372,284)
Add (deduct) non-cash items
Depreciation and depletion	88,416	460
Stock based compensation	8,790,637	595,600
Amortization of discount on convertible debentures	2,723,612	4,000
Equity in loss of investment	169,591	—
Loss on derivative contracts	83,963,759	—
Amortization of deferred financing costs	786,070	—
Accretion of asset retirement obligation liability	9,668	—
Impairment of oil and gas properties	—	108,534
Write-down of option payments	—	100,000
Stock issued for services and other	355,740	46,383
Changes in non-cash working capital items
Accounts receivable and accrued receivables	208,277	(3,177)
Prepaid expenses and deposits	(60,590)	(167,925)
Accounts payable and accrued liabilities	560,431	(160,725)
Advanced from related parties	4,141	(1,775)
Cash used by operating activities	(2,696,400)	(850,909)

INVESTING ACTIVITIES
Cash received on recapitalization	—	5,821
Cash invested in Redrock Oil Sands, Inc.	(5,468)	—
KLE Mineral Holdings, LLC option payments	—	(30,000)
Purchase of certificate of deposit	(25,000)	—
Addition of oil and gas properties	(2,279,578)	(1,012)
Acquisition of P.D.C. Ball oil and gas properties and Barnico,
net of cash balance acquired	(21,859,818)	(94,624)
Cash used by investing activities	(24,169,864)	(119,815)

FINANCING ACTIVITIES
Share subscriptions payable	61,750	1,500
Proceeds from line of credit	—	249,981
Proceeds from convertible debentures/notes payable, net of related costs	30,724,797	—
Proceeds from demand notes payable	500,000	183,500
Common stock issued for cash, including exercise of options	2,011,774	535,200
Cash provided by financing activities	33,298,321	970,181

CHANGE IN CASH DURING PERIOD	6,432,057	(543)

CASH, BEGINNING OF PERIOD	107,397	—

CASH, END OF PERIOD	$6,539,454	$(543)

SUPPLEMENTAL DISCLOSURE:
Interest paid	$—	$—
Income taxes paid	$—	$—
Issued common stock for reduction of payables	$547,040	$—
Issued common stock for conversion of debt	$628,500	$—
Issued common stock for assets acquired	$10,191,212	$—
Issued common stock for investment	$378,000	$—
Issued common stock for deferred financing fees	$125,250	$—
Transfer of oil and gas property to equity investments	$100,001	$—
Record discount on convertible debt	$33,850,000	$—
Treasury stock issued for collateral	$7,758	$—

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

Notes to the Interim Consolidated Financial Statements (Unaudited)

September 30, 2006

1.     Nature of Operations

The Company was incorporated in the State of Oklahoma on October 31, 2000 as Avondale Capital I Corp.  During the year ended December 31, 2003 the Company ceased its consulting operations.  During 2005, the Company acquired interests in certain oil and gas properties and is currently exploring them.  On July 26, 2006, the Company acquired additional mineral interests and a 100% interest in a drilling company, as noted below.

On February 24, 2005, the Company changed its name to Wentworth Energy, Inc. and on March 24, 2005 it undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.  Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation.

Pursuant to a letter agreement dated March 22, 2005, Wentworth Energy, Inc. agreed to issue up to 1,632,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Wentworth Oil & Gas, Inc.  On May 12, 2005, Wentworth Energy, Inc. acquired 86.8% of Wentworth Oil & Gas, Inc. by issuing 1,416,000 shares and acquired a further 11.0% on August 4, 2005 by the issuance of 180,000 shares, for a total of 97.8%.

These transactions resulted in the former shareholders of Wentworth Oil & Gas, Inc. owning 12.5% of the issued and outstanding shares of the common stock of Wentworth Energy, Inc. as of May 12, 2005 and 12.8% as of August 4, 2005.  Accounting principles applicable to the recapitalization of a public shell have been applied to record this acquisition.

Under this basis of accounting, Wentworth Oil & Gas, Inc. has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

On March 2, 2006, Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.), a private Nevada corporation, was incorporated. The Company entered into an agreement with Petromax Technologies, LLC (“Petromax”) and others, wherein the parties agreed to form Redrock Oil Sands, Inc., to develop oil sands projects worldwide using Petromax’s hydrocarbon separation technology. Under the agreement, the Company issued 200,000 shares of its common stock valued at $378,000 to Petromax as inducement to enter into the agreement and contributed to Redrock Oil Sands, Inc. its Asphalt Ridge Tar Sand leases, for which the Company paid $100,000. Redrock Oil Sands, Inc. is 45.4% owned by the Company and is accounted for as an equity investment as the Company does not exercise control over the investment.

On March 29, 2006, the Company entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership mineral and royalty estate from Roboco Energy, Inc. to acquire certain assets of the P.D.C. Ball Limited Partnership.  Pursuant to the terms of the agreement, the Company agreed to purchase 90% of the right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons for the total of $17,660,000 in cash and 1,500,000 common shares.  On July 26, 2006, the Company closed this acquisition.

On March 27, 2006, the Company entered into a Stock Purchase Agreement with the stockholders of Barnico Drilling, Inc. (“Barnico”) to acquire 100% of the common stock of Barnico.  Barnico is a contract oil and gas drilling company located in Palestine, Texas.  The acquisition was closed on July 26, 2006 and the purchase price paid to the stockholders of Barnico consisted of $5,000,000 in cash and 2,500,000 common shares of the Company.  The Company also issued an additional 250,000 common shares for professional services in respect of the purchase.  See note 16 for additional information on acquisitions.

On July 25, 2006, the Company entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and Series A and Series B Warrants to purchase 46,214,287 and 16,175,000 shares of common stock, respectively, at an initial price of $1.40 per share until July 2011. The Series B warrants are exercisable only if the Company requires the holders to convert the senior secured convertible notes (see Note 9).  The senior secured convertible notes bear interest at 9.15%, have a final maturity in July 2009 and are collateralized by all the Company’s assets.  Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007. The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement. This transaction is described further in Note 9.

Barnico is a provider of contract land drilling services for oil and gas development companies in the East and South Texas regions.

The accompanying interim consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

The unaudited consolidated financial information has been prepared in accordance with the Company’s customary accounting policies and practices.  In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of results for the interim period, have been included.  The financial information presented should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2005 included in the Company’s Form 10-KSB/A.

2.     Significant Accounting Policies

a)     Exploration stage company

As of July 26, 2006, the Company is no longer considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7 due to the acquisition of Barnico Drilling, Inc., an established drilling company. In previous periods the Company was an exploration stage company.

b)     Consolidation

These interim consolidated financial statements include the accounts of the Company and its two subsidiaries, 97.8%-owned Wentworth Oil & Gas, Inc. and its 100%-owned Barnico Drilling, Inc.  All significant inter-company transactions have been eliminated.

c)     Oil and gas activities

The Company changed its cost method of accounting for its oil and gas activities on July 26, 2006. The company changed from the full cost method to the successful efforts method. No restatement of prior periods is shown because all oil and gas investments were unproved, fully depleted or written down to no basis in prior periods, no material difference in accounting balances or results of operations resulted from the change in accounting method. See Note 15 for additional information concerning the change of accounting method.

Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

A determination of whether a drilled exploratory well has found proved reserves cannot be made immediately. This is generally due to the need for a major capital expenditure to produce and/or evacuate the hydrocarbons found. The determination of whether to make such a capital expenditure is usually dependent on whether further exploratory wells find a sufficient quantity of additional reserves. Using guidance issued in FASB Position 19-1, Accounting for Suspended Well Costs, which became effective in April 2005, the Company capitalizes well costs in Unproved Oil and Gas Properties when the well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project.  The Company reevaluates its capitalized drilling costs at least quarterly to ascertain whether drilling costs continue to qualify for ongoing capitalization.

Unproved oil and gas properties that are individually significant are assessed at least quarterly for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience  or knowledge of successful drilling and average holding periods. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the units-of-production method based on estimated proved reserves on a field-by-field basis. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

d)     Equity investments

The Company uses the equity method of accounting for its investment in Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.) as it has the ability to exercise significant influence, but not control, over the investment.  The investment in Redrock Oil Sands, Inc. at equity, consists of capital contributions less the Company’s proportionate share of net losses for the period ended September 30, 2006.

e)     Cash and cash equivalents

For the purpose of reporting cash flows the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

f)     Accounts receivable

The Company’s trade receivables consist of customer obligations for the provision of contract land drilling services. The Company extends credit based on management’s assessment of the customer’s financial condition and evaluates the allowance for doubtful accounts based on receivable aging, customer disputes and general business and economic conditions. Management believes that no allowance for doubtful accounts is necessary at September 30, 2006.

g)    Unbilled receivables and revenue recognition

Barnico Drilling, Inc. recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management’s estimates of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled as of period end and records an unbilled receivable for the percentage of the turnkey contract completed. The costs related to turnkey contracts and day-work contracts are recognized as incurred.  Barnico Drilling, Inc. defers recognition of revenue on amounts received from customers for prepayments of services until those services are provided.

h)    Major customers and concentration of credit risk

As of September 30, 2006, one customer accounted for 82% of drilling revenue and one customer accounted for 100% of trade receivables and unbilled receivables.

i)     Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of assets, which range from five to twenty years. Gains and losses on sales and retirements of property and equipment are reflected in income.

j)     Deferred finance costs

Finance costs with respect to the 12% convertible note totalling $40,000 were recorded May 4, 2005, and were being expensed using the effective interest method over the life of the note.  During the quarter ended June 30, 2006, these costs were fully amortized.

Finance costs with respect to the 10% convertible debentures totalling $297,250 were recorded January 12, 2006, and are being expensed using the effective interest method over the remaining months until maturity of the debentures on January 11, 2009.  The Company also recorded a discount for the convertible debentures, as described in Note 8.

Finance costs with respect to the 9.15% senior secured convertible notes totalling $10,056,366 were recorded July 25, 2006 and are being expensed using the effective interest method over the remaining months until maturity of the notes in July 2009.  The Company also recorded a discount for the senior secured convertible notes as described in Note 9.

k)    Foreign currency translation

Certain of the Company’s assets, liabilities, revenues and expenses are translated from Canadian currency into U.S. dollars, the Company’s reporting currency. Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

l)     Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.  The dilutive effect of convertible securities is reflected in diluted loss per share by application of the if-converted method. Under this method, conversion shall not be assumed for the purposes of computing diluted loss per share if the effect would be anti-dilutive. For the period ended September 30, 2006 the Company had approximately 31,942,038 potentially dilutive shares which are not included in the calculation of earnings per share, because the effect would be anti-dilutive.  For the periods ended September 30, 2006 and 2005, diluted loss per share is the same as basic loss per share, as the effect of common stock equivalents in anti-dilutive.

m)   Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs, stock based compensation and derivative contract liabilities.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Actual results could differ from those reported.

n)    Stock based compensation

The Company adopted the recommendations of SFAS No. 123 (revised 2004), Share-Based Payments, upon inception on July 21, 2004 and accordingly, the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Equity instruments issued to non-employees are accounted for under the provisions of SFAS No. 123 (revised 2004) and EITF 96-18.

o)     Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

3.     Royalty Interests

The Company acquired oil and gas royalty interests in Freestone County, Anderson County and Jones County, Texas. The royalty interests was purchased as part of the 27,557 gross acres of oil and gas fee mineral rights as described in Note 4(c). The royalty interest is reported at its initial estimated relative fair value of $353,888 less depletion of $5,214.

4.     Unproved Oil and Gas Properties

a)    Pecos County, Texas

During the nine months ended September 30, 2006, the Company acquired a 75% working interest in the Pecos County property covering approximately 130 acres in Pecos County, Texas. Capitalized costs for this property to September 30, 2006 total $172,650 and include acquisition, exploration and asset retirement obligation costs.

b)    Polk County, Texas

During the nine months ended September 30, 2006, the Company acquired an 87.5% working interest in the Polk County property in Polk County, Texas.  Capitalized costs for this property to September 30, 2006 total $1,861,955 and include acquisition, exploration and asset retirement obligation costs.

c)  Anderson County, Freestone County and Jones County, Texas

As part of the P.D.C. Ball and Barnico Drilling, Inc. acquisition described in Note 1, the Company purchased 27,557 gross acres of oil and gas fee mineral rights in Anderson County, Freestone County and Jones County, Texas.  Capitalized costs for this property to September 30, 2006 total $25,608,337 and include acquisition and exploration costs.

5.     Convertible Loans Payable and Lines of Credit

         In August 2005, the Company entered into a convertible line of credit agreement, whereby it can borrow up to $1,000,000 at a rate of 10% per annum calculated and payable annually.  Advances under the line of credit are due and payable on August 22, 2008 and until repayment, the lender may convert the principal and accrued interest into common stock of the Company at $0.90 per share.  As of December 31, 2005, there were no outstanding balances under the line of credit and this line of credit was terminated by the Company in May 2006.

6.     Demand Note Payable

         During the nine months ended September 30, 2006, the Company borrowed $500,000 that is due on demand.  The loan bears interest at 10% per annum and is uncollateralized. The loan was repaid by an issuance of 357,143 shares of common stock on September 6, 2006.

7.     Related Party Transactions

         a)   The Company entered into transactions with related parties as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties:

	3 months ended September 30, 2006	3 months ended September 30, 2005	9 months ended September 30, 2006	9 months ended September 30, 2005

Management fees paid to corporations controlled by directors	$404,800	$79,160	$551,800	$157,594
Rent paid to a corporation controlled by a family member of a director	$6,024	$2,700	$12,068	$2,700
Rent paid to directors	$—	$927	$4,464	$2,139
Consulting fees paid to a director	$5,000	$4,500	$25,000	$4,500
Consulting fees paid to a director’s family members	$24,000	$—	$24,000	$—
Management fees paid to directors	$103,486	$—	$103,486	$—

         b)   As at September 30, 2006 and December 31, 2005, $47,692 and $51,654, respectively, was owed to directors and corporations owned by directors of the Company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest, or stated terms of repayment.

8.     Convertible Debentures Payable

On January 12, 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1,500,000, and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011, 1/3 of which are exercisable at a price of $0.60 per share, 1/3 are exercisable at $0.80 per share and 1/3 are exercisable at $1.00 per share.  The Company also issued 100,000 common shares as a commitment fee to the investor valued at $64,000.  During the nine months ended September 30, 2006, the investor converted $445,000 of the principal balance of the debentures into 684,615 shares of the Company’s common stock.

The convertible debentures are due and payable on January 11, 2009.  The principal and accrued interest on the Convertible Debentures may, at the option of the holder during the term of the convertible debentures, be converted into shares of the Company’s common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of the Company’s common stock during the 15 trading days preceding the conversion date.  The investor has contractually agreed to restrict its ability to convert the convertible debentures to an amount less than 5% of the then-issued shares of common stock of the Company.  In addition, the investor will not convert more than $150,000 of the principal in any 30-day period.  The convertible debenture is collateralized by 7,758,000 shares of the Company’s treasury stock held in escrow.  These collateral treasury shares were released and cancelled in July 2006.

In connection with the debenture, the Company recorded a $1,500,000 debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force.  The debt discount is being amortized over the life of the related debenture and $87,804 and $707,737 was expensed during the three months and nine months ended September 30, 2006, respectively.  Amortization during the nine month period includes the impact of writing off the discount related to the $445,000 of principal balance that was retired as described above.

Because the convertible debentures and the related warrants have a feature wherein the conversion price resets and carry registration rights, the Company has analyzed the debenture and the related warrants pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the income statement.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $2,414,349 has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.  In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a gain of $200,361 and a loss of $3,859,529 for the three months and nine months ended September 30, 2006, respectively.  The fair value of the derivative contract liability outstanding as of September 30, 2006 was $5,359,529.

The Company issued 49,231 common shares to a third party for professional services performed in connection with for the secured convertible debentures; these shares were valued at $32,000.

9.     Senior Secured Convertible Notes Payable

On July 25, 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with six investors pursuant to which the investors purchased 9.15% senior secured convertible notes with a principal amount totaling $32,350,000, and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company’s common stock until July 25, 2011 at an initial price of $1.40 a share.  The Series B warrants are exercisable only if the Company requires the holders to convert the senior secured convertible notes.

Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007. The notes are convertible into common stock at the holder’s option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement.

Because the senior secured convertible notes have a feature wherein the conversion price resets and the common stock underlying the senior secured convertible notes and the warrants have registration rights, the Company has analyzed the debenture and the related warrants pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the statement of operations.

The Company is required to file a registration statement for the resale of the number of shares of its common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payments of interest on, and principal of, the senior secured convertible notes, and upon exercise of the warrants. The registration statement must be declared effective by the Securities and Exchange Commission within 165 days of the date of the Purchase Agreement. If the Company fails to meet the deadline for the effectiveness of the registration statement, the Company is required to pay on the date of such failure, and on every 30th day thereafter until such failure is cured, liquidated damages to the investors of 1.5% of the aggregate purchase price of the senior secured convertible notes accruing from the 105th day following the date of the Purchase Agreement.  The Company does not currently believe it is probable that the Company will fail to meet the effectiveness deadline and thus has not accrued a liability for damages at September 30, 2006.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $146,403,258 has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.

In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a loss of $80,104,230 for the three months and nine months ended September 30, 2006. The fair value of the derivative contract liability outstanding as of September 30, 2006 was $120,639,928.  The Company may require the holders to convert the senior secured convertible notes after the Securities and Exchange Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to July 24, 2009 if (1) certain conditions defined in the note agreement are satisfied, and (2) the closing sale price of the Company’s common stock exceeds 125% of the initial conversion price of the senior secured convertible notes.  If the Company elects to require such mandatory conversion, the Series B warrants issued to the investors then become exercisable at an initial price of $1.40 per share until July 2011 to purchase the following percentage of the shares of the common stock based upon the following arithmetic averages of the weighed average price of the Company’s common stock expressed as a percentage of the conversion price:

Warrant Coverage	Arithmetic Average

70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300% +

In conjunction with senior secured convertible notes financing, the total consulting fees and commissions paid were: $1,820,000 in cash, $850,000 in senior secured convertible notes (included in the total above), 1,214,286 Series A warrants and 42,000 Series B warrants (included in the total above), and 3,521,429 other warrants entitling the holders to purchase shares of the Company’s common stock at prices ranging from $1.40 to $8.00 per share until July 2011.

10.  Asset Retirement Obligation

The following table summarizes the changes in the Company’s asset retirement liability in respect of the plugging and abandonment costs of its oil and gas properties during the nine-month period ended September 30, 2006 and 2005:

	2006	2005
Asset retirement obligation at January 1	$189,000	$—
Asset retirement obligations incurred in the current period	102,380	189,000
Asset retirement obligations settled in the current period	—	—
Accretion expense	9,668	—
Revisions in estimated cash flows	—	—
Asset retirement obligation at September 30	$301,048	$189,000

11.  Warrants Outstanding

Each warrant entitles the holder to purchase one share of the common stock of the Company at a fixed cash exercise price at any time during the term of the warrant.

	Number of warrants	Average Exercise Price	Expiry Date

Outstanding at December 31, 2005	1,478,754	$0.98	December 30, 2008

Warrants granted	1,650,000	$1.04	September 20, 2011
Warrants granted	64,905,716	$2.73	July 25, 2011
Warrants granted	746,429	$1.40	June 20, 2011
Warrants exercised	(650,000)	$1.40	July 25, 2011
Warrants exercised	(1,310,524)	$0.98	December 30, 2008

Outstanding at September 30, 2006	66,820,375	$1.45

As at September 30, 2006 and December 31, 2005, all warrants are vested and exercisable.

12.  Change in Authorized Shares

On September 26, 2006, the total number of authorized common shares was increased from 98,000,000 to 300,000,000 and the number of all authorized shares was increased from 100,000,000 to 302,000,000.

13.  Stock Based Compensation

Stock compensation expense under SFAS No. 123 (revised 2004) for the nine months ended September 30, 2006 and 2005 was $8,595,963 and $Nil, respectively, resulting in an increase to operating expenses and net loss.  This expense increased basic and diluted loss per share by $0.36 and $0.00 for the nine months ended September 30, 2006 and 2005, respectively. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not that the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized.

The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending September 30, 2006 equal to the expected option term.

Stock Options as of the Nine Months Ended September 30, 2006:

The Company has no formal stock option plan.  On January 9, 2006, the Company’s Board of Directors approved a plan wherein members of the Board of Directors will be granted 200,000 options each on the anniversary date of their service at an exercise price of $0.50 per share as compensation for their services to the Board of Directors.  For their services in future years, directors will be granted 200,000 options each at an exercise price equal to market value on the date of grant.

The following table summarizes stock options outstanding and changes during the nine months ended September 30, 2006:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Options outstanding at January 1, 2006	8,335,000	$0.42
Granted (1)	9,250,000	1.81
Expired or terminated	(1,200,000)	0.50
Exercised	(825,000)	0.33

Options outstanding at September 30, 2006	15,560,000	$1.24	2.16	$11,769,250

Options exercisable at September 30, 2006	7,294,002	$0.89	1.86	$7,833,025

(1) Including 7,950,000 options granted to officers and directors.

The total intrinsic value, or the difference between the exercise price and the market price on the date of exercise, of all options exercised during the nine months ended September 30, 2006, was approximately $1,469,750.  Cash received from stock options exercised during the nine months ended September 30, 2006 was $231,250. The Company did not realize any tax deductions related to the exercise of stock options during the period. The Company will record such deductions to additional paid in capital when realized.

        Stock options outstanding and currently exercisable at September 30, 2006 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price

$0.25	2,460,000	1.34	$0.25	2,460,000	$0.25
$0.50	4,450,000	1.90	$0.50	3,284,000	$0.50
$1.50	7,300,000	2.53	$1.50	650,002	$1.50
$3.85	500,000	2.42	$3.85	500,000	$3.85
$4.20	850,000	2.61	$4.20	400,000	$4.20

	15,560,000	1.05		7,294,002	$0.89

Total estimated unrecognized compensation cost from unvested stock options as of September 30, 2006 was $26,246,399, which is expected to be recognized over a weighted average period of approximately 2.00 years.

The weighted average per share fair value of stock options granted during the nine months ended September 30, 2006 and 2005 was $3.60 and $Nil, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

	Nine Months Ended September 30,
	2006	2005
Volatility	189%	0%
Expected option term	3.0 years	1.75 – 2.75 years
Risk-free interest rate	4.94%	3.85%
Expected dividend yield	0%	0%

14.  Commitments and Contingencies

On April 10, 2006, PIN Financial LLC initiated a lawsuit against the Company in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of the Company’s common stock in respect of its January 2006 issuance of $1,500,000 of convertible debentures to Cornell Capital Partners, LP.  Cornell Capital Partners, LP and the Company deny and dispute the claim and management intends to aggressively defend the action.

On May 24, 2006 the Company initiated a lawsuit in the District Court of Tarrant County, Texas against KLE Mineral Holdings, LLC (“KLE”) of Lexington, Kentucky for the recovery of $118,000, interest, attorney’s fees, costs and such other relief to which the Company may be entitled. The claim arose as a result of KLE’s failure to refund, as agreed, $118,000 of option payments made by the Company in 2005 in connection with certain coal mineral interests in the Hazard Coal District in eastern Kentucky.  KLE made a motion to dismiss the lawsuit, and in August 2006, the presiding judge denied KLE’s motion to dismiss.

On July 24, 2006, the Company initiated a lawsuit against PB Energy USA, Inc., Malcolm Bell, Daryl Pollock, 556369 BC Ltd. and PB Energy Partners, Ltd. in the District Court of Tarrant County, Texas seeking the recovery of $23,204 from PB Energy USA, Inc. in respect of re-entry costs paid to PB Energy USA, Inc. relating to Wentworth Oil &Gas, Inc.’s Henry Dome oil and gas interest in McMullen County, Texas which PB Energy USA, Inc. did not, in turn, forward to the operator.  The Company paid the $23,204 directly to the operator, and sought an order requiring the defendants to reimburse us for that expense, and seeking return of shares of the Company that it had issued to these defendants.  PB Energy USA, Inc. filed a cross complaint and the case was settled subsequent to the end of the period, with the Company paying the sum of $10,045 to PB Energy USA, Inc. and shares remaining as issued to the various defendants.

On September 25, 2006, Utah Oil Sands, Inc. commenced a lawsuit against the Company, its Chief Executive Officer a director in the Los Angeles Superior Court seeking the Company’s issuance to Utah Oil Sands, Inc. of a total of 5,900,000 shares of the Company’s common stock, cash royalties of 8% of any revenue from the Asphalt Ridge Tar Sands property transferred by the Company to Redrock Oil Sands, Inc. in March 2006, additional shares of the Company‘s common stock equal to the difference between a 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which the Company’s shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $500,000, and unspecified punitive damages and attorneys’ fees and costs.  The Company has filed an answer and cross complaint for the return of 100,000 shares issued to Utah Oil Sands, Inc. previously.  The Company denies and disputes Utah Oil Sands, Inc.’s claims and management intends to aggressively defend the action.

In 2006, Johnny Stubbs commenced a lawsuit against the Company’s wholly-owned subsidiary, Barnico Drilling, Inc., in the 402nd Judicial District Court of Wood County, Texas.  The plaintiff was allegedly hit in the eye when he used a hammer to change a tong die.  In a case such as this, the plaintiff must prove that Barnico was somehow negligent in failing to provide either proper equipment to do the job or in failing to provide a safe place to do the work.  Barnico asserts that it provided adequate safety equipment and that the plaintiff was advised to use it, but chose on his own not to use the safety equipment.  Barnico believes that its total exposure in this lawsuit is less than $10,000.

In 2005, Andres Delgado, by and through Liberty Mutual Insurance Company, commenced a lawsuit against Barnico Drilling, Inc. in the 87th Judicial District Court of Leon County, Texas. The plaintiff alleges that a piece of tubing fell from a Barnico drilling rig and struck him in the face.  The damages as pled for by the plaintiff are $17,185.  The case is in discovery phase.  Barnico accrued a $20,000 contingent liability related to this case as of December 31, 2005.

Phillip Dennis Carter and Teresa Walls Carter commenced a lawsuit against Barnico Drilling, Inc. in the 349th Judicial District Court of Anderson County, Texas.  The plaintiff sued Barnico and four other entities complaining that he was employed by Barnico and on December 8, 2004, while working on a drilling rig in Anderson County, Texas, he was injured while trying to climb down from a drilling rig.  The plaintiff alleges that Barnico was negligent in various manners and alleges that he suffered disabling and serious personal injuries.

In December 2002, Roy Vest commenced a lawsuit against Barnico Drilling, Inc. in the 87th Judicial District Court of Anderson County, Texas.  The plaintiff alleges that he was an employee of Barnico, at a time when he was injured on the job.  Barnico is a non-subscriber under worker’s compensation.  Discovery has been conducted, but the Plaintiff has not prosecuted this case nor taken any other action in this case nearly two years.

15.  Change in Accounting Principle

On July 26, 2006, the Company changed its method of accounting for its oil and gas properties from the full cost method to the successful efforts method. Management believes the successful efforts method better conforms to industry practice and is the preferred method under generally accepted accounting principles.

Management believes the change in accounting method did not affect prior years’ financial results or prior quarterly results, because all mineral interests were fully depleted or unproved.

16.  Acquisition of Barnico Drilling, Inc. and P.D.C. Ball Oil and Gas Interest

On July 26, 2006, the company completed its acquisition of 100% of Barnico Drilling, Inc.’s voting stock and P.D.C. Ball oil and gas mineral interest as disclosed in Note 1. The acquisition has been accounted for as a purchase and the acquisition cost has been allocated to assets acquired and liabilities assumed based on estimates of their relative fair values.

The P.D.C. Ball oil and gas mineral properties and Barnico Drilling, Inc. acquisitions have been accounted for as one transaction because the company could not have completed one without the other, and one individual was a principal in each vendor-company.

Barnico Drilling, Inc. is an East Texas-based drilling contractor with two drilling rigs. Due to the recent increase in oil and gas prices, there has been a significant increase in drilling activity, resulting in a high demand for drilling contractors.  Management believes this demand has caused shortages in available drilling rigs and a significant increase in contract rates. This acquisition was made to control drilling cost and to meet management’s drilling schedule.

The Company’s consolidated results of operations have incorporated Barnico Drilling, Inc.’s activity from the acquisition date.

The following pro forma information is presented as if the acquisition of Barnico Drilling, Inc. and P.D.C. Ball oil and gas mineral interest had occurred at the beginning of the respective periods:

	Three months ended
	September 30, 2006	September 30, 2005

Total revenue	$1,843,435	$2,299,992

Operating expenses	1,699,289	1,744,467
General and administrative	4,386,892	422,609
Finance cost	4,229,030	843,174
Equity loss on investment	51,649	—
Loss on derivative contracts	113,251,805	44,446,691
Total	123,618,665	47,456,941

Net loss	$(121,775,230)	$(45,156,949)
Net loss per share	$(5.03)	$(2.63)

The following is a summary of allocation of assets and liabilities from the purchase of Barnico Drilling, Inc. and the P.D.C. Ball oil and gas mineral interest:

Purchase price:
Cash	$22,660,000
Wentworth Energy, Inc. stock	9,267,320
$31,927,320

Allocation:
Royalty interests	$353,888
Unproved properties	25,594,320
Barnico’s drilling rigs	5,882,000
Barnico’s cash	354,669
Other assets and liabilities	(257,557)
$31,927,320

17.  Subsequent Events

On November 1, 2006, the Company signed a three-year Lease and a Joint Operating Agreement with Marathon Oil Company (“Marathon”) granting Marathon the right to explore and develop approximately 9,000 acres of the Company’s mineral property in Freestone County, Texas. The agreements give Marathon the right to drill oil and gas wells and develop the property in zones below approximately 8,500 feet, and the right to participate with the Company in drilling and developing zones above approximately 8,500 feet as to a 50% working interest.

18.  Restatement of Financial Statements

        The Company has restated certain of its amounts reported for 2005 to correct errors relating to the valuation of stock options granted during 2005 and accounting for an asset retirement obligation.  The value of stock options granted in March, April and June 2005 has been increased by $612,095 based on estimated volatility of a peer group of small oil and gas exploration companies, and an asset retirement obligation has been recorded for the cost of plugging and abandoning wells acquired in 2005.  The Company’s balance sheet as of September 30, 2006 has been restated to reflect the changes in the 2005 accounts.  Specifically, as of September 30, 2006 unproved oil and gas properties increased by $8,100, total assets increased by $8,100, additional paid in capital increased by $612,095, accumulated deficit increased by $603,995, total stockholders’ deficit increased by $8,100, and total liabilities and stockholders’ deficit increased by $8,100.

The following is a summary of the impact of these restatements on the Company’s consolidated balance sheet as of December 31, 2005:

	December 31, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Unproved oil and gas properties	$100,001	$197,100	(a,b)	$297,101
Total assets	295,175	197,100		492,275
Asset retirement obligation	—	189,000	(a)	189,000
Total liabilities	460,653	189,000		649,653
Additional paid in capital	1,861,275	612,095	(c)	2,473,370
Accumulated deficit	(2,041,885)	(603,995)	(b,c)	(2,645,880)
Total stockholders’ deficit	(165,478)	8,100	(b)	(157,378)
Total liabilities and stockholders’ deficit	295,175	197,100		492,275

        The following is a summary of the impact of these restatements on the Company’s interim consolidated statement of operations for the nine-month period ended September 30, 2005:

	Nine-Month Period Ended September 30, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Depreciation and depletion	$474	$(14)	(d)	$460
Total operating expenses	119,008	(14)		118,994
Gross profit (loss)	(114,008)	14		(113,994)
General and administrative expenses	365,913	595,600	(e)	961,513
Total expenses	562,690	595,600		1,158,290
Loss from operation	(676,698)	(595,586)		(1,272,284)
Net loss	(776,698)	(595,586)		(1,372,284)
Basic and diluted loss per share	(0.08)	(0.06)		(0.14)

The following is a summary of the impact of these restatements on the Company’s consolidated statement of cash flow for the nine-month period ended September 30, 2005:

	Nine-Month Period Ended September 30, 2005
	Amounts as Originally Reported	Restatement Amount		Amounts as Revised
Net loss for the period	$(776,698)	$(595,586)	(d,e)	$(1,372,284)
Depreciation and depletion	474	(14)	(d)	460
Stock based compensation	—	595,600	(e)	595,600

(a)   To increase the amount reported for asset retirement obligations in respect of the Company’s oil and gas properties by $189,000

(b)   To reverse depletion expense of $8,100 recorded in 2005 in respect of the Company’s oil and gas properties

(c)   To increase stock-based compensation in respect of the value of stock options granted during 2005 by $612,095

(d)   To reverse depletion expense of $14 recorded during the nine-month period ended September 30, 2005 in respect of the Company’s oil and gas properties

(e)   To increase stock-based compensation in respect of the value of stock options granted during the nine-month period ended September 30, 2005 by $595,600

Barnico Drilling, Inc.

Report of Independent Registered Public Accounting Firm

To the Stockholders
Barnico Drilling, Inc.
Palestine, Texas

We have audited the balance sheets of Barnico Drilling, Inc. (“the Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnico Drilling, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas

June 23, 2006

/s/ HEIN & ASSOCIATES LLP
Hein & Associates LLP

Barnico Drilling, Inc.

Balance Sheets

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Assets
Current
Cash	$501,832	$460,661	$101,394
Accounts receivable, trade	—	34,875	11,000
Unbilled receivables	216,969	162,750	156,840
Interest receivable	—	5,265	1,755
Other receivable	—	—	37,855
Deferred tax asset	49,495	182,088	—
Advances to employees	18,292	8,505	20,522
Advances to employees, related party	—	15,000	—

Total current assets	786,588	869,144	329,366
Property and equipment, net	184,950	207,084	235,333
Notes receivable, related party	—	147,518	117,000

Total Assets	$971,538	$1,223,746	$681,699

Liabilities
Current
Accounts payable	$204,224	$639,407	$90,091
Accrued liabilities	76,042	85,647	52,336
Corporate income taxes payable	253,604	281,602	139,845
Deferred revenue	70,472	—	—
Operating advances due to related parties	47,692	40,000	130,831
Deferred tax liability	—	—	18,916
Notes payable, current portion	6,689	85,236	7,182

Total current liabilities	658,723	1,131,892	439,201
Notes payable, net of current portion	—	8,219	25,695
Deferred tax liability	20,308	20,306	32,769

Total Liabilities	679,031	1,160,417	497,665
Commitments and contingencies (note 11)

Stockholders’ Equity
Class A, voting stock, no par value 5,000 shares authorized and outstanding	1,000	1,000	1,000
Class B, non-voting stock, no par value 15,000 shares authorized and outstanding	—	—	—
Additional paid in capital	19,592	19,592	19,592
Retained earnings	271,915	42,737	163,442

Total Stockholders’ equity	292,507	63,329	184,034

Total Liabilities and Stockholders’ Equity	$971,538	$1,223,746	$681,699

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Operations

	Six months ended June 30,		Year ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)

Drilling Revenue	$3,134,753	$3,322,111	$7,543,471	$4,852,037

Operating expenses
Drilling expenses	1,640,772	1,885,692	4,497,974	2,557,013
Salaries and taxes	870,653	1,247,593	2,540,199	1,629,660
Depreciation	28,722	37,611	76,317	119,587
Other general and administrative	231,719	261,089	555,495	468,876

Total operating expenses	2,771,866	3,431,985	7,669,985	4,775,136

Operating income (loss)	362,887	(109,874)	(126,514)	76,901

Other items
Gain on sale of assets	—	—	—	1,127,630
Other income (expense), net	1,459	(882)	(63,119)	39,278
Interest expense	(571)	(104)	(2,782)	(161,395)

Total other income (expense)	888	(986)	(65,901)	1,005,513

Income (loss) before taxes	363,775	(110,860)	(192,415)	1,082,414

Provision (Benefit) for income taxes
Current	2,002	81,673	141,757	139,845
Deferred	132,595	(122,989)	(213,467)	252,369

Total income taxes (benefits)	134,597	(41,316)	(71,710)	392,214

Net income (loss)	$229,178	$(69,544)	$(120,705)	$690,200

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statement of Stockholders’ Equity (Deficit)

(activity subsequent to December 31, 2005 is unaudited)

For the period from January 1, 2004 to June 30, 2006

	Number of shares			Additional Paid in	Retained earnings
	Class A	Class B	Par value	Capital	(deficit)	Total

Balance January 1, 2004	1,000	—	$1,000	$19,592	$(526,758)	$(506,166)

Net income for the year	—	—	—	—	690,200	690,200

Balance December 31, 2004	1,000	—	1,000	19,592	163,442	184,034

Net loss for the year	—	—	—	—	(120,705)	(120,705)

Balance December 31, 2005	1,000	—	1,000	19,592	42,737	63,329

Exchange of 1,000 common shares for 5,000 Class A shares	4,000	—	—	—	—	—
Issuance of 15,000 Class B common shares	—	15,000	—	—	—	—

Net income for the period	—	—	—	—	229,178	229,178

Balance June 30, 2006 (unaudited)	5,000	15,000	$1,000	$19,592	$271,915	$292,507

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Cash Flows

	Six months ended June 30,		Year ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Operating activities
Net income (loss) for the period	$229,178	$(69,544)	$(120,705)	$690,200
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	28,722	37,611	76,317	119,587
Gain on sale of assets	—	—	—	(1,127,630)
Deferred income tax expense (benefit)	132,595	(122,989)	(213,467)	252,369
Changes in operating assets and liabilities:
Trade accounts and other receivables	(14,079)	(19,361)	(38,663)	(151,209)
Advances to employees	5,213	1,927	(2,983)	(11,822)
Corporate income taxes payable	(27,998)	81,673	141,757	139,845
Accounts payable and accrued liabilities	(444,788)	295,023	582,627	(204,892)
Operating advances due to related parties	7,692	(60,982)	89,019	(77,499)
Deferred revenue	70,472	—	—	—

Net cash provided/(used) by operating activities	(12,993)	143,358	513,902	(371,051)

Investing activities
Acquisition of property and equipment	(6,588)	(8,500)	(10,213)	(90,843)
Proceeds from sale of assets	—	—	—	1,500,000
Advances under notes receivable	—	(205,000)	(205,000)	(117,000)
Repayments of notes receivable	147,518	—	—	—

Net cash provided/(used) by investing activities	140,930	(213,500)	(215,213)	1,292,157

Financing activities
Borrowings under financing agreements	—	—	150,000	38,402
Repayments on financing agreements	(86,766)	(9,454)	(89,422)	(945,012)

Net cash provided/(used) by financing activities	(86,766)	(9,454)	60,578	(906,610)

Increase (decrease) in cash	41,171	(79,596)	359,267	14,496

Cash, beginning of period	460,661	101,394	101,394	86,898

Cash, end of period	$501,832	$21,798	$460,661	$101,394

Supplemental cash flow information
Interest paid	$2,446	$104	$907	$331,590
Income taxes paid	$30,000	$—	$—	$—

Supplemental disclosure of noncash investing and financing information:
Transfer of common stock from sole shareholder to relatives	$—	$—	$—	$—
Offset of operating advances and notes receivable	$—	$—	$174,482	$—
Offset of operating advances and interest receivable	$—	$—	$5,368	$—
Settlement of other receivable with property	$—	$—	$37,855	$—

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Notes to the Financial Statements
(information as at June 30, 2006 and 2005 is unaudited)

1.              Nature of Operations

The company was incorporated in the State of Texas in 1992.  The company is a provider of contract land drilling services for oil and gas development companies in the East and South Texas regions.

2.              Significant Accounting Policies

a)     Unaudited Information

The balance sheet as of June 30, 2006 and the statements of operations and cash flows for the six months ending June 30, 2006 and 2005 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 3006 and the results of operations and cash flows for the six months ending June 30, 2006 and 2005.

b)     Cash and Cash Equivalents

For the purposes of reporting cash flows the company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

c)              Accounts Receivable

The company’s trade receivables consist of customer obligations for the provision of contract land drilling services.  The company extends credit based on management’s assessment of the customer’s financial condition, receivable aging, customer disputes and general business and economic conditions.  Management believes that no allowance for doubtful accounts is necessary at June 30, 2006 and 2005 and December 31, 2005 and 2004.

d)              Unbilled Receivables and Revenue Recognition

The Company recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management’s estimate of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled, as of period end and records an unbilled receivable for the percentage of the turnkey contract completed.  The costs related to turnkey contracts and day-work contracts are recognized as incurred.  The Company defers recognition of revenue on amounts received from customers for prepayment of services until those services are provided.

e)              Major Customers and Concentration of Credit Risk

As of June 30, 2006 and the six months then ended, two customers accounted for 80% of revenue and one customer accounted for 100% of trade and unbilled receivables.  For the six months ended June 30, 2005, three customers accounted for 43% of revenue.  As of December 31, 2005 and the year then ended, one customer accounted for 36% of revenue and 100% of trade and unbilled receivables.  As of December 31, 2004 and the year then ended, two customers accounted for 21% of revenue and one customer accounted for 24% of trade and unbilled receivables.

f)     Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, which range from five to twenty years.  Gains and losses on sales and retirements of property and equipment are reflected in income.

g)    Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired.  Recoverability of assets to be held and used is measured by a comparison of the carrying acmount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Management believes there was no impairment at June 30, 2006 and 2005 and December 31, 2005 and 2004.

h)             Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant estimates include the percentage of land drilling contracts completed.  It is reasonably possible those estimates could be revised in the near term and the revisions would be material.

i)                Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

3.              Employee Advances, related party

At December 31, 2005 the company had advanced $15,000 to a family member of the sole shareholder.  The advance was repaid in April 2006.

4.              Property and Equipment

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)

Automobiles and trucks	338,116	$337,117	$335,117
Furniture and fixtures	3,472	3,472	3,397
Office equipment	8,199	8,199	6,486
Rigs and equipment	354,540	348,951	304,671
Shop building	27,817	27,817	27,817
Shop tools	3,643	3,643	3,643

	735,787	729,199	681,131

Less: accumulated depreciation	(550,837)	(522,115)	(445,798)

	$184,950	$207,084	$235,333

During the year ended December 31, 2004 the company sold a drilling rig with a cost basis of $372,370 to Prospector (see Note 10) for proceeds of $1,500,000 and realized a gain on sale of $1,127,630.

5.              Notes Receivable, related party

The company held the following uncollateralized notes receivable from Rock Bottom Oil, a company under common control.  The notes were retired in 2006 (see Note 6).

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited

Note receivable, principal and interest due on maturity of June 2006, bearing interest at 3%.	$—	$117,000	$117,000

Note receivable, principal and interest due on maturity of May 2010, bearing interest at 3.5%	—	30,518	—

	$—	$147,518	$117,000

6.              Operating advances due to related parties

At June 30, 2006, December 31, 2005 and 2004, the company had received advances from a family member of the sole shareholder in the amount of $40,000, $40,000 and $130,831, respectively.  The advances are non-interest bearing, due on demand and repaid as cash flows allow.  In December 2005 the related party directed the company to offset certain amounts due to her against balances due under the related party notes receivable (Note 5).  At June 30, 2006, the Company had operating advances from the sole voting shareholder of $7,692 which are non-interest bearing and due on demand.

7.              Notes Payable

Notes payable consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)

Note payable to Ford credit bearing interest at 0% requiring monthly payments of principal, secured by a specific truck, repaid early in April 2006	$—	$10,402	$22,901

Note payable to GE capital bearing interest at 7.6% requiring monthly payments of principal and interest until maturity of June 2007, secured by specific equipment	6,689	8,053	9,976

Uncollateralized note payable to Horseshoe Energy, no formal terms of repayment, interest at 5%	—	75,000	—

	6,689	93,455	32,877

Less: current portion	(6,689)	(85,236)	(7,182)

	$—	$8,219	$25,695

8.              Stockholders’ Equity

From the inception of the Company to March 2006, the Company had 1,000 shares of authorized and issued common stock.   In March 2006, the sole shareholder amended the articles of incorporation to authorize 5,000 shares of Class A common stock and 15,000 shares of Class B common stock.  The only differentiation in the rights between the classes is that the Class A common stock has voting rights and the Class B common stock does not carry voting rights.

Additionally, in March 2006, the sole shareholder exchanged the 1,000 shares of common stock outstanding for 5,000 shares of Class A common stock and authorized the issuance of 15,000 total shares of Class B common stock to three relatives.

9.              Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)

Income (loss) for the period	$363,775	$(110,860)	$(192,415)	$1,082,414

Statutory rate	37%	37%	37%	37%

Income tax provision (benefit) calculated using the federal statutory income tax rate	$123,684	$(37,692)	$(65,421)	$368,021

State income taxes	10,913	(3,326)	(5,772)	32,472
Permanent differences	—	(298)	(517)	(8,279)

Total income tax provision	$134,597	$(41,316)	$(71,710)	$392,214

Deferred income taxes relate to temporary differences based on tax laws and statutory rates in effect at period end.  The following table summarizes our deferred tax assets and liabilities.

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)
Payables not deducted for tax purposes	$129,774	$257,157	$43,834
Receivables not collected	(80,279)	(75,069)	(62,750)
Total current deferred tax assets (liabilities)	$49,495	$182,088	$(18,916)

Property and equipment	$(29,743)	$(29,741)	$(42,204)
Promotion costs available for deduction	9,435	9,435	9,435
Total long-term deferred tax assets (liabilities)	$(20,308)	$(20,306)	$(32,769)

10.       Related Party Transactions

During the periods, the Company engaged in the following additional transactions with related parties:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
Site preparation costs paid to the brother of the controlling shareholder	$191,117	$86,801	$287,741	$75,384

Trade accounts payable to the brother of the controlling shareholder	$25,000	$—	$54,000	$—

From January 2005 through January 2006, the Company provided labor and drilling related expenses to operate a drilling rig owned by Prospector Ventures LLC (“Prospector”) at essentially a cost basis.  This rig accounted for approximated 26% of the Company’s operations during the year ended December 31, 2005. The sole shareholder of the Company, through an affiliated entity, was a minority owner of Prospector. The Company’s profit on the wells drilled on behalf of Prospector were minimal and in January 2006, the relationship was terminated.

11.       Commitments and Contingencies

Litigation

Occasionally, the Company is involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business.  Management does not believe that the ultimate resolution of any current matters will have a material effect on the Company’s financial position or results of operations.

Leases

The Company leases certain office and drilling equipment under noncancelable operating leases that expire at various dates through 2010. Rental expense was $73,546, $85,693 $164,857 and $59,484 in the six months ended June 30, 2006 and 2005 and the years ended December 31, 2005 and 20004, respectively. At December 31, 2005, future annual minimum lease payments under operating leases are as follows:

2006	$75,504
2007	$75,504
2008	$7,320
2009	$1,121
2010	$93

12.       Subsequent Events

On March 29, 2006, the shareholders of the Company entered into a Stock Purchase Agreement with Wentworth Energy, Inc. (“Wentworth”) to sell 100% of the common stock of the Company.  The transaction was closed on July 26, 2006 and the purchase price paid to the Company’s shareholders consisted of $5,000,000 in cash and 2,500,000 common shares of Wentworth. Additionally, the shareholders of Barnico received a 2% overriding royalty interest in certain wells to be drilled on the P.D.C. Ball mineral lands owned by Wentworth.

Wentworth Energy, Inc.

Unaudited Pro Forma Combined

Financial Statements

The unaudited pro forma combined financial statements were prepared to present the effect of the following transactions:

•                  Wentworth Energy, Inc. (“Wentworth”) entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants.

•                  The acquisition of 100% of Barnico Drilling, Inc. (“Barnico”) on July 26, 2006 for consideration of $5,000,000 cash and the issuance of 2,500,000 shares of common stock at a fair market value of $2.12 per share.

•                  The acquisition of a 90% interest in the P.D.C. Ball Limited Partnership’s right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons owned by the Partnership (the “PDC Ball lands”) for a total of $17,660,000 in cash and 1,500,000 common shares at a fair market value of $2.12 per share.

The unaudited pro forma combined statements of operations of Wentworth for the year ended December 31, 2005 and the nine months ended September 30, 2006, give effect to all the transactions listed above as if they had occurred on January 1, 2005 and January 1, 2006 respectively.

The accompanying unaudited pro forma combined financial statements include:

•                  Wentworth’s historic consolidated results of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006;

•                  Barnico’s historic results of operations for the year ended December 31, 2005 and the six months ended June 30, 2006; and

•                  Royalty income from the 90% interest in the P.D.C. Ball lands for the year ended December 31, 2005 and the nine months ended September 30, 2006.

The unaudited pro forma combined financial statements of Wentworth should be read in conjunction with the historical financial statements of Wentworth and Barnico and the related notes thereto. The unaudited pro forma combined financial statements of Wentworth are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ.  The unaudited pro forma combined financial statements of Wentworth are not necessarily indicative of the financial results that would have occurred had the transactions been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

Certain of the purchase price allocations and estimates are preliminary.  Amounts allocated to equipment and unproved oil and gas properties are subject to change.  Accordingly, amounts presented in the unaudited pro forma combined statements of operations for depreciation and depletion may be increased or decreased based on revised estimates of useful life of equipment, unproved oil and gas properties and royalty interests.  The effect of changes in these preliminary allocations and estimates on the unaudited pro forma combined financial statements is uncertain at this time.

Unaudited Pro Forma Combined

Statement of Operations

Nine months Ended September 30, 2006

	Wentworth Energy, Inc. 09/30/06	Barnico Drilling, Inc. 06/30/06	Pro Forma Adjustments		Combined Pro Forma Amounts
Revenue
Drilling revenue	$1,033,708	$3,134,753	$573,947	(e)	$4,742,408
Oil and gas revenue	106,177	—	37,449	(b)	143,626

	1,139,885	3,134,753	611,396		4,886,034

Administrative and operating expenses
Consulting (including stock based compensation)	8,915,070	—	—		8,915,070
Depreciation and depletion	88,416	28,722	237,980	(b,c,e)	355,118
Drilling expenses	538,176	1,640,772	140,075	(e)	2,319,023
Investor relations	752,494	—	—		752,494
Management fees	740,330	—	—		740,330
Office and miscellaneous	255,592	198,723	120,572	(e)	574,887
Production costs	121,755	—	—		121,755
Professional fees	957,684	32,996	94,335	(e)	1,085,015
Property evaluation costs	54,575	—	—		54,575
Regulatory fees	26,109	—	—		26,109
Rent	32,946	—	—		32,946
Salaries and taxes	415,338	870,653	273,652	(e)	1,559,643
Transfer agent	2,974	—	—		2,974
Travel	84,669	—	—		84,669

	12,986,128	2,771,866	866,614		16,624,608

Operating income (loss)	(11,846,243)	362,887	(255,218)		(11,738,574)

Other Items
Interest income	48,975	1,459	4	(e)	50,438
Interest and financing costs	(4,365,534)	(571)	(9,501,191	)(a)	(13,867,296)
Loss on derivative contracts	(83,963,759)	—	(2,814,757	)(a)	(86,778,516)
Equity in loss of investment	(169,591)	—	—		(169,591)

	(88,449,909)	888	(12,315,944)		(100,764,965)

Income (loss) before taxes	(100,296,152)	363,775	(12,571,162)		(112,503,539)

Income taxes
Current	—	2,002	(2,002	)(c)	—
Deferred	—	132,595	(132,595	)(c)	—

	—	134,597	(134,597)		—

Net income (loss)	$(100,296,152)	$229,178	$(12,436,565)		$(112,503,539)
Earnings per share – Basic and fully diluted	$(5.58)		$.39		$(5.19)
Weighted average shares outstanding – Basic and fully diluted	17,958,750		4,250,000	(d)	21,689,861

See accompanying notes

Unaudited Pro Forma Combined

Statement of Operations

Year Ended December 31, 2005

	Wentworth Energy, Inc. 12/31/05	Barnico Drilling, Inc. 12/31/05	Pro Forma Adjustments		Combined Pro Forma Amounts
Revenue
Drilling revenue	$—	$7,543,471	$—		$7,543,471
Oil and gas revenue	29,673	—	103,087	(b)	132,760

	29,673	7,543,471	103,087		7,676,231

Administrative expenses
Consulting (including stock based compensation)	1,327,292	—	—		1,327,292
Depreciation and depletion	619	76,317	407,593	(b,c)	484,529
Drilling expenses	—	4,497,974	—		4,497,974
Management fees	270,575	—	—		270,575
Office and miscellaneous	42,165	—	—		42,165
Production costs	46,478	555,495	—		601,973
Professional fees	86,663	—	—		86,663
Promotion	102,100	—	—		102,100
Property evaluation costs	10,000	—	—		10,000
Regulatory fees	7,034	—	—		7,034
Rent	8,333	—	—		8,333
Salaries and taxes	—	2,540,199	—		2,540,199
Transfer agent	6,531	—	—		6,531
Travel	55,428	—	—		55,428
Impairment of oil and gas properties	312,200	—	—		312,200

	2,275,418	7,669,985	407,593		10,352,996

Operating income (loss)	(2,245,745)	(126,514)	(304,506)		(2,676,765)

Other Items
Interest and financing costs	(153,829)	(65,901)	(4,837,094	)(a)	(5,056,824)
Loss on derivative contracts	—	—	(34,969,570	)(a)	(34,969,570)
Write down of option payments	(100,000)	—	—		(100,000)

	(253,829)	(65,901)	(39,806,664)		(40,126,394)

Loss before taxes	(2,499,574)	(192,415)	(40,111,170)		(42,803,159)

Income taxes
Current	—	141,757	(141,757	)(c)	—
Deferred	—	(213,467)	213,467	(c)	—

	—	(71,710)	71,710		—

Net loss	$(2,499,574)	$(120,705)	$(40,182,880)		$(42,803,159)

Earnings per share – Basic and fully diluted	$(0.23)		$(2.59)		$(2.82)
Weighted average shares outstanding – Basic and fully diluted	10,921,989		4,250,000	(d)	15,171,989

See accompanying notes

Wentworth Energy, Inc.

Notes to the Unaudited Pro Forma Combined

Financial Statements

The pro forma adjustments are described in (a) through (e) below and the following table.

a.               Closing of July 25, 2006 Financing

On July 25, 2006, the Company entered into a securities purchase agreements (the “Purchase Agreements”) with several investors pursuant to which the investors purchased 9.15% secured senior convertible notes with a principal amount of $31,500,000, and Series A and Series B warrants to purchase, respectively, 45,000,001 and 15,750,000 shares of the Company’s common stock until July 25, 2011 at $1.40 per share.  The Company incurred financing costs of $1,820,000 cash, issued an additional $850,000 of 9.15% secured senior convertible notes (no cash received), issued an additional 1,214,286 Series A warrants and 425,000 Series B warrants, and issued an additional 2,771,429 warrants exercisable at $1.40 for a period of 5 years (to be registered subsequently).  The Series B warrants are exercisable only if the Company requires the holders to convert the senior secured convertible notes.

Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007.  The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement.

Because the senior secured convertible notes have a feature wherein the conversion price resets and the common stock underlying the senior secured convertible notes and the warrants have registration rights, the Company has analyzed the notes and the related warrants pursuant to EITF 00-19.  These provisions result in the bifurcation of the beneficial conversion feature and the warrant value from the debt and accounting for the features as a derivative liability with changes in fair value recorded in the statement of operations.

In connection with the senior secured convertible notes, the Company recorded a $32,350,000 debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force.  The debt discount will be amortized over the life of the related debenture.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $37,720,841 has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.  In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations.  The fair value of the derivative contract liability related to these convertible notes at September 30, 2006 was $120,639,928.

i)                 To record annual coupon interest expense on the senior secured convertible notes;

ii)              To record the accretion of the debt discount over the 3 year term of the senior secured convertible notes;

iii)           To record the amortization of the financing costs over the 3 year term of senior secured convertible notes; and

iv)          To record the loss on the derivative liability contract related to the conversion feature and warrants attached to the senior secured convertible notes.

b.               P.D.C. Ball Limited Partnership Land Acquisition

On March 29, 2006, the Company entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate from Roboco Energy, Inc. to acquire certain assets of the P.D.C. Ball Limited Partnership.  Pursuant to the terms of the agreement, the Company agreed to purchase 90% of the Partnership’s right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons owned by the Partnership for the total of $17,660,000 in cash and 1,500,000 common shares.  On July 26, 2006, the Company closed this acquisition.  The Company incurred acquisition costs to a consultant of 250,000 common shares (valued at $450,000), and issued 400,000 warrants exercisable at $5.00 and 350,000 warrants exercisable at $8.00, both exercisable for a period of 5 years.

i)                 To record approximate royalty income and depletion expense from the acquired royalty interests for the periods.

c.               Barnico Drilling, Inc. Acquisition

On March 27, 2006, the Company entered into a Stock Purchase Agreement with the stockholders of Barnico Drilling, Inc. (“Barnico”) to acquire 100% of the common stock of Barnico.  Barnico is a contract oil and gas drilling company located in Palestine, Texas.  The acquisition was closed on July 26, 2006 and the purchase price paid to the stockholders of Barnico consisted of $5,000,000 in cash and 2,500,000 common shares of the Company.  The purchase price in excess of the fair value of assets acquired related to the Barnico acquisitions was allocated to oil and gas properties as the purchase of Barnico was consummated to drill the P.D.C. Ball mineral interests was contingent upon, and closed concurrently with, Barnico. Additionally, there was common beneficial ownership between the sellers.

i)                 To record depreciation on the $5,760,000 fair market value increase to rig equipment purchased, rig equipment is amortized straight-line over 15 years; and

ii)              To recover taxes no longer payable due to loss carry forwards available on a consolidated basis.

d.               Earnings per share

The weighted average number of shares outstanding on a basic and fully diluted basis has been adjusted to reflect the issuance of 250,000 (acquisition cost P.D.C. Ball Lands), 1,500,000 (purchase of P.D.C. Ball lands) and 2,500,000 (purchase of Barnico), or a total of 4,250,000 common shares as though those shares were outstanding from January 1, 2005 and January 1, 2006 respectively.

e.               Barnico Drilling, Inc.’s July 2006 Transactions

Barnico transactions for July consisted of revenue of $573,947, depreciation of $1,500, drilling cost of $140,075, office and miscellaneous of $120,572, professional fees of $94,335, salaries and taxes of $273,652 and $4 of interest income.

i)                 to record Barnico transactions from July 1, 2006 through July 25, 2006.

The above unaudited pro forma adjustments to the statement of operations are summarized as follows:

	9 months ended September 30, 2006	Year ended December 31, 2005

Oil and gas royalty revenue
9 months x $8,591=77,315 less revenue recorded $39,866 from August through September, 2006	$37,449
12 months x $8,591		$103,087

Depletion and depreciation
9 months x $1,966= 17,694 on PDC Ball lands less depletion recorded $5,214	12,480
12 months x $1,966, on PDC Ball lands		23,593
Rig equipment of $5,760,000/ 15 years x 7 months	224,000
Rig equipment of $5,760,000/ 15 years x 12 months		384,000

	$236,480	$407,593

Interest and financing costs
Coupon interest at 9.15% less expense recorded	1,687,472	2,960,025
Amortization of financing costs, fair value at:
January 1, 2006 completion date $9,810,592	1,748,094
January 1, 2005 completion date $3,110,557		1,036,852
Accretion of discount on notes, fair value at:
January 1, 2006 completion date $31,266,000	6,065,625
January 1, 2005 completion date $1,748,000		840,217

	$9,501,191	$4,837,094

Loss on derivative contracts
Difference in fair value of liability between:
January 1, 2006 and September 30, 2006	$2,814,757
January 1, 2005 and December 31, 2005		$34,969,570

Barnico’s July 1 through July 25, 2006 transactions
Drilling revenue	$573,947	$—
Depreciation	$1,500	$—
Drilling costs	$140,075	$—
Office and miscellaneous	$120,572	$—
Legal and professional	$94,335	$—
Salaries and taxes	$273,652	$—
Interest income	$4	$—

Until       , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Oklahoma General Corporation Act (the “Act”) our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•              for any breach of the director’s duty of loyalty to the Company or its shareholders,

•              for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•              under Section 1053 of the Act, or

•              for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending and such proceeding in advance of its final disposition, provided that the indemnified person undertake to repay all amounts so advanced if he or she is ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC Registration fee	19,806
Accounting fees and expenses*
Legal fees and expenses*
Other fees and expenses*
TOTAL*

* to be provided by amendment

Item 26.  Recent Sales of Unregistered Securities.

The following table describes all securities we issued within the past three years without registering the securities under the Securities Act.  No underwriters were involved in any such issuance.

Date	Description	Number		Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jan 1, 2003	Common stock	140,000	(A)	Mark A. Robertson	$140	Cash	Sec. 4(2)
Feb 22, 2005	Common stock	2,000,000	(A)	Firemark Capital, LLC	$2,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	625,000	(A)	Paradigm Process Inc.	$6,250	Cash	Reg. S
Mar 15, 2005	Common stock	625,000	(A)	USGL Holdings Inc.	$6,250	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	100,000	(A)	Peter Henricsson	$1,000	Services(B)	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	Fay Russell	$5,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	750,000	(A)	Biarritz Productions Inc.	$7,500	Cash	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	LNG Consulting	$5,000	Cash	Sec. 4(2)
Mar 24, 2005	Common stock	2,315,000		Various	Nil	2:1 stock split	n/a
Apr 20, 2005	Common stock	50,000		Daniel Leonard	$12,500	Services(C)	Sec. 4(2)
May 12, 2005	Common stock	96,000		556369 BC Ltd.	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		Alan Sedgwick	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Atlantic Contractors Ltd.	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Russell Shiels	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Calderan Ventures Ltd.	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		USGL Holdings Inc.	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	96,000		Christopher J. Wensley	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Daryl Pollock	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Debbie Gyles	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Finn R. Ronne	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Jeff A. Goodwin	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	192,000		James D. Romano	$192	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		John Pyle	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	116,000		Malcolm Bell	$116	Stock(D)	Reg. S
May 12, 2005	Common stock	8,000		Mark E. Atha	$8	Stock(D)	Sec. 4(2)
May 12, 2005	Common stock	120,000		PB Energy Partners Ltd	$120	Stock(D)	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
May 12, 2005	Common stock	8,000	Roger J. Latta	$8	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000	Wallace Family Trust	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	60,000	665305 BC Ltd.	$60	Stock(D)	Reg. S
Jun 6, 2005	Common stock	50,000	Sea Ridge Enterprises	$12,500	Debt settled(E)	Reg. S
Jun 6, 2005	Common stock	40,000	Antonio Fiorino	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Paula Romano	$10,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	30,000	Christopher Wensley	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Lori Young	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Star of Texas Energy	$5,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	80,000	Gino Punzo	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	John Mangion	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Julia Zuzek	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Carmine Amorelli	$500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Gennaro Loverro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Gary Francis Blackburn	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	1,000	Sabato Risi	$250	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Sabato Delli Santi	$500	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Amorelli Investment Ltd	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Rosetta Petra	$500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Bradley Bucoviz	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Rodney Roemer	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Charlene Steward	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Liseta Tuna	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	15,000	Domingos Nunes	$3,750	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	John A. Thiessen	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Steven Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Aron Zipursky	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Raymond Paisi	$3,000	Cash	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jun 6, 2005	Common stock	6,000	Walter Kuettel	$1,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Antonio Punzo	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Adriana Vescovi	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Giovanni Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vince Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Linda Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Lidia Ranallo	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vincent Scali	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Giuseppe Barillaro	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Robert Prasloski	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernesto Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Antonio Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Cindi Holt	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Sea Ridge Enterprises	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Richard T. Samuelson	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Darrel Fry	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Mervyn Fry	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Paulo Rubino	$15,000	Bonus(F)	Reg. S
Jun 6, 2005	Common stock	17,857	Alan Sedgwick	$12,500	Services(G)	Reg. S
Aug 4, 2005	Common stock	6,000	Dr John A. Thiessen Inc	$1,500	Bonus(H)	Reg. S
Aug 4, 2005	Common stock	40,000	Caren Holtby	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Nautilus Capital Corp.	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Derek Lanser	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Patrick Forseille	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Sandra Burnett	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Admiralty Fund Ltd.	$40	Stock(D)	Reg. S
Aug 4, 2005	Warrants	120,000	Kelburn Corporation	nil	n/a	Reg. S
Aug 4, 2005	Common stock	120,000	Kelburn Corporation	$90,000	Cash	Reg. S
Aug 4, 2005	Common stock	400,000	Warrior Capital, LLC	$100,000	Services(I)	Sec. 4(2)

Date	Description	Number	Purchaser	Proceeds		Consideration	Exemption(U)(V)
Aug 4, 2005	Common stock	20,833	Crosscheck Capital, LLC	$5,208		Services(J)	Sec. 4(2)
Aug 4, 2005	Common stock	15,000	Barry Forward	$3,750		Services(K)	Reg. S
Aug 4, 2005	Common stock	9,000	Daniel Leonard	$6,750		Services(L)	Sec. 4(2)
Sep 1, 2005	Common stock	(500,000)	Fay Russell	$(5,000)		Cancellation	n/a
Sep 13, 2005	Common stock	100,000	Kelburn Corporation	$25,000		Origination fee(M)	Reg. S
Sep 13, 2005	Common stock	41,667	Crosscheck Capital, LLC	$10,417		Services(N)	Sec. 4(2)
Sep 13, 2005	Common stock	15,000	Barry Forward	$3,750		Services(O)	Reg. S
Sep 13, 2005	Common stock	6,000	Daniel Leonard	$7,140		Services(P)	Sec. 4(2)
Sep 28, 2005	Common stock	8,000	James B. Speers Jr.	$6,480		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	1,000	James B. Speers III	$810		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	John M. Speers	$405		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	Amy M. Green	$405		Asset	Sec. 4(2)
Oct 31, 2005	Common stock	80,000	Gino Punzo	$20,000		Consultant’s fee(Q)	Reg. S
Nov 3, 2005	Common stock	100,000	Steve Powers	$83,000		Consultant’s fee(R)	Sec. 4(2)
Dec 30, 2005	Common stock	207,000	Bentley Corporation	$103,500		Cash	Reg. S
Dec 30, 2005	Warrants	207,000	Bentley Corporation	nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Bradley Johnson	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Bradley Johnson	nil		n/a	Reg. S
Dec 30, 2005	Common stock	583,524	Coach Capital LLC	$291,762		Cash	Sec. 4(2)
Dec 30, 2005	Warrants	583,524	Coach Capital LLC	nil		n/a	Sec. 4(2)
Dec 30, 2005	Common stock	400,000	Kelburn Corporation	$200,000		Cash	Reg. S
Dec 30, 2005	Warrants	400,000	Kelburn Corporation	nil		n/a	Reg. S
Dec 30, 2005	Common stock	11,000	Will Kells	$5,500		Cash	Reg. S
Dec 30, 2005	Warrants	11,000	Will Kells	nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Dick Leung	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Dick Leung	nil		n/a	Reg. S
Dec 30, 2005	Common stock	46,230	James O’Callaghan	$23,115		Cash	Reg. S
Dec 30, 2005	Warrants	46,230	James O’Callaghan	nil		n/a	Reg. S
Dec 30, 2005	Common stock	20,000	Steve Sanders	$10,000		Cash	Reg. S
Dec 30, 2005	Warrants	20,000	Steve Sanders	nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Ravdeep Sidhu	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Ravdeep Sidhu	nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Kevin Spence	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Kevin Spence	nil		n/a	Reg. S
Dec 30, 2005	Common stock	41,000	Karen Thiessen	$20,500		Cash	Reg. S
Dec 30, 2005	Warrants	41,000	Karen Thiessen	nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Michael Yannacopoulos	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Michael Yannacopoulos	nil		n/a	Reg. S
Jan 9, 2006	Common stock	62,500	Crosscheck Capital, LLC	$15,625		Investor relations services provided by the Purchaser valued at $15,625	Sec. 4(2)
Jan 9, 2006	Common stock	15,000	Barry Forward	$3,750		Investor relations services provided by the Purchaser valued at $3,750	Reg. S
Jan 10, 2006	Common stock	100,000	Cornell Capital Partners, LP	$64,000		Convertible Debentures commitment fee (W)	Sec. 4(2)
Jan 10, 2006	Common stock	7,758,000	Wentworth Energy, Inc.	$7,758		Pledged as collateral for Convertible Debentures (W)	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Convertible Debentures (W)	$1,500,000 in principal amount	Cornell Capital Partners, LP	$1,500,000	(AA)	Cash	Sec. 4(2)
Mar 7, 2006	Common stock	5,000	Grant Bettingen, Inc.	$5,850		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Greg Myers	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Larry Katz	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	16,000	Glen Wallace	$19,040		Accounting and consulting services provided by the Purchaser	Reg. S
Mar 7, 2006	Common stock	49,231	Paul Bornstein	$32,000		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Warrants	25,000	Paul Bornstein	Nil		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
May 1, 2006	Common stock	122,333	Paulo Rubino	$183,500		Conversion of convertible debt	Reg. S
Jun 15, 2006	Common stock	684,615	Cornell Capital Partners, LP	$445,000		Conversion of convertible debt	Sec. 4(2)
Jun 22, 2006	Common stock	125,000	Prophetic Limited	$500,000		Private placement of units for cash	Reg. S
Jun 22, 2006	Warrants	125,000	Prophetic Limited	Nil		Warrants attached to units	Reg. S

Date	Description	Number	Purchaser	Proceeds		Consideration	Exemption(U)(V)
Jun 28, 2006	Common stock	25,000	Rosanna Huber	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Severino Amorelli	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Daniel Leonard	$6,250		Exercise of stock options for cash	Sec 4(2)
Jun 28, 2006	Common stock	125,000	Crosscheck Capital, LLC	$236,250		Investor relations services provided by the Purchaser(S)	Sec. 4(2)
Jun 28, 2006	Common stock	30,000	Barry Forward	$56,700		Public relations services provided by the Purchaser(T)	Reg. S
Jun 28, 2006	Common stock	200,000	Petromax Technologies, LLC	$378,000		Equity investment	Sec. 4(2)
Jun 28, 2006	Stock options(BB)	300,000	Petromax Technologies, LLC	Nil		Equity investment	Sec. 4(2)
Jun 28, 2006	Common stock	120,000	Kelburn Corporation	$90,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	400,000	Kelburn Corporation	$400,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	207,000	Bentley Corporation	$207,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	583,524	Coach Capital LLC	$583,524		Exercise of warrants for cash	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Michael Studdard	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	George D. Barnes	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Tom J. Temples	Nil		Management services	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$20,000,000 in principal amount	Castlerigg Master Investments Ltd.	$20,000,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	28,571,429	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	10,000,000	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$7,500,000 in principal amount	Cornell Capital Partners, LP	$7,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	10,714,286	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants(Y)	3,750,000	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes(Y)	$2,500,000 in principal amount	Highbridge International LLC	$2,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	3,571,429	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	1,250,000	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$1,500,000 in principal amount	CAMOFI Master LDC	$1,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	2,142,857	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	745,000	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$450,000 in principal amount	GunnAllen Financial, Inc.	$450,000	(Z)	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	642,857	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	225,000	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$400,000 in principal amount	Sam Del Presto	$400,000	(Z)	Consulting services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	571,429	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	200,000	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	100,000	Sam Del Presto	Nil		Consulting services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	371,429	GunnAllen Financial, Inc.	Nil		Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF John O’Brien	Nil		Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil		Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	650,000	Ehrenkrantz King Nussbaum Inc. ITF MFN LLC	Nil		Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	210,000	Cole Business Development, LLC	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	Cole Business Development, LLC	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	180,000	KM Ward Inc.	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	KM Ward Inc.	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil		Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
July 26, 2006	Common stock	625,000	George D. Barnes	$1,326,000		Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	JoAnn Barnes	$1,326,000		Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	H. E. Barnes	$1,326,000		Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	LaDeena Barnes Smith	$1,326,000		Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	1,500,000	Roboco Energy, Inc.	$3,182,000		Anderson, Freestone and Jones Counties mineral rights	Sec. 4(2)
Sep 6, 2006	Common stock	200,000	John Punzo	$100,000		Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	357,143	Prophetic Limited	$500,000		Private placement of units for cash	Reg. S
Sep 6, 2006	Warrants	746,429	Prophetic Limited	Nil		Warrants attached to units	Reg. S
Sep 6, 2006	Common stock	175,000	Cole Business Development, LLC	$320,250		Professional services in connection with the Barnico acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	75,000	KM Ward Inc.	$137,250		Professional services in connection with the Barnico acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	25,000	Glen Wallace	$6,250		Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	75,000	Glen Wallace	$37,500		Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF John O’Brien	Nil		Cashless exercise of 325,000 warrants	Sec. 4(2)
Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil		Cashless exercise of 325,000 warrants	Sec. 4(2)	\
Oct 3, 06	Common stock	20,000	Chris Dieterich	$5,000		Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	20,000	Daniel Giesy	$5,000		Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	54,000	Francis Ling	$27,000		Stock option exercise for cash	Reg. S
Oct 3, 06	Common stock	2,500	Daniel Leonard	$1,250		Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	75,000	Daniel Leonard	$18,750		Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	25,000	Gino Punzo	$6,250		Stock option exercise for cash	Reg. S

(A)          Adjusted for the 2:1 forward stock split March 24, 2005.

(B)           On March 15, 2005, we issued 100,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $1,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(C)           On April 20, 2005, we issued 50,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(D)        Stock in Wentworth Oil & Gas, Inc.

(E)           The settled debt was a trade invoice dated February 15, 2005 in the amount of $12,500 for which the creditor agreed to accept shares of common stock valued at $0.25 per share.

(F)           On June 6, 2005, we issued 30,000 shares of our common stock as a bonus on a $183,500 unsecured convertible loan advanced to the Company, in lieu of $15,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(G)           On June 6, 2005, we issued 17,857 shares of our common stock in exchange for services in connection with a $183,500 unsecured convertible loan advanced to the Company, in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(H)          On August 4, 2005, we issued 6,000 shares of our common stock as a bonus on a $20,000 unsecured convertible loan advanced to the Company, in lieu of $1,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(I)            On August 4, 2005, we issued 400,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $100,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(J)            On August 4, 2005, we issued 20,833 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $5,208 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(K)          On August 4, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(L)           On August 4, 2005, we issued 9,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $6,750 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(M)         On September 13, 2005, we issued 100,000 shares of our common stock as an origination fee on a $1,000,000 unsecured convertible line of credit advanced to the Company, in lieu of $25,000 in cash compensation.   The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(N)          On September 13, 2005, we issued 41,667 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $10,417 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(O)          On September 13, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(P)           On September 13, 2005, we issued 6,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $7,140 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(Q)          On October 31, 2005, we issued 80,000 shares of our common stock as a consultant’s fee in connection with a 896,000-share private placement completed in June 2005, in lieu of $20,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(R)           November 3, 2005, we issued 100,000 shares of our common stock as a consultant’s fee in connection with certain oil and gas lease acquisitions, in lieu of $83,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(S)           On June 28, 2006, we issued 125,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $236,250 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(T)           On June 28, 2006, we issued 30,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $56,700 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(U)        With respect to sales designated by “Sec. 4(2),” these shares were issued pursuant to the exemption from registration contained in to Section 4(2) of the Securities Act of 1933 as privately negotiated, isolated, non-recurring transactions not involving any public offer or solicitation.  Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(V)        With respect to sales designated by “Reg. S,” these shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the each purchaser that the purchaser was not a "U.S. person," as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person. Each purchaser further represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(W)         On January 12, 2006, we entered into a series of agreements, set forth in a filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively, as discussed in this Registration Statement.  Please see such discussion for additional terms.  The notes and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(X)          Stock options exercisable at $1.50 per share until June 15, 2009.

(Y)           On July 24, 2006, the Company issued senior secured convertible notes in the aggregate principal amount of $32,350,000 and warrants to purchase 46,214,287 shares of the Company’s common stock, as discussed in this Registration Statement.  Please see such discussion for additional terms.  The notes and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to investors who had access to detailed information about the Company and were acquiring the shares for their own account.

(Z)           We issued warrants to purchase a total of 3,521,429 shares of common stock as compensation for professional services provided in connection with the July 25, 2006 placement of senior secured convertible notes, as indicated in this table.

(AA)       We paid Yorkville Advisors LLC, the general partner of Cornell Capital Partners, LP, $150,000 in connection with services provided by Yorkville in connection with this offering.  Yorkville is not registered with the NASD and did not perform services of a broker-dealer.

Item 27.  Exhibits.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Wentworth Energy Inc., an Oklahoma corporation.

Exhibit Number	Description
Exhibit 3.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.1.1	First Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.(i)2 to the Current Report on Form 8-K dated March 2, 2005 (File No. 000-32593))

Exhibit 3.1.2	Second Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated June 21, 2006 (File No. 000-32593))

Exhibit 3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.2.1	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 4.1

Specimen common stock Certificate (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593)

Exhibit 4.2

10% Secured Convertible Debenture, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.3

Warrant to purchase common stock at an exercise price of $0.60 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.4

Warrant to purchase common stock at an exercise price of $0.80 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.5

Warrant to purchase common stock at an exercise price of $1.00 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.10 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.6	Form of Senior Secured Convertible Note dated July 25, 2006 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 4.7	Form of Warrant dated July 25, 2006 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

* Exhibit 5.1	Form of opinion of Dieterich & Associates

Exhibit 10.1

Option Agreement between the Company and the limited liability members and interest holders of KLE Mineral Holdings, LLC, a Kentucky limited liability company, Sam P. Burchett and Stephen G. Lunn, dated March 28, 2005 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

Exhibit 10.2

Acquisition Agreement between the company and the limited liability company members and the interest holders of KLE Mineral (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

* Previously filed.

Exhibit 10.3	Management Agreement by and between the Company and Paradigm Process, Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.4

Management Agreement by and between the Company and Panterra Capital Inc., dated October 1, 2005 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q dated November 16, 2005 (File No. 000-32593))

Exhibit 10.5	Management Agreement by and between the Company and C4 Capital Advisory Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.6	Consulting Agreement by and between the Company and James F. Whiteside dated October 14, 2005 (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB dated April 17, 2006)

* Exhibit 10.7	Consulting Agreement by and between Daniel M. Leonard dated October 1, 2005

Exhibit 10.8

Agreement by and between Company and Coach Capital, LLC for line of credit, dated September 13, 2005 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K dated September 16, 2005 (File No. 000-32593))

Exhibit 10.9

Securities Purchase Agreement by and between the Company and Cornell Capital, LP, dated January 12, 2006 (incorporated by reference to the Exhibit 4.1 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.10

Security Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006, in connection with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.11

Subsidiary Security Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006, in connection with the Securities Purchase Agreement (incorporated by reference to the Exhibit 4.3 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.12

Investor Registration Rights Agreement by and between the Company and Cornell Capital Partners, LP, in connection with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.13	Form of Stock Option Agreements (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.14	Stock Option Agreement with Mr. John Punzo dated March 27, 2006 (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.15	Stock Option with Mr. John Punzo dated May 29, 2006 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.16	Stock Option Agreement with Mr Gordon McDougall dated May 29, 2006 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.17	Stock Option Agreement with Mr. Severino Amorelli dated May 29, 2006 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

* Previously filed.

Exhibit 10.18	Stock Option Agreement with Mr. Roger D. Williams dated February 15, 2006 (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-QSB/A dated December 20, 2006)

Exhibit 10.19	Stock Option Agreement with Mr. Neil Lande dated June 15, 2006 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.20	Securities Purchase Agreement dated July 25, 2006 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.21

Registration Rights Agreement by and among the Company, Castlerigg Master Investments Ltd., Cornell Capital Partners, LP, Highbridge Capital Management, LLC, CAMOFI Master LDC, GunAllen Financial, Inc. and Sam DelPresto dated July 25, 2006 (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.22	Security Agreement by and between the Company and dated July 25, 2006 (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.23

Intercreditor and Subordination Agreement by and among the Company, Wentworth Oil & Gas, Inc., Cornell Capital Partners, LP and Castlerigg Master Investments Ltd. dated July 25, 2006 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 10.24

Pledge Agreement by the Company and Wentworth Oil & Gas, Inc. dated July 25, 2006 (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.25	Guaranty Agreement by Wentworth Oil & Gas, Inc. dated July 25, 2006 (incorporated by reference to Exhibit 4.18 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.26

Letter Agreement by and between the Company and Cornell Capital Partners, LP dated July 20, 2006 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.27

Letter Agreement by and between the Company and Cornell Capital Partners, LP dated July 25, 2006 (incorporated by reference to Exhibit 10.27 to the Report on Form 10-QSB/A dated December 20, 2006 (File No. 000-32593))

Exhibit 10.28

Placement Agent Agreement by and between the Company and Ehrenkrantz King Nussbaum, Inc. dated April 5, 2006, as amended June 30, 2006 (incorporated by reference to Exhibits 10.8, 10.9 and 10.10 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.29

Investment Banking Agreement by and between Wentworth Energy, Inc. and GunnAllen Financial, Inc. dated April 7, 2006, as amended July 17, 2006 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.30

Professional Services Agreement by and between Wentworth Energy, Inc. and Cole Business Development, LLC dated June 7, 2006 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.31

Engagement Agreement by and between Wentworth Energy, Inc. and Sam Del Presto dated April 12, 2006, as amended April 12, 2006, as further amended July 7, 2006, as further amended July 21, 2006 and as further amended July 23, 2006 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

* Exhibit 10.32	Pledge Agreement by Barnico Drilling, Inc. dated August 8, 2006

* Previously filed.

* Exhibit 10.33	Guaranty Agreement by Barnico Drilling, Inc. dated August 8, 2006

* Exhibit 10.34	Joinder Agreement by and between Barnico Drilling, Inc. and Castlerigg Master Investments, Ltd. dated August 8, 2006

Exhibit 10.37	Consulting Agreement between Wentworth Energy, Inc. and Michael S. Studdard dated July 25, 2006 (incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.38	Consulting Agreement between Wentworth Energy, Inc. and George Barnes, dated July 25, 2006 (incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.39	Consulting Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 25, 2006 (incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.40

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated May 29, 2006 (incorporated by reference to Exhibit 10.31 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.41

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated May 29, 2006 (incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.42

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated May 29, 2006 (incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.43

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated July 4, 2006 (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.44

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated July 4, 2006 (incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.45

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 4, 2006 (incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.46	Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.47

Stock Purchase Agreement between Wentworth Energy, Inc. and George Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Barnes Smith (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.48

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Jones County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.49

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Anderson County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.50

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.51

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Jones County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.52

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Anderson County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.53

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.54

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.55

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22.1 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.56

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.57

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23.1 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.58

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Freestone Count, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.59

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LeDeena Smith and Wentworth Energy, Inc., as to Freestone County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24.1 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 14.1	Code of Ethics and Business Conduct for Officers, Directors and Employees (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 16.1	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated April 15, 2005 (File No. 000-32593))

Exhibit 16.2	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated May 3, 2006 (File No. 000-32593))

* Exhibit 21	Subsidiaries of the Company

* Exhibit 23.1	Form Consent of Dieterich & Associates (included with Exhibit 5.1)

** Exhibit 23.2	Consent of Hein & Associates LLP

** Exhibit 23.3	Consent of MacKay LLP

*Exhibit 24.1	Power of Attorney

Exhibit 99.1	Press Release dated July 25, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated July 27, 2006 (file No. 000-32593))

Item 28.  Undertakings.

The undersigned registrant hereby undertakes to:

(1)                                  File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)                                     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)                               Include any additional or changed material information on the plan of distribution.

* Previously filed

** Filed herewith.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)            For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)          Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this Amendment No. 1 to be signed on its behalf by the undersigned, in Forth Worth, Texas on December 21, 2006.

WENTWORTH ENERGY, INC.

By:	/s/ John Punzo
John Punzo
Chief Executive Officer, Chairman and Director

By:	/s/ Francis K. Ling
Francis K. Ling
Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ John Punzo
John Punzo	Chief Executive Officer, Chairman	December 21, 2006
and Director
(Principal Executive Officer)

/s/ Francis K. Ling
Francis K. Ling	Chief Financial Officer and Director	December 21, 2006
(Principal Financial and
Accounting Officer)

/s/ Michael S. Studdard
Michael S. Studdard	President and Director	December 21, 2006

*
George D. Barnes	Vice President of Operations	December 21, 2006
and Director

[Signatures continued on next page]

[Signatures continued from previous page]

/s/ Gordon C. McDougall
Gordon C. McDougall	Director	December 21, 2006

*
Neil Lande	Director	December 21, 2006

/s/ Roger D. Williams
Roger D. Williams	Director	December 21, 2006

* By:	/s/ John Punzo	December 21, 2006
John Punzo
Attorney-in-fact